UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934 (Amendment No.                )

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Edwards Lifesciences Corporation

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Edwards Lifesciences Corporation 2020 Notice of Annual Meeting and Proxy Statement

Edwards Lifesciences Corporation One Edwards Way Irvine, California 92614 Phone: 949.250.2500 www.edwards.com

March 25, 2020

Dear Fellow Stockholders:

On behalf of the Edwards Board of Directors, it is my pleasure to invite you to attend our 2020 Annual Meeting of Stockholders. The meeting will be held at our corporate headquarters located at One Edwards Way, Irvine, California, on Thursday, May 7, 2020, at 10:00 a.m. PT. Registration will begin at 9:00 a.m.

Details of the business to be conducted at the Annual Meeting are included in the attached Notice of 2020 Annual Meeting of Stockholders and Proxy Statement. Stockholders also may access the Notice of 2020 Annual Meeting of Stockholders and the Proxy Statement via the Internet at www.edwards.com.

At the Annual Meeting, I look forward to reviewing our exceptional 2019 performance, as our focused innovation strategy and long-term investments continue to deliver strong results.

2019 was another successful year for Edwards Lifesciences — sales and profitability grew by double digits, and this year’s medical breakthroughs and continued enhancements to the patient experience build our confidence for what’s ahead. These achievements have continued to translate into strong returns for our stockholders as well: in 2019 we achieved total stockholder returns of 52%, bringing 3-year and 5-year returns to 149% and 266%, respectively, well outpacing the broader market.

Sustainability is essential to our long-term success, and it is integrated within our business’ core strategy. This integration has enabled us to deliver on our sustainability commitments, while driving further growth and innovation in our efforts in combating structural heart disease.

We remain laser-focused on structural heart disease and critical care, and we believe this approach is a key differentiator for Edwards. We believe there is an incredible amount of growth possible within this space, and our focused strategy provides for a tremendous opportunity for Edwards Lifesciences to continue to create value and improve the quality of life for patients around the world.

Thank you for your continued interest in Edwards. We look forward to seeing you at the Annual Meeting.

Sincerely,

Michael A. Mussallem

Chairman of the Board and

Chief Executive Officer

Dear Fellow Stockholders:

On behalf of the Board of Directors, thank you for your continued investment in Edwards.

It has truly been an honor to serve as Lead Independent Director of Edwards’ Board. I will be retiring at the 2020 Annual Meeting, and the Board has appointed Martha Marsh to serve as its next Lead Independent Director. Martha is a strong leader, with over 30 years of experience in an increasingly complex and evolving healthcare system, and we are confident that she is well-positioned to provide the independent leadership that best serves the long-term interests of Edwards and its stockholders.

The Board maintains a thoughtful and deliberate refreshment process to ensure that we have the independence, diversity and deep industry expertise necessary to continue to effectively oversee Edwards’ differentiated strategy. As a result of our robust evaluation and refreshment process, since 2014, we have appointed five new directors to the Board. In addition, Ramona Sequeira, a new director nominee, will be standing for election at this year’s Annual Meeting for the first time.

Our directors greatly value the perspectives of our stockholders, and our engagement team has reached out to a significant portion of our investor base each year to solicit feedback on key topics of interest. I have been a regular participant in these conversations, and the feedback that we’ve received has driven a number of meaningful changes to our governance practices over the years, including the recent expansion of the formal Lead Independent Director role in early 2019.

This past year, the company has continued to deliver strong results — a testament to the strength of Edwards’ patient-focused culture and corporate strategy. By focusing on structural heart disease and critical care technologies and making significant long-term investments, Edwards has enjoyed years of double-digit sales growth. Looking towards the future, the company continues to be focused on transforming patients’ lives through breakthrough medical technologies, and we believe this determination will create value for all of the company’s stakeholders.

It has been my pleasure to serve on Edwards’ Board. Thank you for your trust and continued support.

Sincerely,

Wesley W. von Schack

Lead Independent Director

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Place:
May 7, 2020	Edwards Lifesciences Corporation
10:00 a.m. PT	One Edwards Way, Irvine, CA 92614

Matters to be voted on at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”):

Proposal 1.	Election of eight director nominees named in the attached Proxy Statement to serve until our next annual meeting of stockholders and until their respective successors are duly elected and qualified

Proposal 2.	Approval, on an advisory basis, of the named executive officer compensation disclosed in the attached Proxy Statement

Proposal 3.	Approval of the 2020 Nonemployee Directors Stock Incentive Program

Proposal 4.	Approval of amendment of the Certificate of Incorporation to increase the number of authorized shares of common stock for the purpose of effecting a three-for-one stock split

Proposal 5.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020

Proposal 6.	A stockholder proposal, if properly presented at the Annual Meeting

We will also vote on any other business that may properly come before the Annual Meeting or any postponement or adjournment of the meeting.

The Proxy Statement accompanying this notice describes each of the items of business in more detail.

Record Date: If you were a holder of record of the common stock of Edwards Lifesciences Corporation at the close of business on March 13, 2020, you are entitled to notice of, and to vote at, the Annual Meeting.

Your vote is very important. Please submit your proxy or voting instructions as soon as possible to ensure that your shares will be represented at the Annual Meeting whether or not you expect to attend the Annual Meeting.

How to Vote Your Shares

Via the Internet Visit the website listed on your proxy card, notice, or voting instruction form	By Phone Call the phone number listed on your proxy card or voting instruction form

By Mail Complete, sign, date, and return your proxy card or voting instruction form in the envelope provided	In Person Attend our Annual Meeting and vote by ballot

Important Notice - Contingent Virtual Meeting

We are closely monitoring the developments regarding the coronavirus (COVID-19). Although we currently intend to hold our Annual Meeting in person, we are sensitive to the public health and travel concerns stockholders may have and the protocols that federal, state, and local governments may impose. In the event we determine that we need to conduct our Annual Meeting by means of remote communication, we will announce the change and provide instructions on how stockholders can participate in the Annual Meeting via the filing of additional soliciting materials with the Securities and Exchange Commission and via our website. Please check our website at www.edwards.com under “Investor Relations” one week prior to the Annual Meeting.

By Order of the Board of Directors,

Linda J. Park

Vice President, Associate General Counsel, and Corporate Secretary

March 25, 2020

Important notice regarding the availability of proxy materials for our

2020 Annual Meeting of Stockholders to be held on May 7, 2020:

Our Proxy Statement and 2019 Annual Report to stockholders are available on the Internet at

www.proxyvote.com.

Edwards Lifesciences Corporation  ◾   One Edwards Way, Irvine, CA 92614  ◾   www.edwards.com

Page

Compensation and Governance Committee Report	44

Executive Compensation	45

2019 Summary Compensation Table	45

Grants of Plan-Based Awards in Fiscal Year 2019	48

Non-Equity Incentive Plan Awards	48

Equity Incentive Plan Awards	49

Outstanding Equity Awards at 2019 Fiscal Year-End	52

Option Exercises and Stock Vested in Fiscal Year 2019	54

Pension Benefits	54

2019 Nonqualified Deferred Compensation Plans	55

Potential Payments Upon Termination or Change in Control	55

CEO Pay Ratio	59

PROPOSAL 2 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	60

EQUITY COMPENSATION PLAN INFORMATION	62

PROPOSAL 3 – APPROVAL OF THE 2020 NONEMPLOYEE DIRECTORS STOCK INCENTIVE PROGRAM	63

PROPOSAL 4 – APPROVAL OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FOR THE PURPOSE OF EFFECTING A THREE-FOR-ONE STOCK SPLIT	68

AUDIT MATTERS	71

PROPOSAL 5 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	71

Audit Committee Report	72

OTHER MATTERS AND BUSINESS	74

PROPOSAL 6 – STOCKHOLDER PROPOSAL REGARDING ACTION BY WRITTEN CONSENT	74

Additional Information	79

Delinquent Section 16(a) Reports	79

Related Persons Transactions	79

Indemnification of Directors and Officers	79

Deadline for Receipt of Stockholder Proposals and Director Nominations for the 2021 Annual Meeting	79

Annual Report on Form 10-K	80

Delivery of Proxy Materials	80

APPENDIX A – Non-GAAP Financial Information	A-1

APPENDIX B – 2020 Nonemployee Directors Stock Incentive Program	B-1

APPENDIX C – Amendment of the Certificate of Incorporation	C-1

This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend the forward-looking statements contained in this Proxy to be covered by the safe harbor provisions of such Acts. All statements other than statements of historical fact in this Proxy or referred to or incorporated by reference into this Proxy are “forward-looking statements” for purposes of these sections. These statements include, among other things, any predictions of earnings, revenues, expenses, or other financial items, plans, or expectations with respect to development activities, clinical trials, or regulatory approvals, any statements of plans, strategies, and objectives of management for future operations, any statements concerning our future operations, financial conditions, and prospects, and any statements of assumptions underlying any of the foregoing. These statements can sometimes be identified by the use of the forward-looking words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “should,” “anticipate,” “plan,” “goal,” “continue,” “seek,” “pro forma,” “forecast,” “intend,” “guidance,” “optimistic,” “aspire,” “confident,” other forms of these words, or similar words or expressions or the negative thereof. Statements of past performance, efforts or results about which inferences or assumptions may be made can also be forward-looking statements and are not indicative of future performance or results; these statements can be identified by the use of words such as “preliminary,” “initial,” “diligence,” “industry-leading,” “compliant,” “indications,” “early feedback” or other forms of these words or similar words or expressions or the negative thereof. Investors are cautioned not to unduly rely on such forward-looking statements. These forward-looking statements are subject to substantial risks and uncertainties that could cause our results or future business, financial condition, results of operations, or performance to differ materially from our historical results or experiences or those expressed or implied in any forward-looking statements contained in this Proxy. Factors that could cause actual results or experiences to differ materially from that expressed or implied by the forward-looking statements include uncertainties associated with clinical trial or commercial results or new product approvals and therapy adoption, particularly in Transcatheter Aortic Valve Replacement and Transcatheter Mitral and Tricuspid Therapies; unpredictability of product launches; competitive dynamics; changes to reimbursement for the company’s products; the company’s success in developing new products and avoiding manufacturing and quality issues; the impact of currency exchange rates; the timing or results of R&D and clinical trials; unanticipated actions by the U.S. Food and Drug Administration and other regulatory agencies; unexpected litigation impacts or expenses; and other risks listed in Edwards’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our other reports filed with the Securities and Exchange Commission, to which your attention is directed. These forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement. If we do update or correct one or more of these statements, investors and others should not conclude that we will make additional updates or corrections.

Edwards, Edwards Lifesciences, the stylized E logo, HemoSphere, INSPIRIS, INSPIRIS RESILIA, PARTNER, PARTNER 3, PASCAL, RESILIA, SAPIEN, and SAPIEN 3 are trademarks of Edwards Lifesciences Corporation. All other trademarks are the property of their respective owners.

PROXY SUMMARY

This summary contains highlights about Edwards Lifesciences Corporation (“Edwards”) and the upcoming 2020 annual meeting of stockholders (the “Annual Meeting”). This summary does not contain all of the information that you should consider. Please read the entire Proxy Statement prior to voting.

STOCKHOLDER VOTING MATTERS (Page 1)

Proposal		Board’s Voting Recommendation	Annual Meeting of Stockholders

Proposal 1:	Election of Directors	FOR each nominee	Date and Time: May 7, 2020 10:00 a.m. PT Place:* Edwards Lifesciences One Edwards Way Irvine, CA 92614 Record Date: March 13, 2020
Proposal 2:	Advisory Vote to Approve Named Executive Officer Compensation	FOR
Proposal 3:	Approval of the 2020 Nonemployee Directors Stock Incentive Program	FOR
Proposal 4:	Approval of Amendment of the Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock for the Purpose of Effecting a Three-For-One Stock Split	FOR
Proposal 5:	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR
Proposal 6:	Advisory Vote on a Stockholder Proposal Regarding Action By Written Consent	✗ AGAINST

*

We are closely monitoring the developments regarding the coronavirus (COVID-19). In the event we determine that we need to conduct our Annual Meeting by means of remote communication, we will announce the change and provide instructions on how stockholders can participate in the Annual Meeting via the filing of additional soliciting materials with the Securities and Exchange Commission and via our website at www.edwards.com.

Edwards Lifesciences Corporation	2020 Proxy Statement	i

BOARD OF DIRECTOR NOMINEES (Page 5)

The Board of Directors (the “Board”) has selected the following eight persons as its nominees for election for a one-year term to the Board at the Annual Meeting. The following chart provides key information on each of our director nominees as of the date of this Proxy Statement. In accordance with the retirement policy in our Corporate Governance Guidelines, our Board did not nominate Wesley von Schack, our current Lead Independent Director, for election at the Annual Meeting; Martha Marsh will assume the role of Lead Independent Director. Ramona Sequeira is not currently a member of our Board and is standing for election for the first time at the Annual Meeting.

				Committee Memberships

Name	Age	Director Since	Independent	Audit Committee*	Compensation and Governance Committee	Other Public Company Boards
Kieran T. Gallahue Former Chairman and CEO CareFusion Corporation	56	2015	Yes			3
Leslie S. Heisz Former Managing Director Lazard Frères & Co	59	2016	Yes			2
William J. Link, Ph.D. Managing Director and Co-Founder Versant Ventures	73	2009	Yes			2
Steven R. Loranger Former Chairman, President, and CEO ITT Corporation	68	2016	Yes			1
Martha H. Marsh** Retired President and CEO Stanford Hospital & Clinics	71	2015	Yes			1
Michael A. Mussallem Chief Executive Officer and Chairman Edwards Lifesciences Corporation	67	2000	No			0
Ramona Sequeira*** President Takeda Pharmaceuticals USA, Inc.	54	N/A	Yes			0
Nicholas J. Valeriani Former CEO, West Health Institute Former EVP, Johnson & Johnson	63	2014	Yes			1

*

Each member of the Audit Committee is an audit committee financial expert. Wesley von Schack currently serves on the Audit Committee and another Board member will be added to the Audit Committee upon his retirement from the Board.

**	Martha Marsh will assume the role of Lead Independent Director at the Annual Meeting.

***	The Board will determine the Board committee(s) to which Ms. Sequeira will be appointed at a later date if elected at the Annual Meeting.

C =	Chairperson

Each director nominee, other than Ms. Sequeira, was elected as a director at the Company’s annual meeting held on May 8, 2019, to hold office until the next annual meeting.

ii	Edwards Lifesciences Corporation	2020 Proxy Statement

Our Board strives to maintain a highly independent, balanced, and diverse set of directors that collectively possess the expertise to ensure effective oversight of management. Our director nominees are:

Diverse Range of Qualifications and Skills Represented by Our Directors

Medical Technology Industry Experience	Executive International Experience	Corporate Governance

Regulatory and Compliance	Senior Leadership	Operations Management

Innovation/Technology	Risk Management	Risk Oversight

Finance and Financial Industry	Human Resources	Financial Reporting

Edwards Lifesciences Corporation	2020 Proxy Statement	iii

CORPORATE GOVERNANCE HIGHLIGHTS (Page 12)

Our commitment to good corporate governance practices and accountability to stockholders is described below.

WHAT WE DO

Annual election of directors

Board refreshment and director skill set aligned with corporate strategy

Majority vote standard in uncontested elections, with director resignation policy

Special stockholders meetings can be called by stockholders owning at least 15% of our outstanding shares

Proxy access right to permit a stockholder, or a group of up to 30 stockholders, owning at least 3% of our outstanding shares continuously for at least 3 years, to nominate up to the greater of 2 directors or 20% of our Board for inclusion in our annual meeting proxy statement

Independent Board, all but our Chief Executive Officer

Executive session of independent directors held at each in-person Board and committee meeting

Lead Independent Director provides strong independent leadership of our Board

Retirement policy for directors

Annual Board and committee self-evaluations and peer reviews

Encourage continuing director education with designated annual reimbursement policy

Formal director orientation and continuing education program

Nonemployee directors expected to hold net shares upon vesting or exercise of equity awarded after 2011 until Board service ends

Senior management succession planning considered at each regularly scheduled Board meeting

Active stockholder engagement

Robust code of ethics in our Global Business Practice Standards

Board oversight of risk management

Corporate sustainability report and receipt of numerous recognitions for our sustainability practices

“Clawback” policy for performance-based compensation

WHAT WE DON’T DO

✗	No pledging or hedging of Edwards’ securities by members of the Board, executives, employees with a title of “vice president” equivalent or above and employees designated as “Designated Insiders” under our insider trading policy

✗	No stockholder rights plan (“poison pill”)

✗	No supermajority voting provisions in the Company’s organizational documents

iv	Edwards Lifesciences Corporation	2020 Proxy Statement

ACTIVE STOCKHOLDER ENGAGEMENT PROGRAM (Page 12)

Edwards’ Board and management are committed to engaging with Edwards’ stockholders and incorporating feedback into their decision-making processes. Throughout the year, our CEO, CFO, and Vice President of Investor Relations meet, by phone and face-to-face, with current and prospective stockholders to discuss Edwards’ strategy, business, and financial results. Our CFO, Corporate Secretary and Vice President of Investor Relations, together with other members of management and, from time to time, our Lead Independent Director, engage stockholders to solicit their views and feedback on corporate governance, compensation and other related matters and to discuss the issues that matter most to our stockholders. Stockholder feedback is shared with the Board and its committees, which enhances our corporate governance practices, facilitates future dialogue between stockholders and the Board and provides additional transparency to our stockholders. Since the 2019 annual meeting of stockholders, our CFO, Corporate Secretary and Vice President of Investor Relations contacted our top stockholders representing approximately 56% of our outstanding shares and engaged with stockholders representing approximately 32% of our outstanding shares. In this engagement, we received feedback from stockholders on a range of topics including corporate governance, compensation and sustainability.

Over time, we have amended our Charter and Bylaws to adopt various stockholder rights and to align our corporate governance practices with our stockholders’ interests.

Topic	Action Taken in Response to Stockholder Feedback

Lead Independent Director Responsibilities	• Expanded the role of the Presiding Director position, and, in light of the additional responsibilities, designated the position, Lead Independent Director

Proxy Access	• Amended our Bylaws to provide for proxy access at 3% and 3-year ownership and holding period duration thresholds

Right to Call Special Meetings

•  Amended our Bylaws to permit stockholders to call a special meeting

•  In response to a non-binding stockholder proposal requesting the right to act by written consent, engaged with stockholders representing over 50% of shares then outstanding to better understand investor views and, in response to feedback received, reduced the minimum ownership threshold to call a special meeting from 25% to 15%

Declassified Board	• Amended our Charter to eliminate the classified board

No Supermajority Voting	• Amended our Charter to eliminate supermajority voting

Poison Pill	• Did not renew poison pill when it expired in March 2010

Majority Voting in Director Elections	• Amended our Bylaws to provide for majority voting in uncontested director elections

Edwards Lifesciences Corporation	2020 Proxy Statement	v

CORPORATE SOCIAL RESPONSIBILITY (Page 19)

Our Board recognizes the importance of our sustainability initiatives and the need to provide effective oversight of those initiatives. Our Compensation and Governance Committee of the Board (the “Compensation Committee”) maintains formal oversight responsibilities with regular discussions at meetings of the full Board. Through a well-established framework and cross-functional Sustainability Council with leaders from across the organization, we continue to incorporate sustainability into our businesses’ core strategy — reflecting our belief that sustainability is essential to long-term growth. We also believe in transparency, and report on our sustainability efforts in an annual Sustainability Report.

We received numerous recognitions for our sustainability and environmental responsibilities practices in 2019, some of which are highlighted below:

•	Named one of the top 15 America’s Most JUST Companies from Forbes and JUST Capital — United States largest publicly traded companies are ranked on the issues Americans care about most;
•

Named as one of the Management Top 250 by the Wall Street Journal in partnership with the Drucker Institute — listed #25 out of 820 companies ranked. Within this list, Edwards was also cited as one of 8 “all stars” for across-the-board rankings, achieving high marks in all five dimensions of corporate performance: Customer Satisfaction, Employee Engagement and Development, Innovation, Social Responsibility and Financial Strength;

•

Recognized as #1 on the Investor’s Business Daily inaugural 50 Best ESG Companies in 2019 for superior Environmental, Social and Governance (ESG) ratings in addition to strong fundamental and technical performance highlighting Edwards’ “comprehensive product quality and safety controls” and its “ability to deliver exceptional shareholder value”; and

•

Constituent of the DJSI ESG World and North America Indices — the Dow Jones Sustainability World index tracks the performance of the top 10% of the 2,500 largest companies in the S&P Global Broad Market Index that lead the field in sustainability.

EXECUTIVE COMPENSATION (Page 25)

Executive Summary.    Edwards is the global leader in patient-focused medical innovations for structural heart disease, as well as critical care and surgical monitoring. Driven by a passion to help patients, we partner with the world’s leading clinicians and researchers and invest in research and development to transform care for those impacted by structural heart disease or who require hemodynamic monitoring during surgery or in intensive care. Edwards Lifesciences has been a leader in these areas for over six decades. Since our founder, Miles Lowell Edwards, first dreamed of using engineering to address diseases of the human heart, we have steadily built a company on the premise of imagining, building, and realizing a better future for patients.

Pay-for-Performance Philosophy.    The Compensation Committee strives to create a pay-for-performance culture and strongly believes that executive compensation should be tied not only to financial and operating performance, but also directly to the long-term successful implementation of our corporate strategy. As a direct result of our strategy, we have introduced therapies such as transcatheter aortic valve replacement, rapid-deployment surgical heart valves and noninvasive advanced hemodynamic monitoring, all while achieving our stated financial and operating objectives. Managing our business well in a challenging, highly regulated, dynamic environment requires talented and energetic leaders who champion our strategy and deliver on our commitments.

vi	Edwards Lifesciences Corporation	2020 Proxy Statement

EDWARDS’ CORPORATE STRATEGY INFORMS PAY DESIGN

2019 Financial and Operating Performance.    Overall, we achieved strong financial results and operating performance in 2019, exceeding our target goals for sales growth, net income growth, and free cash flow generation. We also made important progress on future advancements for patients.

Strong underlying1 sales growth of 15% was driven by:

•

Groundbreaking PARTNER 3 clinical results which demonstrated superiority over surgery of our SAPIEN 3 valve technology and led to the U.S. regulatory approval of our transcatheter heart valve technology for patients at low surgical risk;

•	The European launch of the PASCAL system, an important early addition to our portfolio of Transcatheter Mitral and Tricuspid Therapies (“TMTT”) ;
•	Continued adoption of our newest premium aortic surgical valve, INSPIRIS RESILIA; and
•	Broad use of our critical care technologies, including the ongoing rollout of our HemoSphere smartmonitoring platform.

Profitability was also strong in 2019, even as we continued to invest aggressively to fuel important breakthrough innovations to strengthen our longer-term outlook. Utilizing significant savings in the reduction of our effective tax rate resulting from the Tax Cuts and Jobs Act of 2017, we hired new employees, accelerated research and development initiatives, and contributed more to employee retirement accounts. We directed a significant portion of our infrastructure investment to growing our dedicated commercial and clinical teams in Europe to support our TMTT business.

[1]	“Underlying” amount is a non-GAAP item. Refer to the Appendix A for a reconciliation to the most directly comparable GAAP financial measure.

Edwards Lifesciences Corporation	2020 Proxy Statement	vii

Stock Performance.    As a general indicator of our pay-for-performance culture, the Compensation Committee considers how Edwards’ cumulative total return to stockholders (“TSR”) compares to both the S&P 500 Index and the S&P Healthcare Equipment Select Industry Index (the “SPSIHE”). The table below illustrates our 5-year cumulative TSR on common stock with the cumulative total returns of the S&P 500 Index and the SPSIHE.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN*

*

$100 invested on December 31, 2014 in stock or index, including reinvestment of dividends. Fiscal year ending December 31. The stock price performance included in this graph is not necessarily indicative of future stock price performance.

2019 Annual Incentive Plan Outcomes and Long-Term Incentives.    The three measures used to evaluate financial achievement under our annual cash incentive plan were revenue growth, net income and free cash flow, all computed on a non-GAAP basis. Our financial performance resulted in financial achievement at 151% of target under the cash incentive plan. In addition, our overall achievement of Key Operating Drivers (“KODs”) for 2019 was 97%. Accordingly, our cash incentive plan for corporate employees funded at 146% of target. Final incentive amounts for the Named Executive Officers (“NEOs”) for 2019 also took into account each employee’s individual performance. The Performance-Based Restricted Stock Units (“PBRSU”) that vested in 2019 were based on Edwards’ TSR compared to that of companies in a subset of the S&P Healthcare Equipment Select Industry Index (the “SPSIHE Subset”) as discussed in more detail in the Compensation Discussion and Analysis section of this Proxy Statement. These PBRSUs paid out at 75.77% of target.

viii	Edwards Lifesciences Corporation	2020 Proxy Statement

COMPENSATION PROGRAM HIGHLIGHTS (Page 30)

Compensation Program Highlights.    The Compensation Committee believes that its executive compensation and benefits philosophy and objectives have resulted in programs that align executives with stockholder interests.

WHAT WE DO

Pay-for-Performance. Approximately 90% of the total direct compensation of our CEO, and an average of 78% of the total direct compensation of our other NEOs, was performance-based in 2019.

Linkage Between Performance Measures and Strategic Imperatives. Performance measures for incentive compensation are linked to our Strategic Imperatives through achievement of KODs and are designed to create long-term stockholder value and hold executives accountable for their individual and Edwards’ performance.

Performance-Based Equity. Our PBRSUs vest based on our relative TSR over a three-year period.

Minimum Three-Year Vesting. Equity compensation is structured to vest over a minimum period of three years, subject to limited exceptions.

Robust Executive Stock Ownership Guidelines with Holding Period Requirements. Executives are required to hold Edwards’ stock with a value not less than six-times salary for our CEO and three-times salary for each other NEO. Fifty percent of net shares received as equity compensation must be retained until the guideline has been met.

CEO Stock Ownership. Our CEO far exceeds his six-times salary ownership guideline and has continued to increase his ownership of Edwards’ stock each year.

Modest Perquisites. We provide modest perquisites and have a business rationale for the perquisites that we do provide.

“Double Trigger” in the Event of a Change in Control. Severance benefits are paid, and equity compensation awarded starting in May 2015 accelerates in connection with a severance, only upon a “double trigger” in connection with a change in control (meaning a termination of the executive’s employment is required, in addition to the occurrence of a change in control, in order for the benefits to be triggered).

Use of Tally Sheets. The Compensation Committee annually reviews summaries of prior and potential future compensation levels (referred to as “tally sheets”) when making compensation decisions.

“Clawback” Policy. We maintain a recoupment policy for performance-based compensation.

Independent Compensation Consultant. The Compensation Committee engages an independent compensation consulting firm that provides us with no other services.

WHAT WE DON’T DO

✗	No excise tax gross-ups for executive officers.

✗	No repricing or buyout of underwater stock options.

✗	No pledging of Edwards’ securities by members of the Board, executives, employees with a title of “vice president” equivalent or above, and employees designated as “Designated Insiders” under our insider trading policy.

✗	No hedging of Edwards’ securities by members of the Board, executives, employees with a title of “vice president” or above, and employees designated as “Designated Insiders” under our insider trading policy.

We align executive compensation with the interests of our stockholders.	Executive compensation programs are designed to avoid excessive risk and foster long-term value creation.	We adhere to strong executive compensation and corporate governance practices.

Edwards Lifesciences Corporation	2020 Proxy Statement	ix

EDWARDS LIFESCIENCES CORPORATION

PROXY STATEMENT FOR THE

2020 ANNUAL MEETING OF STOCKHOLDERS

GENERAL MEETING AND VOTING INFORMATION

Our Board is soliciting your proxy for use at the Annual Meeting to be held at 10:00 a.m. PT, on Thursday, May 7, 2020, at our corporate headquarters, located at One Edwards Way, Irvine, California 92614.

Unless the context otherwise requires, references in this Proxy Statement to “Edwards,” “the Company,” “we,” “our,” “us,” and similar terms refer to Edwards Lifesciences Corporation, a Delaware corporation.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on May 7, 2020

We are pleased to take advantage of Securities and Exchange Commission (the “SEC”) rules that allow us to furnish our proxy materials, including our 2019 Annual Report and this Proxy Statement (the “Proxy Materials”), over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the Proxy Materials. The Notice contains instructions on how to access those documents over the Internet and how to submit your proxy via the Internet. The Notice also contains instructions on how to request a paper copy of the Proxy Materials. All stockholders who do not receive a Notice will receive a paper copy of the Proxy Materials by mail or an electronic copy of the Proxy Materials by e-mail. This process allows us to provide our stockholders with the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing the Proxy Materials. This Proxy Statement and our 2019 Annual Report are available at http://ir.edwards.com/annuals-proxies.cfm.

The Notice and the Proxy Materials are first being made available to stockholders on or about March 25, 2020.

Important Notice - Contingent Virtual Meeting

We are closely monitoring the developments regarding the coronavirus (COVID-19). Although we currently intend to hold our Annual Meeting in person, we are sensitive to the public health and travel concerns stockholders may have and the protocols that federal, state, and local governments may impose. In the event we determine that we need to conduct our Annual Meeting by means of remote communication, we will announce the change and provide instructions on how stockholders can participate in the Annual Meeting via the filing of additional soliciting materials with the Securities and Exchange Commission and via our website. Please check our website at www.edwards.com under “Investor Relations” one week prior to the Annual Meeting.

Voting Matters and the Recommendations of the Board

The items of business scheduled to be voted on at the Annual Meeting and our Board’s recommendation on each item are as follows:

Proposal		Board Vote Recommendation

Proposal 1.	Election of Directors	FOR each nominee

Proposal 2.	Advisory Vote to Approve Named Executive Officer Compensation	FOR

Proposal 3.	Approval of the 2020 Nonemployee Directors Stock Incentive Program	FOR

Proposal 4.	Approval of Amendment of the Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock for the Purpose of Effecting a Three-For-One Stock Split	FOR

Proposal 5.	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR

Proposal 6.	Advisory Vote on a Stockholder Proposal Regarding Action By Written Consent	✗ AGAINST

Edwards Lifesciences Corporation	2020 Proxy Statement	1

GENERAL MEETING AND VOTING INFORMATION

Stockholders will also be asked to consider and transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof. Pursuant to our Bylaws, the chairman of the Annual Meeting will determine whether any business proposed to be brought before the Annual Meeting has been properly presented. If the chairman determines that the business was not properly brought before the Annual Meeting, the chairman will declare at the Annual Meeting that such business was not properly brought and such business will not be transacted.

Record Date and Stockholders List

The Board has fixed the close of business on March 13, 2020 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders of record entitled to vote at the Annual Meeting will be available for inspection by any stockholder, for any purpose germane to the meeting, during normal business hours, for a period of ten days prior to and including the date of the meeting, at our corporate headquarters located at One Edwards Way, Irvine, California 92614.

Who Can Vote

You are entitled to vote your shares at the Annual Meeting if our records show that you held your shares as of the record date, March 13, 2020. At the close of business on that date, 207,325,907 shares of our common stock were outstanding and entitled to vote at the Annual Meeting. We have no other class of voting securities outstanding. Each stockholder is entitled to one vote per share on each proposal to be voted upon at the Annual Meeting.

How to Vote

You may hold Edwards’ shares in multiple accounts and therefore receive more than one set of Proxy Materials. To ensure that all of your shares are voted, please submit your proxy or voting instructions for each account for which you have received a set of proxy materials.

Shares Held of Record.    If you hold your shares in your own name as a holder of record with our transfer agent, Computershare, you may authorize that your shares be voted at the Annual Meeting in one of the following ways:

By Internet	• If you received a Notice or a printed copy of the Proxy Materials, follow the instructions in the Notice or on the proxy card.
By Telephone	• If you received a printed copy of the Proxy Materials, follow the instructions on the proxy card.
By Mail	• If you received a printed copy of the Proxy Materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.
In Person	• You may also vote in person if you attend the Annual Meeting.

Shares Held in Street Name.    If you hold your shares through a broker, bank or other nominee (that is, in street name), you will receive instructions from your broker, bank or nominee that you must follow in order to submit your voting instructions and have your shares voted at the Annual Meeting. If you want to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other nominee and bring it to the meeting.

Shares Held in Our 401(k) Plan.    If you participate in the Edwards Lifesciences Corporation 401(k) Savings and Investment Plan or the Edwards Lifesciences Technology Sarl Retirement Savings Plan, you will receive a request for voting instructions with respect to the shares allocated to your plan account. You are entitled to direct the plan trustee how to vote your plan shares. If the plan trustee does not receive voting instructions for shares in your plan account, the shares attributable to your account will be voted in the same proportion as the allocated shares for which voting instructions have been received.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the Annual Meeting as described above so that your vote will be counted if you later decide not to attend or are unable to attend the Annual Meeting.

2	Edwards Lifesciences Corporation	2020 Proxy Statement

GENERAL MEETING AND VOTING INFORMATION

Deadline to Vote

If you are a stockholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m. ET on May 6, 2020 in order for your shares to be voted at the Annual Meeting. If you are a stockholder of record and you received a printed copy of the Proxy Materials, you may instead mark, sign, date and return the enclosed proxy card, which must be received before the polls close at the Annual Meeting.

If you hold your shares in street name through a broker, bank or other nominee, please follow the instructions provided by the broker, bank or other nominee who holds your shares. If you hold shares in one of our 401(k) plans, to allow sufficient time for voting by the plan trustees, your voting instructions must be received by telephone or the Internet by 11:59 p.m. ET on May 4, 2020.

Appointment of Proxies

The Board has appointed William J. Link and Michael A. Mussallem to serve as proxy holders to vote your shares according to the instructions you submit. If you properly submit a proxy but do not indicate how you want your shares to be voted on one or more items, your shares will be voted on such items in accordance with the recommendations of our Board as set forth above under “Voting Matters and the Recommendations of the Board.” With respect to any other matter properly presented at the Annual Meeting, your proxy, if properly submitted, gives authority to the proxy holders to vote your shares on such matter in accordance with their best judgment.

Revocation of Your Proxy

If you are a holder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by delivering written notice of revocation to the Corporate Secretary of the Company by submitting a subsequently dated proxy by mail, telephone or the Internet in the manner described above under “How to Vote,” or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy. If you hold your shares in street name, you must follow the instructions provided by your broker, bank or nominee to revoke your voting instructions, or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by attending the Annual Meeting and voting in person.

Any change to your proxy or voting instructions that is provided by telephone or the Internet must be submitted by 11:59 p.m. ET on May 6, 2020, except that if you are voting shares held in one of our 401(k) plans, the deadline is 11:59 p.m. ET on May 4, 2020.

Broker Voting

Brokers holding shares of record for their customers are entitled to vote on certain routine matters, such as the approval of the amendment of our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to increase the number of authorized shares of common stock for the purpose of effecting a three-for-one stock split (Proposal 4) and ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”), our independent registered public accounting firm (Proposal 5), without instructions from their customers. However, these brokers are generally not entitled to vote on certain non-routine matters, including the election of directors, matters relating to equity compensation plans or executive compensation, and certain corporate governance proposals, unless their customers submit voting instructions. If you hold your shares in street name through a broker and the broker does not receive your voting instructions, the broker will not be permitted to vote your shares in its discretion on any of the proposals at the Annual Meeting other than the proposal to approve the amendment of our Certificate of Incorporation (Proposal 4) and the proposal to ratify the appointment of PwC (Proposal 5). If you do not submit voting instructions and your broker votes your shares on Proposal 4 or Proposal 5 in its discretion, your shares will constitute “broker non-votes” on each of the other proposals.

Quorum

The presence at the Annual Meeting, in person or by proxy, of holders of at least a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum to transact business at the Annual Meeting. Shares represented at the Annual Meeting are counted toward a quorum even if the holder of such shares abstains from voting. Shares held through brokers are not counted toward a quorum unless the broker has authority to vote, and votes such shares, upon at least one matter at the Annual Meeting.

Edwards Lifesciences Corporation	2020 Proxy Statement	3

GENERAL MEETING AND VOTING INFORMATION

Vote Required on Proposals

The following summary describes the vote required to approve each of the proposals at the Annual Meeting.

Voting Item		Vote Standard	Treatment of Abstentions and Broker Non-Votes

Proposal 1.	Election of Directors	• Majority of votes cast	• Abstentions and broker non-votes not counted as votes cast

Proposal 4.	Approval of Amendment of the Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock for the Purpose of Effecting a Three-For-One Stock Split	• Majority of outstanding shares	• Abstentions will have the effect of votes “against”; we do not expect any broker non-votes on this matter

Proposal 2. Proposal 3. Proposal 5. Proposal 6.

Advisory Vote to Approve Named Executive Officer Compensation

Approval of the 2020 Nonemployee Directors Stock Incentive Program

Ratification of Appointment of Independent Registered Public Accounting Firm

Advisory Vote on a Stockholder Proposal Regarding Action By Written Consent

		• Majority of shares represented at the Annual Meeting and entitled to vote on the proposal	• Abstentions will have the effect of votes “against” • Broker non-votes will not be counted as shares entitled to vote on the proposal

Proxy Solicitation Costs

Your proxy for the Annual Meeting is being solicited on behalf of our Board, and we will pay the cost of solicitation. At our expense, we will also request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting materials to the beneficial owners of shares held of record by such persons. In addition, we have retained Georgeson Inc. (“Georgeson”) to assist with the distribution and solicitation of proxies for a fee of $20,000, plus expenses for these services. We also agreed to indemnify Georgeson against liabilities and expenses arising in connection with the proxy solicitation unless caused by Georgeson’s gross negligence or intentional misconduct. Georgeson and our officers, directors and regular employees may also solicit proxies by telephone, facsimile, e-mail and personal solicitation. We will not pay additional compensation to our officers, directors and regular employees for these activities.

4	Edwards Lifesciences Corporation	2020 Proxy Statement

BOARD OF DIRECTORS MATTERS

PROPOSAL 1 – ELECTION OF DIRECTORS

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

General.    Our Board currently consists of eight directors forming one single class of directors.

The Board has nominated the eight individuals identified below for election to the Board at the Annual Meeting, to serve for a one-year term until the next annual meeting of stockholders and until their respective successors are elected and qualified, or until their earlier resignation or removal.

The Board has nominated seven of our incumbent directors for election to the Board at the Annual Meeting. In accordance with the retirement policy in our Corporate Governance Guidelines, our Board did not nominate Wesley von Schack for election at the Annual Meeting. The Board also nominated Ms. Ramona Sequeira for election at the Annual Meeting. Ms. Sequeira is not currently a member of our Board and is standing for election to the Board for the first time at the Annual Meeting.

Each of the nominees standing for election has consented to serve as a director if elected. However, if any nominee becomes unable or unwilling for good cause to serve before the election, the shares represented by proxy may be voted for a substitute nominee designated by the Board. No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee, and none of our directors has any family relationship with any other director or with any of our executive officers. More information regarding the Board, the committees of the Board, director independence, and related matters follows this Proposal 1.

Identification and Evaluation of Director Candidates.    Our Board carefully considers the skills, experiences, and diversity of its members as part of its robust director evaluation and Board refreshment process. Even though our Compensation Committee makes recommendations to the Board regarding candidates for election as directors of the Company, all members of the Board are very engaged in the process of, and discussions regarding, refreshment.

The Compensation Committee maintains formal criteria for selecting director nominees who will best serve the interests of the Company and its stockholders. These criteria are described in more detail below under “Board Criteria and Diversity Policy.” In addition to these requirements, the Compensation Committee also evaluates whether the candidate’s skills and experience are complementary to the existing Board members’ skills and experience, recognizing that the Board’s skills evolve in order to align with the Company’s strategy as well as emerging risks and opportunities. Some or all of the members of the Compensation Committee interview candidates that meet the criteria, and the Compensation Committee selects nominees that it believes best suit the needs of the Board. As a result of the Board’s thoughtful and deliberate process of refreshment, the Board has appointed five new directors since 2014. In addition, the Board has identified Ms. Sequeira, who as a Board nominee will stand for election for the first time at the Annual Meeting. This process has involved the participation of all directors, taking advantage of their broad range of expertise and experience as part of the decision-making process.

The Board retained Spencer Stuart to commence a director search in 2018. Spencer Stuart identified potential candidates and provided the Board with background information and its assessment of the qualifications of potential candidates, which included Ms. Sequeira. The Board then followed the evaluation and screening process discussed above, including reviewing the candidates against the formal criteria for selecting director nominees, and then discussed the potential candidates. The Board then met, discussed and selected Ms. Sequeira as a director nominee for the Annual Meeting.

The Compensation Committee will consider qualified candidates for director nominees suggested by the Company’s stockholders. Stockholders can suggest qualified candidates for director nominees by writing to the Corporate Secretary of the Company at One Edwards Way, Irvine, California 92614. Submissions received that meet the criteria described below are forwarded to the Compensation Committee for further review and consideration. The Compensation Committee does not intend to evaluate candidates proposed by stockholders any differently than other candidates.

Edwards Lifesciences Corporation	2020 Proxy Statement	5

PROPOSAL 1 — ELECTION OF DIRECTORS

Board Criteria and Diversity Policy.    Our Board, led by the Compensation Committee, is responsible for assessing, identifying, evaluating, and, ultimately, recommending to the stockholders, individuals qualified to be directors of the Company. We believe that diverse backgrounds and experiences strengthen Board performance and promote long-term stockholder value creation.

The Compensation Committee’s charter sets forth the membership criteria against which potential director candidates are evaluated. These written membership criteria state that the Company “seeks a board with diversity of background among its members, including diversity of experience, gender, race, ethnic or national origin, and age.” In performing this responsibility, the Compensation Committee considers women and minority candidates consistent with the membership criteria and the Company’s non-discrimination policies.

The Compensation Committee also seeks director candidates and nominees with the following qualities:

•	intelligence,

•	honesty,

•	perceptiveness,

•	good judgment,

•	maturity,

•	high ethics and standards,

•	integrity,

•	fairness and responsibility,

•	a background that demonstrates an understanding of business and financial affairs and the complexities of a large, multifaceted, global business, governmental or educational organization, and

•	the ability to hold independent opinions and express them in a constructive manner.

Of significant importance, the Compensation Committee and the Board seek individuals who are compatible and able to work well with other directors and executives. The satisfaction of these criteria is implemented and assessed through ongoing consideration of directors and potential nominees by the Compensation Committee and the Board, with a discussion of Board succession planning held at regularly scheduled meetings of the Board and certain specially called meetings. These discussions have included reviews of current director skills against an established skills matrix and consideration of each director’s retirement horizon, as well as the Board’s self-evaluation and peer evaluation processes, as described below under “Board Evaluations.” Based upon these activities and its review of the current composition of the Board, the Compensation Committee and the Board believe that the nominating criteria have been satisfied. As a result, the Board believes its members represent diverse backgrounds and experience that are aligned with our Company’s strategy, including financial, industrial, entrepreneurial, and international experience.

Board Evaluations.    The Board conducts an annual Board and Committee self-evaluation every July or August, soliciting each director’s views on, among other things, Board and Committee performance and effectiveness, size, composition, agenda, processes and schedule. In addition, the directors conduct annual peer evaluations focusing on each individual director’s personal interactions and skills. This is a robust process that culminates in one-on-one meetings during which peer feedback is provided to each director by the General Counsel. Our Board views the self- and peer-evaluation processes as an integral part of its commitment to cultivating excellence and best practices in its performance.

Board Retirement Policy.    As set forth in the Corporate Governance Guidelines, the Board has adopted a retirement policy that no director shall stand for election to the Board after reaching the age of 75. As a result of this retirement policy, Mr. von Schack will not stand for election to the Board at the Annual Meeting.

6	Edwards Lifesciences Corporation	2020 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

In light of the robust process described above, our Board believes our nominees’ skills, expertise, and experience and their mix of qualifications and attributes strengthen our Board’s independent leadership and effective oversight of management.

Diverse Range of Qualifications and Skills Represented by Our Nominees

Medical Technology Industry Experience	Executive International Experience	Corporate Governance

Regulatory and Compliance	Senior Leadership	Operations Management

Innovation/Technology	Risk Management	Risk Oversight

Finance and Financial Industry	Human Resources	Financial Reporting

Our Board strives to maintain a highly independent, balanced, and diverse set of directors that collectively possess the expertise to ensure proper oversight.

Edwards Lifesciences Corporation	2020 Proxy Statement	7

PROPOSAL 1 — ELECTION OF DIRECTORS

Michael A. Mussallem Age: 67 Director Since: 2000	Edwards Board Roles: • Chairman of the Board

Select Professional Experience and Highlights:

•  Edwards Lifesciences Corporation

–  Chairman and CEO, since 2000

•  Baxter International Inc.

–  Group Vice President, Cardiovascular businesses, from 1994 to 2000

–  Group Vice President, Biopharmaceutical business, from 1998 to 2000

–  Held a variety of positions with increasing responsibility in engineering and product development, from 1979 to 1994

•  Advanced Medical Technology Association (AdvaMed)

–  Member of the Board, since 2001

–  Member of the Executive Committee, since 2006

–  Chairman, from 2008 to 2010

•  University of California, Irvine Foundation

–  Member of the Board of Trustees, since 2008

•  Leonard D. Schaeffer Center for Health Policy & Economics at the University of Southern California

–  Advisory Member of the Board, since 2014

•  Rose-Hulman Institute of Technology

–  Member of the Board of Trustees, since 2017

•  California Healthcare Institute

–  Member of the Board, from 1996 to 2014

–  Chairman, from 2004 to 2005

•  Forum for Corporate Directors Hall of Fame

•  University of California Irvine Medal Award

•  The Phoenix Conference Lifetime Achievement Award

•  WomenHeart Excellence in Corporate Leadership Wenger Award

Select Skills and Qualifications:

Mr. Mussallem has an extensive knowledge of the medical technology industry in general, and of the people, operations, processes and products of the Company in particular, and he built an over a 40-year career with the Company and its predecessor. In addition, in his roles with AdvaMed and other healthcare-related organizations, he has become a recognized leader in the medical technology industry, making important contributions to healthcare policy discussions in California, the United States and the key global markets that the Company serves. These experiences have established relationships, which are helpful in developing our Board’s strategic perspective, and enhanced his leadership of the Company and contributions to our Board.

Martha H. Marsh Age: 71 Director Since: 2015	Edwards Board Roles: • Future Lead Independent Director • Compensation and Governance Committee Member

Other Current Public Company Directorships:

•  AMN Healthcare Services, Inc., since 2010

–  Member of the Compensation and Corporate Governance Committees, since 2010

–  Chair of the Compensation Committee, since 2012

Other Public Company Directorships in Past Five Years:

•  Owens & Minor Inc., from 2012 to 2019

•  Thoratec Corporation, from 2014 to 2015

Select Professional Experience and Highlights:

•  Stanford Hospital & Clinics

–  President and Chief Executive Officer, from 2002 until her retirement in 2010

•  University of California Davis Medical Center

–  Chief Executive Officer, from 1999 to 2002

•  University of California Davis Health System

–  Chief Operating Officer, from 1999 to 2002

•  University of Pennsylvania Health System

–  Senior Vice President for Professional Services and Managed Care, from 1996 to 1998

–  Vice President for Managed Care, from 1994 to 1996

Select Skills and Qualifications:

Ms. Marsh’s experience of more than 30 years in an increasingly complex and evolving healthcare system as a president and chief executive officer, combined with years of board experience that includes corporate governance chairmanships, provide a unique perspective as our Board considers the execution of our patient-focused innovation strategy.

8	Edwards Lifesciences Corporation	2020 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

Kieran T. Gallahue Age: 56 Director Since: 2015	Edwards Board Roles: • Audit Committee Member

Other Current Public Company Directorships:

•  Envista Holdings Corporation, since 2019

–  Chairman, Nominating and Governance Committee, since 2019

•  Arena Pharmaceuticals, Inc., since 2018

–  Member of the Audit Committee, since 2018

•  intersect ENT, Inc., since 2015

–  Executive Chairman of the Board, since 2019

–  Member of the Audit Committee, since 2015

Other Public Company Directorships in Past Five Years:

•  CareFusion Corporation, from 2011 to 2015

•  Volcano Corporation, from 2007 to 2015

Select Professional Experience and Highlights:

•  Signifier Medical Technology, a sleep disordered, breathing-focused medical technology company

–  Member of the Board, since 2019

•  CareFusion Corporation, a global medical technology company (acquired by Becton, Dickinson and Company in March 2015)

–  Chairman and Chief Executive Officer, from 2011 until his retirement in 2015

•  ResMed, Inc.

–  Member of the Board, from 2008 to 2011

–  Chief Executive Officer, from 2008 to 2011

–  President, from 2004 to 2011

–  President and COO, Americas, from 2003 to 2004

•  Nanogen, Inc.

–  Various positions, including President and Chief Financial Officer, from 1998 to 2002

•  Prior to 1998, various marketing, sales, and financial positions within Instrumentation Laboratory, the Procter & Gamble Company, and the General Electric Company

•  Served on the Board and Executive Committee, and as Chairman of the International Committee and Treasurer of Advanced Medical Technology Association (AdvaMed)

Select Skills and Qualifications:

Mr. Gallahue provides valuable insights and direction to our Board gained through extensive executive management experience at medical technology companies. His leadership roles on other public company boards and committees and prior experience as a public company chief financial officer also enables him to contribute valuable financial and accounting perspectives to our Board and Audit Committee.

Leslie S. Heisz Age: 59 Director Since: 2016	Edwards Board Roles: • Chair of the Audit Committee

Other Current Public Company Directorships:

•  Capital Group Private Client Services and certain American Funds, since January 2019

–  Member of the Audit Committee, since January 2019

–  Member of the Contracts Committee, since January 2019

•  Public Storage, Independent Trustee, since 2017

–  Member of the Audit Committee, since 2017

–  Member of the Nominating/Corporate Governance Committee, since 2017

Other Public Company Directorships in Past Five Years:

•  Ingram Micro Inc., from 2007 to 2016

•  Towers Watson & Co., from 2012 to 2016

•  HCC Insurance Holdings, Inc., from 2010 to 2014

Select Professional Experience and Highlights:

•  Kaiser Foundation Hospitals and Kaiser Foundation Health Plan, Inc., since 2015

–  Member of the Audit Committee, since 2015

–  Member of the Finance Committee, since 2018

–  Member of the Governance and Community Benefit Committees, from 2015 to 2017

•  Lazard Freres & Co., from 2003 to 2010

–  Served as Senior Advisor then Managing Director for six years

•  Dresdner Kleinwort Wasserstein (and its predecessor Wasserstein Perella & Co.), Mergers & Acquisitions and Corporate Finance, from 1995 to 2002

–  Served as Director then Managing Director for six years

•  Salomon Brothers Inc., from 1987 to 1995

–  Served as Associate then Vice President, Corporate Finance for four years

•  PricewaterhouseCoopers LLP, from 1982 to 1986

–  Served as Staff Consultant then Senior Consultant for two years

•  National Association of Corporate Directors’ Directorship 100 Award

Select Skills and Qualifications:

Ms. Heisz’s career in the banking industry, in-depth knowledge of capital markets, and previous public company board and audit committee experience enhances our Board’s ability to effectively oversee financial reporting, enterprise and operational risk management, as well as corporate finance, tax, treasury, and governance matters.

Edwards Lifesciences Corporation	2020 Proxy Statement	9

PROPOSAL 1 — ELECTION OF DIRECTORS

William J. Link, Ph.D. Age: 73 Director since: 2009	Edwards Board Roles: • Chair of the Compensation and Governance Committee

Other Current Public Company Directorships:

•  Second Sight Medical Products, Inc., since 2003

–  Member of the Audit and Nominating and Corporate Governance Committees, since 2003

–  Chair of the Compensation Committee, since 2014

•  Glaukos Corporation, since 2001 (became a public company in July 2015)

–  Chairman, and Member of the Compensation, Nominating and Governance Committee, since 2001

Select Professional Experience and Highlights:

•  Versant Ventures, a venture capital firm investing in early-stage healthcare companies

–  Managing Director and Co-Founder, since 1999

•  Brentwood Venture Capital, since 1998

–  General Partner

•  Chiron Vision (acquired by Bausch & Lomb, Inc.), from 1986 to 1997

–  Founder, Chairman, and Chief Executive Officer

•  Advanced Medical Optics, Inc. (acquired by Allergan, Inc.), from 1978 to 1986

–  Founder and President

•  Before entering the healthcare industry, was an assistant professor in the Department of Surgery at the Indiana University School of Medicine

Select Skills and Qualifications:

Dr. Link’s corporate leadership and long history successfully commercializing products in the medical technology industry provide our Board with a valuable perspective in evaluating the prospects of, and risks associated with, existing business operations. In addition, his extensive experience in identifying new business opportunities and his strong technical and engineering background have proven beneficial in assessing the potential for future innovations.

Steven R. Loranger Age: 68 Director Since: 2016	Edwards Board Roles: • Compensation and Governance Committee Member

Other Current Public Company Directorships:

•  Xylem Inc., since 2011

–  Member of the Compensation and Personnel Committee, since 2018

–  Chair of the Finance, Innovation, and Technology Committee, since 2017

–  Member of the Audit Committee, from 2011 to 2018

–  Member of the Nominating and Governance Committee, from 2011 to 2017

Other Public Company Directorships in Past Five Years:

•  FedEx Corporation, from 2006 until 2014

•  ITT Exelis, Inc., from 2011 until 2013

Select Professional Experience and Highlights:

•  Xylem Inc., a global water technology provider

–  Interim CEO and President, from 2013 until his retirement in 2014

•  ITT Corporation

–  Chairman, President, and CEO, from 2004 to 2011

•  Textron, Inc.

–  Executive Vice President and Chief Operating Officer, from 2002 to 2004

•  Honeywell International Inc. and its predecessor company, AlliedSignal, Inc.

–  Various executive positions, including serving as President and Chief Executive Officer of its Engines, Systems and Services businesses, from 1981 to 2002

•  Senior Advisor to the CEO of FlightSafety International and serves on the Boards of the Smithsonian National Air and Space Museum and the Congressional Medal of Honor Foundation (Emeritus)

Select Skills and Qualifications:

Mr. Loranger is a seasoned executive with global manufacturing and operational experience in highly regulated, high-tech industries. His decades of experience leading large, global innovation-focused corporations with intensive data privacy components is particularly valuable to our Board.

10	Edwards Lifesciences Corporation	2020 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

Ramona Sequeira Age: 54 Director Since: 2020 Nominee	Edwards Board Roles: • To be determined by Board

Other Current Public Company Directorships:

•  None

Other Public Company Directorships in Past Five Years:

•  None

Select Professional Experience and Highlights:

•  Takeda Pharmaceuticals USA, Inc., since 2015

–  President, since 2015

–  Business Review Committee and Pipeline Review Committee, since 2015

•  Member of the Board of PhRMA, since 2015

–  Director, since 2015

–  Treasurer, since 2019

•  Eli Lilly & Company

–  Vice President – Lilly USA, from 2013 to 2015

–  General Manager, UK/Northern Europe, from 2010 to 2012

–  Vice President, Sales – Lilly Canada, from 2005 to 2009

–  Associate Director, Neuroscience Marketing, from 2003 to 2005

   Member of the Board of Trustees for Lake Forest Academy, since 2017

•  Member of the Board of Matter

–  Director, from 2017 to 2020

•  Member of the Board of Chicago Executives Club

–  Director, from 2017 to 2019

Select Skills and Qualifications:

Ms. Sequeira has over 25 years of experience in the pharmaceutical industry through her work with Takeda and prior to that with Eli Lilly. She is a seasoned executive, currently leading the multi-billion dollar U.S. business for Takeda. She has led businesses in Canada, Europe and the U.S. Her experience in leadership roles in multiple markets, across cultures and within different healthcare systems where she has successfully launched products, transformed businesses, and delivered sustainable growth is particularly valuable for our global business. Also, Ms. Sequeira’s industry role on pharmaceutical innovation and patient access aligns with the execution of our patient-focused innovation strategy.

Nicholas J. Valeriani Age: 63 Director Since: 2014	Edwards Board Roles: • Compensation and Governance Committee Member

Other Current Public Company Directorships:

•  RTI Surgical, Inc., since 2016

–  Member of the Nominating and Governance Committee, since 2019

Other Public Company Directorships in Past Five Years:

•  Roka Bioscience, Inc., from 2015 to January 2018

Select Professional Experience and Highlights:

•  Gary and Mary West Health Institute, an independent, nonprofit medical research organization that works to create new, more effective ways of delivering care at lower costs

–  Chief Executive Officer, from 2012 until his retirement in 2015

•  Johnson & Johnson

–  Company Group Chairman, Ortho Clinical Diagnostics, from 2009 to 2012

–  Member of the Executive Committee

–  Vice President, Office of Strategy and Growth, from 2007 to 2009

–  Served 34 years in key positions, including Worldwide Chairman, Medical Devices and Diagnostics, and Corporate Vice President, Human Resources

•  Member of the Boards of the Gary and Mary West Health Institute and the Gary and Mary West Health Policy Center

•  Member of the Board of AgNovos Healthcare, since 2016

•  Member of the Board of SPR Therapeutics, since 2018

•  Served on the Boards of the Robert Wood Johnson University Hospital, until 2016, and the Center for Medical Interoperability, until 2015

Select Skills and Qualifications:

Mr. Valeriani’s 40 years of medical technology industry experience in a large and complex global company and experience directing strategy informs his contribution to the development of our innovation strategy and assessment of future business opportunities. In addition, his background in human resources enables him to contribute valuable insights to the Compensation and Governance Committee.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

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CORPORATE GOVERNANCE POLICIES AND PRACTICES

Corporate Governance Highlights.    The Company and the Board take seriously our commitment to good corporate governance. We believe the regular review of our corporate governance practices with current issues and trends in mind, the discussions we hold with our stockholders and advisers and the practice enhancements we consider as a result, help us to compete more effectively, sustain our successes and build long-term value for our stockholders. Our commitment to good corporate governance practices and accountability to stockholders is described in the following chart.

WHAT WE DO

Annual election of directors

Board refreshment and director skill set aligned with corporate strategy

Majority vote standard in uncontested elections, with director resignation policy

Special stockholders meetings can be called by stockholders owning at least 15% of our outstanding shares

Proxy access right to permit a stockholder, or a group of up to 30 stockholders, owning at least 3% of our outstanding shares continuously for at least 3 years, to nominate up to the greater of 2 directors or 20% of our Board for inclusion in our annual meeting proxy statement

Independent Board, all but our Chief Executive Officer

Executive session of independent directors held at each in-person Board and committee meeting

Lead Independent Director provides strong independent leadership of our Board

Retirement policy for directors

Annual Board and committee self-evaluations and peer reviews

Encourage continuing director education with designated annual reimbursement policy

Formal director orientation and continuing education program

Nonemployee directors expected to hold net shares upon vesting or exercise of equity awarded after 2011 until Board service ends

Senior management succession planning considered at each regularly scheduled Board meeting

Active stockholder engagement

Robust code of ethics in our Global Business Practice Standards

Board oversight of risk management

Corporate sustainability report and receipt of numerous recognitions for our sustainability practices

“Clawback” policy for performance-based compensation

WHAT WE DON’T DO

✗	No pledging or hedging of Edwards’ securities by members of the Board, executives, employees with a title of “vice president” equivalent or above and employees designated as “Designated Insiders” under our insider trading policy

✗	No stockholder rights plan (“poison pill”)

✗	No supermajority voting provisions in the Company’s organizational documents

Active Stockholder Engagement Program.    The Board and management are committed to engaging with Edwards’ stockholders and incorporating feedback into their decision-making processes. Throughout the year our CEO, CFO and Vice President of Investor Relations meet, by phone and face-to-face, with current and prospective stockholders to discuss Edwards’ strategy, business and financial results. Our CFO, Corporate Secretary and Vice President of Investor Relations, together with other members of management and, from time to time, our Lead Independent Director, engage

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stockholders to solicit their views and feedback on corporate governance, compensation and other related matters and to discuss the issues that matter most to our stockholders. Stockholder feedback is shared with the Board and its committees, which enhances our corporate governance practices, facilitates future dialogue between stockholders and the Board and provides additional transparency to our stockholders. Since the 2019 annual meeting of stockholders, our CFO, Corporate Secretary and Vice President of Investor Relations contacted our top stockholders representing approximately 56% of our outstanding shares and engaged with stockholders representing approximately 32% of our outstanding shares. In this engagement, we received feedback from stockholders on a range of topics including corporate governance, executive compensation, and sustainability.

Over time, we have amended our Charter and Bylaws to adopt various stockholder rights and to align our corporate governance practices with our stockholders’ interests.

Topic	Action Taken in Response to Stockholder Feedback

Lead Independent Director Responsibilities	• Expanded the role of the Presiding Director position, and, in light of the additional responsibilities, designated the position, Lead Independent Director

Proxy Access	• Amended our Bylaws to provide for proxy access at 3% and 3 year ownership and holding period duration thresholds

Right to Call Special Meetings

•  Amended our Bylaws to permit stockholders to call a special meeting

•  In response to a non-binding stockholder proposal requesting the right to act by written consent, engaged with stockholders representing over 50% of shares then outstanding to better understand investor views and, in response to feedback received, reduced the minimum ownership threshold to call a special meeting from 25% to 15%

Declassified Board	• Amended our Charter to eliminate the classified board

No Supermajority Voting	• Amended our Charter to eliminate supermajority voting

Poison Pill	• Did not renew poison pill when it expired in March 2010

Majority Voting in Director Elections	• Amended our Bylaws to provide for majority voting in uncontested director elections

Director Independence.    Under the corporate governance rules of the New York Stock Exchange (“NYSE”), a majority of the members of the Board must satisfy the NYSE criteria for independence. No director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company). The Board has determined that each of Mr. Gallahue, Ms. Heisz, Dr. Link, Mr. Loranger, Ms. Marsh, Mr. Valeriani and Ms. Sequeira is independent under the NYSE rules. Mr. Von Schack, who is not standing for election at the Annual Meeting, is also independent under the NYSE rules. Mr. Mussallem is not independent as a result of his position as our Chief Executive Officer.

Corporate Governance Guidelines.    Our Board has adopted a set of Corporate Governance Guidelines (the “Governance Guidelines”) to assist the Board and its committees in performing their duties and serving the best interests of the Company and its stockholders. The Governance Guidelines cover topics including, but not limited to, director selection and qualification, director responsibilities and operation of the Board, director access to management and independent advisors, director compensation, director orientation and continuing education, succession planning, recoupment of performance-based compensation and the annual evaluations of the Board. The Governance Guidelines are available on our website at www.edwards.com under “Investors—Corporate Governance.”

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Board Leadership Structure.    The independent directors evaluate the Board’s leadership structure on a regular basis to ensure that the approach continues to provide independent oversight of the Company and serves the best interests of stockholders.

Our Chief Executive Officer also serves as the Chairman of the Board. Our Board believes it has been and continues to be effective for our Company. Under this model, the Company has experienced strong financial and operational growth over its 20 years as a public company, most recently providing a cumulative TSR of 266% to stockholders from 2014 to 2019. Our Chairman and Chief Executive Officer is seen by customers, business partners, investors and others as providing strong leadership for the Company in the communities we serve and in our industry. Our Board believes that our current leadership structure is effective because it fosters a constructive and cooperative relationship between the independent directors and management that allows our Board to most effectively carry out its oversight duties. Our Board also believes that, given its size and constructive working relationships, changing the existing structure would not improve the Board’s performance. The directors bring a broad range of leadership experience to the boardroom and regularly contribute to the thoughtful discussion involved in overseeing the affairs of the Company. All directors are well-engaged in their responsibilities, express their views, and are open to the opinions expressed by other directors.

Our Board believes that it is important to have an active, engaged and independent Board. Our Governance Guidelines provide that a substantial majority of our Board and all members of our Audit Committee and Compensation Committee will be independent under the applicable rules of the NYSE. All members of our Board, other than the Chairman, are independent. In order to assure that the independent directors are not inappropriately influenced by management, the non-management members of the Board meet in executive session, without management, in conjunction with each regularly scheduled in-person meeting of the Board and each committee, and otherwise as deemed necessary. These executive sessions allow directors to speak candidly on any matter of interest, without the CEO or other members of management present.

Lead Independent Director’s Role and Responsibilities.    Our Governance Guidelines provide that if our Chairman is not independent, our independent directors shall annually select an independent director to serve as Lead Independent Director (formerly referred to as our presiding director). Each year, the Lead Independent Director’s performance is assessed. As part of this review, the Compensation Committee evaluates the criteria for nominees for the Lead Independent Director role and assesses any needed changes. In selecting the Lead Independent Director, the Committee considers relevant leadership, operational and corporate governance experience, relationships with other Board members and external commitments. In addition, the Lead Independent Director is expected to have a thorough understanding of the Company’s business operations and history.

Mr. von Schack is currently designated as the Lead Independent Director until his retirement at the Annual Meeting, at which time Ms. Marsh will assume this role. The Lead Independent Director presides at the executive sessions of the Board.

In addition, in discharging responsibilities under our Governance Guidelines, the Lead Independent Director:

•	reviews and approves Board meeting agendas and relevant information provided to the Board;

•	reviews and approves Board meeting schedules to assure there is sufficient time for discussion of allagenda items;

•	serves as a liaison between the independent members of the Board and the Chairman and other members of management;

•	provides feedback to management from the Board’s executive sessions;

•	coordinates the activities of the independent directors, including calling meetings of the independent directors as necessary and appropriate to address their responsibilities;

•	provides advice and counsel to the Chairman; and

•	consults and directly communicates with major stockholders, as appropriate, including participation in the Company’s stockholder outreach efforts.

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Board Role in Risk Oversight.    Effective risk oversight is an important priority of the Board. Its role includes understanding the critical risks in the business, allocating the responsibilities for risk oversight among the full Board and its committees, evaluating the Company’s risk management processes and facilitating open communication between management and the directors.

While the Board oversees risk management, the Company’s management is charged with managing risk and bringing to the Board’s attention emerging risks as well as the most material risks. We have internal processes designed to facilitate the identification and management of risks and assure regular communication with the Board and the Audit Committee. At least once per quarter, the Company’s management provides the full Board with an analysis of the Company’s most significant risks. The Board implements its risk oversight function both as a whole and through delegation to its committees. Both committees play significant roles in carrying out the risk oversight function.

The Audit Committee oversees risks related to the financial statements and the financial reporting process, including internal control over financial reporting and accounting matters. It also regularly reviews Edwards’ risk management processes and enterprise-wide risk management, focusing on manufacturing processes and supplier quality, product development processes and systems, continuity of our operations and regulatory compliance. The Audit Committee also regularly reviews treasury risks (insurance, credit, debt, currency risk and hedging programs), legal and compliance risks, information technology infrastructure and cyber-security risk, and other risk management functions. In addition, the Audit Committee considers risks to the Company’s reputation and related to the maintenance of a confidential anonymous reporting hotline for ethical and compliance issues. The Audit Committee periodically receives reports on, and discusses, the risk management and escalation process and reviews significant risks and exposures with the subject matter experts in management, the internal auditors, or the independent public accountants who identity the risks and report them to the Audit Committee.

The Compensation Committee considers risks related to succession planning, the attraction and retention of talent and risks relating to the design of compensation programs and arrangements. As part of its normal review of these risks, the Compensation Committee considers the Company’s compensation policies and practices to determine if their structure or implementation provides incentives to employees to take unnecessary or inappropriate risks that could have a material adverse effect on the Company. The Compensation Committee also reviews compensation and benefits plans affecting employees, in addition to those applicable to executive officers. The Compensation Committee has determined that the implementation and structure of the compensation policies and practices do not encourage unnecessary and inappropriate risks that could have a material adverse effect on the Company. The Compensation Committee further determined that the Company’s compensation programs and practices appropriately encourage employees to maintain a strong balance sheet, improve operating performance and create value for stockholders, without encouraging unreasonable or unrestricted risks. In making these determinations, the Compensation Committee considered the views of the Company’s compensation staff, legal counsel and internal audit team, as well as its Compensation Consultant (as defined below). In addition, the Compensation Committee oversees risks associated with the Company’s political activities and expenditures, as well as risks related to sustainability principles, programs and practices, including environmental and social affairs.

The full Board considers strategic risks and opportunities and regularly receives reports from the committees regarding risk oversight in their areas of responsibility. Our Board believes that the processes it has established for overseeing risk would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of leadership structure as described under “Board Leadership Structure” above.

Meetings of the Board.    During the year ended December 31, 2019, the Board held seven meetings. Each director attended at least 75% of the total of all meetings of the Board and any applicable committee held during the period of his or her tenure in 2019.

The Company encourages, but does not require, its directors to attend annual meetings of stockholders. All of our then-current directors attended the 2019 annual meeting.

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Board Composition.    Our Board has fixed the number of directors at eight.

The ages of our director nominees range from 54 to 73, with an average age of approximately 64. We believe in a balanced approach to director tenure that allows the Board to benefit from a mix of newer directors who bring fresh perspectives and seasoned directors who bring continuity and a deep understanding of our business. For our nominees, lengths of service on our Board range from 0 years to approximately 11 years, with an average tenure of approximately 7 years. In addition, 37.5% of our nominees are female. None of the nominees currently serve on the boards of directors of more than three other public companies.

Committees of the Board.    To facilitate independent director review, and to make the most effective use of the directors’ time and capabilities, we have established the Audit Committee and the Compensation and Governance Committee. The Board is permitted to establish other committees from time to time as it deems appropriate.

Audit Committee

Audit Committee Membership

Leslie S. Heisz, Chair

Kieran T. Gallahue

Wesley von Schack*

* Not standing for election at the Annual Meeting. Another Board member will be added to the Audit Committee upon Mr. von Schack’s retirement from the Board.

Key Highlights:

•	Each member is “independent,” “financially literate,” and an “audit committee financial expert” under applicable rules of the NYSE and the SEC.

•	The Audit Committee held nine meetings in 2019.

Purpose.    The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to, among other things:

•	the integrity of the Company’s financial statements;

•	compliance with legal and regulatory requirements;

•	monitoring the independent registered public accounting firm’s qualifications, performance and independence;

•	the performance of the Company’s internal audit function;

•	the Company’s investment and hedging activities; and

•	enterprise-wide risk management practices.

The Company has a full-time internal audit function that reports to the Audit Committee and to the CFO, and is responsible for, among other things, objectively reviewing and evaluating the adequacy, effectiveness and quality of the Company’s system of internal controls. The Company also has a Chief Responsibility Officer who manages the Company’s ethics and compliance programs reporting to the Audit Committee and the CEO.

The Audit Committee appoints, retains, terminates, determines compensation for, and oversees the independent registered public accounting firm, reviews the scope of the audit by the independent registered public accounting firm and inquiries into the effectiveness of the Company’s accounting and internal control functions. The Audit Committee also assists the Board in establishing and monitoring ethics and compliance with the Global Business Practice Standards of the Company. The Company’s Global Business Practice Standards are posted on our website at www.edwards.com under “About Us—Corporate Responsibility.” The Audit Committee also reviews, with the Company’s management and the

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independent registered public accounting firm, the Company’s policies and procedures with respect to risk assessment and risk management and reviews and approves or ratifies any related party transactions, as described under “Other Matters and Business—Related Party Transactions” below.

The full responsibilities of the Audit Committee are included in its written charter, which is posted on our website at www.edwards.com under “Investors—Corporate Governance.”

Compensation and Governance Committee

Compensation and Governance Committee Membership

William J. Link, Ph.D., Chair

Steven R. Loranger

Martha H. Marsh

Nicholas J. Valeriani

Key Highlights:

•	Each member is “independent” under the rules of the NYSE and a “nonemployee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•	The Compensation Committee held five meetings in 2019.

Purpose.    The Compensation Committee’s responsibilities include, among other things:

•	determining the compensation of executive officers and recommending to the Board the compensation of outside directors;

•	overseeing management of succession planning, attraction and retention of talent, and risks related to the design of executive compensation programs and arrangements;

•	developing and recommending to the Board corporate governance guidelines for the Company;

•	identifying, evaluating and recommending individuals qualified to be directors to the Board; and

•	overseeing the evaluation of the Board and management.

In making its decisions, the Compensation Committee considers recommendations provided by our CEO and Corporate Vice President of Human Resources regarding compensation of the NEOs (other than the CEO), as further described under “Compensation Discussion and Analysis—Compensation Process” below. The Compensation Committee has also delegated to (i) the CEO the authority to grant stock options or other equity awards to eligible employees who are not executive officers, and (ii) the Administrative and Investment Committee the administrative and fiduciary functions related to the Company’s employee benefit plans, including the review of funding and investment of plan funds, and the authority to approve amendment to the plans, appoint trustees and enter into trust agreements.

In 2019, the Compensation Committee retained the services of Semler Brossy Consulting Group as its independent compensation consultant (“Compensation Consultant”). See “Compensation Discussion and Analysis—Independent Compensation Consultant” for additional information regarding the Compensation Committee’s engagement of its Compensation Consultant.

The Compensation Committee also advises the Board on Board committee structure and membership and corporate governance matters. It evaluates the governance environment, receives feedback from management interactions with stockholders, and reviews and recommends to the Board corporate governance enhancements that are in the best interest of the Company and its stockholders.

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The Compensation Committee also oversees Edwards’ political activities, including the periodic review of its policy on political expenditures and its payments that may be used for political purposes, and confirms that political expenditures from corporate funds are consistent with the policy. In addition, the Compensation Committee reviews and oversees Edwards’ principles, programs and practices on sustainability topics, including environmental and social affairs. Reports concerning political activities and sustainability efforts and metrics are presented periodically to the Compensation Committee.

The full responsibilities of the Compensation Committee are included in its written charter, which is posted on our website at www.edwards.com under “Investors—Corporate Governance.”

Succession Planning.    Our Board is actively engaged and involved in talent management to identify and cultivate our future leaders. At every Board meeting, directors discuss the Company’s leadership and talent development. Our directors also have an opportunity to meet with Company leaders, including executive officers, business group leaders and functional leaders through regular reports to the Board from senior management, technology showcases and meals with management. In addition, Board members have freedom of access to all employees, and have made site visits to meet local management.

We maintain a robust mid-year and annual performance review process for our employees, as well as a leadership development program that cultivates leadership principles in our future leaders. Management develops leadership at lower levels of the organization by identifying key talent and exposing them to the skills and capabilities that will allow these individuals to become future leaders.

Communications with the Board.    Stockholders and other interested parties who desire to contact any member of the Board, including the Lead Independent Director or the non-management members of the Board as a group, may write to any member or members of the Board at: Board of Directors, c/o Corporate Secretary, Edwards Lifesciences Corporation, One Edwards Way, Irvine, California 92614. Communications will be received by the Corporate Secretary of the Company and, after initial review and determination of the nature and appropriateness of such communications, will be distributed to the appropriate members of the Board depending on the facts and circumstances described in the communication.

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CORPORATE SOCIAL RESPONSIBILITY

Our Board recognizes the importance of our sustainability initiatives and the need to provide effective oversight of those initiatives. Our Compensation Committee maintains formal oversight responsibilities with regular discussions at meetings of the full Board. Through a well-established framework and cross-functional Sustainability Council with leaders from across the organization, we continue to incorporate sustainability into our businesses’ core strategy—reflecting our belief that sustainability is essential to long-term growth. We also believe in transparency, and report on our sustainability efforts in an annual Sustainability Report.

Board Oversight Over Environmental, Sustainability, and Corporate Social Responsibility

Our Board has designed robust internal processes to oversee our

Company’s sustainability principles, strategies, and initiatives

Edwards’ Sustainability Report discusses our programs and practices designed to promote ethical business practices, good corporate governance, and the well-being and health of our environment, employees, and the communities in which we live and work. We continue to align our sustainability efforts with our aspirations and patient-focused innovation strategy. In 2019, we integrated sustainability factors into our strategic planning process to ensure future sustainability goals continue to be closely aligned with our business strategy. We conducted a comprehensive materiality assessment refresh through engagement with internal and external stakeholders that identified the sustainability topics that matter most for the Company. Sustainability targets were set that align with our Company’s aspirations. Our team continues to assess and report progress on our targets annually. We also expanded our Sustainability Metrics at-a-Glance, a snapshot of our ESG data, to provide additional data, and we expanded our Governance Maps that show the process used to establish accountability in one overarching, interactive graphic to illustrate Edwards’ internal responsibility structures for managing our material topics. Each section describes who is involved when we set, execute, and communicate our strategy.

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BOARD OF DIRECTORS MATTERS

We received numerous recognitions for our sustainability and environmental responsibilities practices in 2019, some of which are highlighted below:

•	Named one of the top 15 America’s Most JUST Companies from Forbes and JUST Capital—United States largest publicly traded companies are ranked on the issues Americans care about most;

•

Named as one of the Management Top 250 by the Wall Street Journal in partnership with the Drucker Institute—listed #25 out of 820 companies ranked. Within this list, Edwards was also cited as one of 8 “all stars” for across-the-board rankings, achieving high marks in all five dimensions of corporate performance: Customer Satisfaction, Employee Engagement and Development, Innovation, Social Responsibility and Financial Strength;

•

Recognized as #1 on the Investor’s Business Daily inaugural 50 Best ESG Companies in 2019 for superior Environmental, Social and Governance (ESG) ratings in addition to strong fundamental and technical performance highlighting Edwards’ “comprehensive product quality and safety controls” and its “ability to deliver exceptional shareholder value”; and

•

Constituent of the DJSI ESG World and North America Indices—the Dow Jones Sustainability World index tracks the performance of the top 10% of the 2,500 largest companies in the S&P Global Broad Market Index that lead the field in sustainability.

More details on our ESG efforts can be found in our Sustainability Report posted on our website at www.edwards.com under “About Us—Corporate Responsibility.” A complete list of recognitions can be found under “About Us—Awards & Recognitions.”

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DIRECTOR COMPENSATION

Director Compensation Table – 2019

The following table presents the 2019 compensation paid or awarded to each individual who served as a nonemployee director at any time during 2019. The compensation paid to Mr. Mussallem is presented in the “Executive Compensation” disclosures beginning on page 45. Mr. Mussallem does not receive additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)

Mr. Gallahue	$80,075	$239,913	—	$319,988

Ms. Heisz	100,147	239,913	—	340,060

Dr. Link	93,075	239,913	—	332,988

Mr. Loranger	75,075	239,913	—	314,988

Ms. Marsh	75,000	239,913	—	314,913

Mr. von Schack	115,075	239,913	—	354,988

Mr. Valeriani	75,000	239,913	—	314,913

(1)

Consists of annual retainer fees and meeting fees for service as a director and a member of Board committees. Please see the “Retainers and Fees” section below. Director fees that would have been paid in cash, but, at the election of the director, converted to stock or option awards are included in this “Fees Earned or Paid in Cash” column.

(2)

Amounts disclosed in these columns reflect the aggregate grant-date fair value of the stock award or option award, as applicable, granted to our nonemployee directors during 2019 as determined under the principles used to calculate the grant-date fair value of equity awards for purposes of our financial statements in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. For a discussion of the assumptions and methodologies used to value the awards reported in these columns, please see the discussion of stock awards and option awards contained in Note 14 of the “Notes to Consolidated Financial Statements” in the 2019 Annual Report.

Please see the information under “Nonemployee Directors Stock Incentive Program” and “Outstanding Nonemployee Director Equity Awards” below for the grant-date fair value of each stock and option award granted to our nonemployee directors in 2019 as well as the stock and option awards held by each nonemployee director at the end of 2019.

Retainers and Fees.    Nonemployee directors received the following retainers and fees in 2019:

Nonemployee Director Retainers and Fees

Annual Retainers

Nonemployee Director	$75,000

Lead Independent Director	$35,000

Audit Committee Chair	$25,000

Audit Committee Member	$5,000

Additional Meeting Fees if meetings exceed the following:	$1,500	*

– 10 meetings for the Board

– 10 meetings for the Audit Committee

– 7 meetings for the Compensation and Governance Committee

Compensation Committee Chair	$18,000

*	Per meeting; meeting fees cannot be deferred.

A director may elect to receive stock options or restricted shares in lieu of the annual cash retainers as described in “Deferral Election Program” below. Meeting fees, however, cannot be deferred. Retainers are paid in advance. Directors beginning service during the year receive a prorated amount of the retainer.

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Nonemployee Directors Stock Incentive Program.    In order to align the nonemployee directors’ interests more closely with the interests of our stockholders, we have implemented our Nonemployee Directors Stock Incentive Program (the “Nonemployee Directors Program”), pursuant to which each nonemployee director receives an annual grant of options for up to 40,000 shares of our common stock, or Restricted Stock Units (“RSU”) for up to 16,000 shares of our common stock, or a combination of options and RSUs with a maximum grant-date value as of 2019 of approximately $240,000. The Compensation Committee recommends to the Board for its approval the actual amount and type of award for each year.

The annual equity award is granted on the day after our annual meeting. The option exercise price is the closing price of our common stock on the grant date. Options are valued as of the grant date using the Black-Scholes valuation model, and the RSUs are valued at the fair market value of the common stock on the grant date.

On May 9, 2019, each nonemployee director who was serving on that date received 1,323 RSUs as an annual grant (the grant-date fair value of such award was $239,913, determined as noted in footnote 2 to the Director Compensation Table above).

These RSUs vest 100% upon the earlier of the completion of one year of service on the Board measured from the grant date, or the date of the next annual meeting, subject to earlier vesting in the event of the nonemployee director’s death or disability. Once the RSUs vest, the shares must be held until the nonemployee director no longer serves on the Board.

Prior to 2017, upon a nonemployee director’s initial election to the Board, the new nonemployee director received a grant of the numbers of RSUs or stock options determined by dividing $200,000 by the fair value of a share on the grant date for RSUs, or the fair value of an option on the grant date, estimated using the Black-Scholes valuation model, and in either case rounding up to the nearest whole share, provided that in no event shall such number exceed twenty thousand (20,000) shares. Initial stock option awards vest one-third each year over three years from the grant date, subject to the nonemployee director’s continued service on the Board, and subject to earlier vesting in the event of the nonemployee director’s death or disability. The exercise price of an option is the closing price of our common stock on the date of the award. With respect to initial stock option awards granted after May 14, 2013, the shares of our common stock issued upon exercise of the options must be held until the nonemployee director no longer serves on the Board.

Deferral Election Program.    In lieu of all or part of a nonemployee director’s annual cash retainer, the director may elect to receive either stock options or restricted stock awards under the Nonemployee Directors Program. If a director makes a timely election to receive stock options, such options are granted on the date the cash retainer would otherwise have been paid, and the number of shares subject to the option is equal to four times the number of shares that could have been purchased on the grant date with the amount of the director’s cash retainer that was foregone to receive the award. The options are exercisable and vested in full on the grant date, and the exercise price per share is the fair market value of the common stock on the grant date. If a director makes a timely election to receive a restricted share award, the shares are granted on the date the cash retainer would otherwise have been paid, and the number of shares granted is equal to the portion of the cash retainer to be paid in the form of restricted shares divided by the fair market value per share of the common stock on the grant date. The restrictions on the restricted shares lapse upon the earlier of (1) the one-year anniversary of the grant date or (2) the date of the next regular annual meeting of stockholders at which members of the Board are to be elected.

On May 9, 2019, Ms. Heisz received 311 restricted shares in lieu of her annual cash retainer (the grant-date fair value of each such award was $56,397, determined as noted in footnote 2 to the Director Compensation Table above). On the same date, Messrs. Gallahue, Loranger and von Schack, and Dr. Link each received a grant of 414 restricted shares in lieu of his annual cash retainer (the grant-date fair value of each such award was $75,075, determined as noted in footnote 2 to the Director Compensation Table above).

Directors’ Stock Ownership Guidelines and Holding Requirement.    Under the stock ownership guidelines, each nonemployee director is expected to own shares of our common stock equal to $500,000. This amount equals almost six times the annual cash retainer received by each nonemployee director. Stock that is counted toward meeting the guideline includes any shares owned outright, restricted stock, RSUs and 25% of the value of vested, in-the-money stock options. Upon vesting or exercise of equity awarded after 2011, each director is required to hold the underlying common stock (net of any shares sold to cover the exercise price and applicable taxes) until the director’s Board service ends. The holding requirement does not apply to equity awards directors elect to receive in lieu of their cash retainers.

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Expense Reimbursement Policy.    Directors are reimbursed for travel expenses related to their attendance at Board and committee meetings as well as for the costs of attending director continuing education programs.

The Board may change compensation arrangements for nonemployee directors from time to time.

Outstanding Nonemployee Director Equity Awards

The following table sets forth, as of December 31, 2019, the stock options and unvested stock awards (RSUs and restricted shares) held by each nonemployee director who served on the Board in 2019.

		Option Awards			Stock Awards

Name	Grant Date	Exercise Price ($)	Unvested Option Awards (#)	Option Awards Vested and Outstanding (#)	Stock Awards Not Vested (#)

Mr. Gallahue	02/19/2015	66.860	—	10,752	—

	05/12/2017	110.590	—	2,352	—

	05/09/2019	—	—	—	1,323	(1)

	05/09/2019	—	—	—	414	(2)

Total			—	13,104	1,737

Ms. Heisz	07/14/2016	107.030	—	6,557	—

	05/12/2017	110.590	—	2,352	—

	05/18/2018	135.950	—	1,913	—

	05/09/2019	—	—	—	1,323	(1)

	05/09/2019	—	—	—	311	(2)

Total			—	10,822	1,634

Dr. Link	05/09/2019	—	—	—	1,323	(1)

	05/09/2019	—	—	—	414	(2)

Total			—	—	1,737

Mr. Loranger	05/12/2016	105.590	—	6,599	—

	05/18/2018	135.950	—	1,913	—

	05/09/2019	—	—	—	1,323	(1)

	05/09/2019	—	—	—	414	(2)

Total			—	8,512	1,737

Ms. Marsh	11/19/2015	77.965	—	9,574	—

	05/09/2019	—	—	—	1,323	(1)

Total			—	9,574	1,323

Mr. von Schack	05/09/2019	—	—	—	1,323	(1)

	05/09/2019	—	—	—	414	(2)

Total			—	—	1,737

Mr. Valeriani	11/13/2014	62.275	—	7,536	—

	05/09/2019	—	—	—	1,323	(1)

Total			—	7,536	1,323

(1)	Annual awards vest on the earlier of (i) the one-year anniversary of the grant date or (ii) the date of the next regular annual meeting of stockholders at which members of the Board are to be elected.

(2)	Annual retainer fees deferred into restricted shares under the Deferral Election Program vest on March 15, 2020.

Edwards Lifesciences Corporation	2020 Proxy Statement	23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of January 31, 2020 by each stockholder known by the Company to own beneficially more than 5% of the Company’s common stock. Percent of beneficial ownership is based upon 209,122,578 shares of the Company’s common stock outstanding as of January 31, 2020.

Principal Stockholder Name and Address	Total Shares Beneficially Owned	Percentage of Class

The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	16,261,702	7.78%

BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	18,200,799	8.70%

(1)

Based solely on information contained in the Schedule 13G/A filed with the SEC by The Vanguard Group, on its own behalf, on February 12, 2020. The Schedule 13G/A indicates The Vanguard Group has sole voting power for 321,883 shares, shared voting power for 56,723 shares, sole dispositive power for 15,901,051 shares and shared dispositive power for 360,651 shares. The number of shares reported as beneficially owned by The Vanguard Group in its Schedule 13G/A includes 248,789 shares beneficially owned by Vanguard Fiduciary Trust Company (“VFTC”), and 181,462 shares beneficially owned by Vanguard Investments Australia, Ltd. (“VIA”). VFTC and VIA are wholly owned subsidiaries of The Vanguard Group. VFTC serves as investment manager of collective trust accounts and VIA serves as investment manager of Australian investment offerings.

(2)

Based solely on information contained in the Schedule 13G/A filed with the SEC by BlackRock, Inc. on its own behalf, on February 5, 2020. The Schedule 13G/A indicates BlackRock, Inc. has sole voting power for 15,871,545 shares and sole dispositive power for 18,200,799 shares.

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of January 31, 2020 by (i) each of the NEOs (as named below); (ii) each of our current directors and director nominees; and (iii) all of our current directors and executive officers as a group. Percent of beneficial ownership is based upon 209,122,578 shares of the Company’s common stock outstanding as of January 31, 2020.

Under the column “RSUs and Shares Underlying Options,” we include the number of shares that could be acquired within 60 days of January 31, 2020 pursuant to the exercise of stock options or the vesting of stock unit awards. These shares are not deemed outstanding for purposes of computing the beneficial ownership of any other person. Unless otherwise indicated, we believe that the stockholders listed have sole voting and investment power with respect to all shares, subject to applicable community property laws.

Named Executive Officers, Executive Officers and Directors:	Outstanding Shares Beneficially Owned(1)	RSUs and Shares Underlying Options	Total Shares Beneficially Owned	Percentage of Class

Mr. Mussallem	975,116	988,838	1,963,954	*

Mr. Ullem	71,588	118,900	190,488	*

Mr. Bobo	66,052	179,309	245,361	*

Mr. Lemercier	36,843	69,883	106,726	*

Mr. Wood	108,744	73,443	182,187	*

Mr. Gallahue	16,148	13,518	29,666	*

Ms. Heisz	4,000	11,133	15,133	*

Dr. Link	19,352	414	19,766	*

Mr. Loranger	11,632	8,926	20,558	*

Ms. Marsh	5,630	9,574	15,204	*

Ms. Sequeira	—	—	—	—

Mr. Valeriani	12,672	7,536	20,208	*

Mr. von Schack	38,157	414	38,571	*

All current directors and executive officers as a group (15 persons)	1,402,158	1,698,658	3,100,816	1.48%

*	Less than 1%

(1)

Includes shares held by family trust, members of his or her household, or jointly as follows: Mr. Mussallem, 851,194; Mr. Ullem, 71,588; Mr. Bobo, 41,408; Mr. Lemercier, 15,000; Mr. Gallahue, 15,734; Mr. Loranger, 5,000; Dr. Link, 10,772; and Mr. von Schack, 37,743.

24	Edwards Lifesciences Corporation	2020 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

Set forth below is the biographical information regarding our current executive officers, other than Mr. Mussallem, whose biographical information is set forth under “Proposal 1—Election of Directors—Director Nominees” above. None of the executive officers has any family relationship with any other executive officer or any of our directors.

Donald E. Bobo, Jr., age 58. Mr. Bobo has been Corporate Vice President since 2007 and is currently responsible for Edwards’ corporate strategy and corporate development functions. In addition, Mr. Bobo has executive responsibility for the Company’s disease awareness and heart failure initiatives, as well as the healthcare solutions and commercial services team. Mr. Bobo has more than 30 years of experience in the medical products and healthcare industry and has served in various operating roles at Edwards. Prior to joining Edwards in 1995, Mr. Bobo held a variety of roles with increasing levels of responsibility with American Hospital Supply and Baxter Healthcare Corporation, including research and development, business development, operations and general management. He has served on the Board and Executive Committee of the California Life Sciences Association since 2015 and served as its Chairman of the Board from May 2017 to May 2018.

Daveen Chopra, age 41. Mr. Chopra has been Corporate Vice President, Surgical Structural Heart since June 2018. Prior to joining Edwards, Mr. Chopra held various roles with increasing levels of responsibility at Medtronic from 2005 to 2018. He was the global leader, serving as vice president and general manager, of Medtronic’s aortic franchise. Mr. Chopra previously served as vice president of global marketing leading Medtronic’s endovascular therapies business. While in Medtronic’s endovascular therapies business, he served as vice president, U.S. commercial operations, director of program management office, senior business manager for the endovascular and peripheral business in Asia-Pacific, global group product manager for thoracic stent grafts, and international aortic product manager. Prior to Medtronic, Mr. Chopra served as an international strategy consultant at The Parthenon Group supporting clients in various industries ranging from education to industrial manufacturing.

Jean-Luc Lemercier, age 62. Mr. Lemercier has been Corporate Vice President, EMEA (Europe, Middle East and Africa), Canada and Latin America since July 2017. Prior to assuming his current role, Mr. Lemercier served as Vice President of Transcatheter Heart Valves EMEA from 2008 to 2017. Under his leadership, Edwards has successfully built its leadership position in Europe. Before joining Edwards, Mr. Lemercier served in various leadership roles with Johnson & Johnson Cordis from 1996 to 2008, including leader of the structural heart disease group in the United States; Vice President of New Business Development in Europe; Vice President of the Cordis Cardiology Division in Belgium; and General Manager of Cordis France. Mr. Lemercier has more than 30 years of medical technology experience, beginning with Baxter in France, and held several sales and marketing management positions within Baxter Europe and the United States. Mr. Lemercier has served on the Board of CARMAT since January 2017.

Edwards Lifesciences Corporation	2020 Proxy Statement	25

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Catherine M. Szyman, age 53. Ms. Szyman has been Corporate Vice President, Critical Care since 2015. Under her leadership, Edwards has experienced successful sales growth in the Critical Care business unit. Prior to 2015, she was employed for more than 20 years at Medtronic, LLC, where she served as its Senior Vice President and President of Medtronic’s global diabetes business from 2009 to 2014, overseeing research, development, operations, sales and marketing for Medtronic’s insulin infusion pumps and continuous glucose monitoring systems. Prior to that, she held a variety of leadership roles at Medtronic, including Senior Vice President of Corporate Strategy and Business Development, General Manager of Endovascular Innovations and Vice President of Finance for the Cardiovascular Business. Ms. Szyman currently serves on the boards of Endotronix, Octane OC and Inari Medical, Inc. and previously served on the boards of Tornier, Inspire Medical Systems, and the California Healthcare Institute.

Scott B. Ullem, age 53. Mr. Ullem became Corporate Vice President, Chief Financial Officer in January 2014. In addition, Mr. Ullem has executive responsibility for the Company’s information technology, information security and corporate services teams. Prior to joining Edwards, he served from May 2010 to December 2013 as Chief Financial Officer of Bemis Company Inc., a Fortune 500 publicly traded global supplier of packaging and pressure sensitive materials used in leading food, consumer, and healthcare products. Mr. Ullem also had leadership responsibility for one of Bemis’ three business segments and the company’s information technology function. Before joining Bemis, Mr. Ullem spent 17 years in investment banking, serving as Managing Director at Goldman Sachs and later at Bank of America. He has served on the Board and Compensation Committee of Berry Global Inc. since 2016 and is a Henry Crown Fellow at the Aspen Institute.

Huimin Wang, M.D., age 63. Dr. Wang has been Corporate Vice President, Japan, Asia and Pacific since 2010. From 2004 to 2010, he served as Corporate Vice President, Japan and Intercontinental Regions and was Corporate Vice President, Japan from 2000 to 2004. Previously, he served in a number of roles with Baxter Healthcare Corporation, including Senior Manager of Strategy Development, Director of Product/Therapy for the Renal Division in Japan, President of Medical Systems and Devices in Japan, and was a representative director of Baxter Limited, a Japan corporation, through September 2002. Before joining Baxter, Dr. Wang was a senior associate with Booz, Allen & Hamilton in Chicago, Vice President of Integrated Strategies, a consulting and venture management firm he co-founded, and an associate with McKinsey & Company. Prior to that, Dr. Wang was a resident and staff physician in anesthesiology at Keio University Hospital in Tokyo.

Larry L. Wood, age 54. Mr. Wood has been Corporate Vice President, Transcatheter Aortic Valve Replacement (“TAVR”) since 2007. Under his leadership, Edwards has experienced extraordinary growth in the global TAVR business, and the Edwards SAPIEN heart valve has won numerous awards, including the Prix Galien “Best Medical Technology Product” award. Most recently prior to his current role, from March 2004 to February 2007, he served as Vice President and General Manager, Percutaneous Valve Interventions. Mr. Wood has more than 30 years of experience in the medical technology industry at both Edwards and Baxter Healthcare Corporation in positions including manufacturing management, regulatory affairs and strategic and clinical marketing, primarily for the surgical heart valve therapy business. Mr. Wood is also a passionate supporter of the United Way Orange County’s Destination Graduation Program which encourages at-risk high school students to graduate and pursue higher education.

26	Edwards Lifesciences Corporation	2020 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes and provides disclosure about the objectives and policies underlying our executive compensation programs.

Executive Summary

Edwards is the global leader in patient-focused medical innovations for structural heart disease, as well as critical care and surgical monitoring. Driven by a passion to help patients, we partner with the world’s leading clinicians and researchers and invest in research and development to transform care for those impacted by structural heart disease or who require hemodynamic monitoring during surgery or in intensive care.

Pay-for-Performance Philosophy.    The Compensation Committee strives to create a pay-for-performance culture and strongly believes that executive compensation should be tied not only to performance but also directly to the successful implementation of our corporate strategy.

We embrace a corporate strategy that puts patients first and creates value with therapies that transform care. We execute our strategy by focusing on the right thing for patients, identifying unmet clinical needs and developing breakthrough therapies, doing so in a way that establishes trusted relationships with our stakeholders. As a direct result of our strategy, we have introduced new therapies such as transcatheter aortic valve replacement, rapid-deployment surgical heart valves and noninvasive advanced hemodynamic monitoring, all while achieving our stated financial and operating objectives, and strengthening our leadership positions. Managing our business well in a challenging, highly regulated, dynamic environment requires talented and energetic leaders who champion our strategy and deliver on our commitments.

Our executive compensation programs are designed to emphasize performance-based compensation, reward financial performance and the implementation of our corporate strategy, and align the financial interests of our executives with those of our stockholders.

EDWARDS’ CORPORATE STRATEGY INFORMS PAY DESIGN

Edwards Lifesciences Corporation	2020 Proxy Statement	27

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Long-term incentive awards are designed to align the financial interests of our executives with those of our stockholders. Awards granted to our NEOs in 2019 included stock options, PBRSUs and time-based RSUs. We believe our equity compensation mix provides a balance of incentives that serve to retain executive talent while reinforcing our long-term growth strategy, as a company focused on exceptional revenue growth, strong profitability, and long-term stockholder returns.

Edwards’ 2019 NEOs are as follows:

NEO NAMES AND POSITIONS

Michael A. Mussallem Chairman and Chief Executive Officer

Scott B. Ullem Corporate Vice President, Chief Financial Officer

Donald E. Bobo Corporate Vice President, Strategy and Corporate Development

Jean-Luc Lemercier Corporate Vice President, EMEA (Europe, Middle East and Africa), Canada and Latin America

Larry L. Wood Corporate Vice President, Transcatheter Aortic Valve Replacement

2019 Financial and Operating Performance.    Overall, we achieved strong financial results and operating performance in 2019, exceeding our target goals for sales growth, net income growth, and free cash flow generation. We also made important progress on future advancements for patients.

Strong underlying1 sales growth of 15% was driven by:

•

Groundbreaking PARTNER 3 clinical results which demonstrated superiority over surgery of our SAPIEN 3 valve technology and led to the U.S. regulatory approval of our transcatheter heart valve technology for patients at low surgical risk;

•	The European launch of the PASCAL system, an important early addition to our TMTT portfolio;

•	Continued adoption of our newest premium aortic surgical valve, INSPIRIS RESILIA; and

•	Broad use of our critical care technologies, including the ongoing rollout of our HemoSphere smartmonitoring platform.

Profitability was also strong in 2019, even as we continued to invest aggressively to fuel important breakthrough innovations to strengthen our longer-term outlook. Utilizing significant savings in the reduction of our effective tax rate resulting from the Tax Cuts and Jobs Act of 2017, we hired new employees, accelerated research and development initiatives, and contributed more to employee retirement accounts. We directed a significant portion of our infrastructure investment to growing our dedicated commercial and clinical teams in Europe to support our TMTT business.

[1]	“Underlying” amount is a non-GAAP item. Refer to the Appendix A for a reconciliation to the most directly comparable GAAP financial measure.

28	Edwards Lifesciences Corporation	2020 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Stock Performance.    One indicator of our pay-for-performance culture is the relationship of our NEOs’ total direct compensation to total stockholder return. Over the past five years, on average, 89% of the CEO’s total direct compensation has been performance-based, and 74% is tied to the performance of Edwards’ stock. As a general indicator, the Compensation Committee considers how Edwards’ cumulative total return to stockholders compares to both the S&P 500 Index and the SPSIHE. The table below illustrates our Company’s 5-year cumulative total stockholder return on common stock with the cumulative total returns of the S&P 500 Index and the SPSIHE. The cumulative total return listed below assumes an initial investment of $100 at the market close on December 31, 2014 and reinvestment of dividends. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN*

* $100 invested on 12/31/14 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

     The stock price performance included in this graph is not necessarily indicative of future stock price performance.

2019 Annual Incentive Plan Outcomes and Long-Term Incentives.    The three measures used to evaluate financial achievement under our annual cash incentive plan were revenue growth, net income and free cash flow, all computed on a non-GAAP basis. Our financial results resulted in financial achievement at 151% of target under the cash incentive plan. In addition, our overall achievement of KODs for 2019 was 97%. Accordingly, our cash incentive plan for corporate employees funded at 146% of target. Final incentive amounts for the NEOs for 2019 also took into account each employee’s individual performance, as more fully described below under “Elements of Compensation—Annual Cash Incentive Payment.”

The PBRSUs awarded to NEOs in 2016 that vested in 2019 were based on Edwards’ TSR over a three-year performance period relative to the TSR of the SPSIHE subset for that same period. These PBRSUs paid out at 75.77% of target, as more fully described under “Elements of Compensation—Determination as to 2016 PBRSU Awards.”

Edwards Lifesciences Corporation	2020 Proxy Statement	29

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Program Highlights.    The Compensation Committee believes that its executive compensation and benefits philosophy and objectives have resulted in programs that align executives with stockholder interests.

WHAT WE DO

Pay-for-Performance. Approximately 90% of the total direct compensation of our CEO, and an average of 78% of the total direct compensation of our other NEOs, was performance-based in 2019.

Linkage Between Performance Measures and Strategic Imperatives. Performance measures for incentive compensation are linked to our Strategic Imperatives through achievement of KODs and are designed to create long-term stockholder value and hold executives accountable for their individual and Edwards’ performance.

Performance-Based Equity. Our PBRSUs vest based on our relative TSR over a three-year period.

Minimum Three-Year Vesting. Equity compensation is structured to vest over a minimum period of three years, subject to limited exceptions.

Robust Executive Stock Ownership Guidelines with Holding Period Requirements. Executives are required to hold Edwards’ stock with a value not less than six-times salary for our CEO and three-times salary for each other NEO. Fifty percent of net shares received as equity compensation must be retained until the guideline has been met.

CEO Stock Ownership. Our CEO far exceeds his six-times salary ownership guideline and has continued to increase his ownership of Edwards’ stock each year.

Modest Perquisites. We provide modest perquisites and have a business rationale for the perquisites that we do provide.

“Double Trigger” in the Event of a Change in Control. Severance benefits are paid, and equity compensation awarded starting in May 2015 accelerates in connection with a severance, only upon a “double trigger” in connection with a change in control (meaning a termination of the executive’s employment is required, in addition to the occurrence of a change in control, in order for the benefits to be triggered).

Use of Tally Sheets. The Compensation Committee annually reviews summaries of prior and potential future compensation levels (referred to as “tally sheets”) when making compensation decisions.

“Clawback” Policy. We maintain a recoupment policy for performance-based compensation.

Independent Compensation Consultant. The Compensation Committee engages an independent compensation consulting firm that provides us with no other services.

WHAT WE DON’T DO

✗	No excise tax gross-ups for executive officers.

✗	No repricing or buyout of underwater stock options.

✗	No pledging of Edwards’ securities by members of the Board, all employees with a title of “vice president” equivalent or above, and employees designated as “Designated Insiders” under our insider trading policy.

✗	No hedging of Edwards’ securities by members of the Board, executives, employees with a title of “vice president” equivalent or above, and employees designated as “Designated Insiders” under our insider trading policy.

Consideration of Say-on-Pay Vote Results.    At our 2019 annual meeting, our stockholders cast an advisory vote on the compensation of our NEOs (a “say-on-pay” vote). Approximately 95% of the votes cast on this proposal voted in favor of our NEO compensation. We believe this vote reflects stockholders’ continued strong support of compensation programs for our NEOs. The Compensation Committee will continue to consider the results of say-on-pay votes along with the feedback received from stockholders received through the stockholder outreach program when making future compensation decisions for the NEOs.

30	Edwards Lifesciences Corporation	2020 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Philosophy and Objectives for NEOs.    Our compensation programs are designed to attract, retain, motivate and engage executives with superior leadership and management capabilities to enhance stockholder value. Within this overall philosophy, our objectives are to:

•	offer programs that place a higher emphasis on performance-based compensation than fixed compensation;

•	align the financial interests of executives with those of our stockholders; and

•	provide compensation that is competitive.

We strongly believe that a significant amount of compensation for the NEOs should be composed of short-term and long-term incentives, or at-risk pay, to focus the executives on near-term goals and strategic initiatives. The amount of such short-term and long-term incentive compensation is dependent on achievement of our annual goals, individual performance, and long-term increases in the value of our stock. The target total direct compensation for each NEO consists of (i) base salary, (ii) Incentive Pay Objective (as defined under “Elements of Compensation—Annual Cash Incentive Payment” below), and (iii) long-term incentive awards (presented in the charts below using their target equity mix values).

The charts below illustrate the percentage weighting of each compensation vehicle that comprise the 2019 target total direct compensation for the CEO and the average for the other NEOs.

Compensation Process.    The Compensation Committee is responsible for discussing, evaluating and approving the compensation of the CEO and the other NEOs, including the specific objectives and target performance levels to be included in our executive compensation plans. The CEO and other members of the executive leadership team develop our Strategic Imperatives as well as the KODs that measure our achievement of these imperatives. The Board reviews and approves the Strategic Imperatives and KODs at the start of every year. The CEO provides input to the Compensation Committee after year-end regarding achievement of our Strategic Imperatives and KODs. In addition, the CEO and the Corporate Vice President of Human Resources provide recommendations to the Compensation Committee regarding compensation of the NEOs (other than the CEO). The Compensation Committee then determines the compensation of the CEO and reviews and approves the compensation of the other NEOs.

The CEO and the Corporate Vice President of Human Resources are invited to, and regularly attend, Compensation Committee meetings as non-voting guests. The Compensation Committee regularly meets in executive session without participation by the CEO or other management representatives. In addition, our CEO and Corporate Vice President of Human Resources meet with the Compensation Consultant in preparation for Compensation Committee meetings, and the Compensation Consultant also regularly attends Compensation Committee meetings and participates in executive sessions with the Compensation Committee.

Independent Compensation Consultant.    The Compensation Consultant, Semler Brossy Consulting Group, has been retained by and reports to the Compensation Committee and provides executive and director compensation consulting services to the Compensation Committee.

Edwards Lifesciences Corporation	2020 Proxy Statement	31

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Semler Brossy’s responsibilities for fiscal 2019 generally included:

•	Annual and periodic reviews of executive total compensation relative to peers;

•	Annual and periodic reviews of Director total compensation;

•	Annual and periodic reviews of the Company’s comparator group;

•	Report on proxy advisory firms around say-on-pay and other compensation matters;

•	Presentations on specialized topics, as requested or applicable;

•	Reports to the Compensation Committee on market trends and best practices in compensation; and

•	Attendance and participation in all Compensation Committee meetings and stockholder consultations, as requested.

The Compensation Consultant does not provide any other services to the Board or the Company. The Compensation Committee has assessed the independence of the Compensation Consultant pursuant to the NYSE rules and determined that the Compensation Consultant is independent, and free of conflicts of interest with us or any of our directors or executive officers.

Use of Competitive Data.    We do not target any one specific percentile but instead consider the market data along with factors like the individual’s performance and context from the talent market more broadly to determine our target total direct compensation and the elements of compensation for our NEOs. In determining the appropriate positioning level of each NEO’s target total direct compensation and each component of compensation for an NEO, the Compensation Committee also takes into account its assessment of the Company’s or business unit’s general performance, as applicable for each executive, and the executive’s tenure, experience, level of individual performance and potential to contribute to our future growth. Accordingly, an NEO’s actual compensation may be higher or lower than the median for the position based on the Compensation Committee’s assessment of these other factors. If the Compensation Committee determines that changes are appropriate, it has the flexibility to make adjustments for one or more executives.

Consistent with our philosophy of emphasizing pay for performance, annual cash incentive payments are designed to be above Incentive Pay Objectives when we exceed our goals and below the Incentive Pay Objectives when we do not achieve our goals. In the event threshold levels of performance are not attained, no annual incentive payment is earned.

For purposes of establishing the value of equity awards, stock options are valued as of the grant date using the Black-Scholes valuation model. RSUs and PBRSUs are valued at the fair market value of the underlying shares on the grant date. Except as otherwise noted above or described below, the Compensation Committee’s executive compensation determinations are subjective and the result of the Compensation Committee’s business judgment, which is informed by the experiences of the members of the Compensation Committee as well as the input from the Compensation Consultant and peer group data provided by the Compensation Consultant. In order to establish competitive compensation market data for the NEOs, the Compensation Consultant uses public proxy information from companies primarily in the medical technology industry. These peer companies are chosen based on the Compensation Committee’s assessment of their market capitalization, revenue, business focus, complexity, geographic location and the extent to which the Compensation Committee believes they compete with us for executive talent (the “Comparator Group”). The composition of the Comparator Group is reviewed periodically to monitor the appropriateness of the profiles of the companies included so that the group continues to reflect our competitive market and provides statistical reliability.

32	Edwards Lifesciences Corporation	2020 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The review of the Comparator Group for pay decisions in 2019 was conducted in July 2018. After evaluating a series of qualitative and quantitative factors among other publicly traded U.S. companies in our industry, including scale, talent, business, and operational characteristics and overlap among peers, the Compensation Committee updated the Comparator Group used to make 2019 executive compensation decisions by adding Baxter International Inc., Align Technology, Inc. and ABIOMED, Inc. and removing PerkinElmer, Inc. and Integra Lifesciences Holdings Corporation. C.R. Bard Inc. was acquired by Becton, Dickinson and Company and, therefore, it was also removed from the Comparator Group. For 2019, the Comparator Group consisted of the following companies:

Edwards’ 2019 Comparator Group

Abbott Laboratories	IDEXX Laboratories, Inc.

ABIOMED, Inc.	Illumina, Inc.

Agilent Technologies, Inc.	Intuitive Surgical, Inc.

Alexion Pharmaceuticals, Inc.	Medtronic plc

Align Technology, Inc.	ResMed Inc.

Baxter International Inc.	Stryker Corporation

Becton, Dickinson and Company	Teleflex, Inc.

Boston Scientific Corporation	Varian Medical Systems, Inc.

The Cooper Companies, Inc.	Waters Corporation

DENTSPLY SIRONA, Inc.	Zimmer Biomet Holdings, Inc.

Hologic, Inc.

As of June 30, 2018, Edwards ranked at the 61st percentile of this group in terms of market capitalization. Compensation data are generally regressed for market capitalization to ensure that the data are not distorted by larger companies. Regression analysis is a commonly used technique to size-adjust data, which allows for more statistically valid comparisons. The key measure used in our regression model is market capitalization. Based on this measure, the regression formula correlates and adjusts the raw data for base salary, total cash compensation and total direct compensation to predict those items based on the market capitalization for each of the Comparator Group companies.

Although data from the Comparator Group are the primary data input for compensation decisions for the NEOs, consideration is given to compensation data for companies in healthcare-related industries as reported in nationally recognized Radford Global Technology and Global Lifesciences Compensation Surveys. The Compensation Committee considers both survey data that is healthcare-specific and also general industry data for companies within a similar size scope to Edwards. The Compensation Committee believes it is appropriate to refer to these additional data because we compete with these types of companies for executive talent.

We do not target any one specific percentile but instead consider the market data along with factors like the individual’s performance and context from the talent market more broadly to determine our target total direct compensation and the elements of compensation for our NEOs.

Edwards Lifesciences Corporation	2020 Proxy Statement	33

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Elements of Compensation.    The compensation package for each NEO consists primarily of (a) base salary; (b) an annual cash incentive payment based on attainment of pre-established financial measures, operating goals, and individual performance; and (c) long-term stock-based incentive awards. Each of these three components of compensation is intended to promote one or more of our objectives of designing executive compensation that is performance-based, is competitive, and aligns the interests of the executives with our stockholders as further described in the Elements of Compensation Summary chart below.

Elements of Compensation Summary

Element of Compensation	Why We Pay this Element	Compensation Committee’s Evaluation Criteria

Base Salary	• Provides fixed compensation component payable in cash • Provides a certain level of security and continuity from year to year • Helps attract and retain qualified executives	• In addition to competitive data, the executive’s responsibilities, tenure, prior experience and expertise, individual performance, future potential, and internal equity are considered

Annual Cash Incentive Payment (see “Annual Cash Incentive Payment” section below)

•  Provides variable compensation component payable in cash to motivate and reward executives for annual performance against established corporate financial measures, operating and strategic goals, and individual objectives

•  Recognizes executives based on their individual contributions

•  Is performance-based and not guaranteed

• Incentive plan funding is determined by multiplying:
Financial Measurement Achievement (based on revenue growth, net income, and free cash flow targets set at the beginning of the year)
X
KOD Achievement (based on strategic, corporate, and business unit objectives determined at the beginning of the year)
X
Individual Performance Objective Achievement (determined at the beginning of the year) Up to a maximum of 200% of pre-established Incentive Pay Objective

34	Edwards Lifesciences Corporation	2020 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Element of Compensation	Why We Pay this Element	Compensation Committee’s Evaluation Criteria

Long-Term Incentive Awards • 55% Stock Options • 20% RSUs • 25% PBRSUs

•  Aligning executives’ interests directly with those of stockholders; provides executives with an incentive to manage the Company from the perspective of an owner

•  Stock options tie executive pay directly to stockholder value creation over the long term, promote executive retention, and are consistent with our focus on top-line growth, innovation and our longer-term investment horizon and product pipeline

•  RSUs promote stability and retention of our executives over the long term

•  PBRSUs are measured against relative TSR, which links compensation to our performance over a three-year period against the performance of other companies

•  Since RSUs and PBRSUs are paid in shares of Edwards stock, these awards also further link executives’ interests with those of our stockholders

•  Retains qualified employees

•  Is performance- or stock price-based and value is not guaranteed

•  The size and composition of long-term incentive awards are determined annually by the Compensation Committee taking into account competitive total direct compensation pay positioning guidelines using market reference data from the Comparator Group, along with the individual executive’s level of responsibilities, ability to contribute to and influence our long-term results, and individual performance

Benefits

•  Provides a safety net to protect against financial catastrophes that can result from illness, disability or death

•  A benefit program that is competitive with companies with which we compete for executive talent supports recruitment and retention of executives

• Executives are eligible to participate in benefit programs on terms as are generally offered to other Company employees

Perquisites

•  Assists in attracting and retaining executives by enhancing the competitiveness of the executive’s compensation in a relatively inexpensive way

•  Enables executives to perform their responsibilities efficiently, maximize their working time, and minimize distractions

• Modest perquisites consistent with market practices

Base Salary.    The Compensation Committee generally reviews each NEO’s base salary in February and any approved changes are effective with the first pay period in April. The base salary for the CEO is established in a similar manner and is described more fully under “Employment and Post-Termination Agreements” below. Base salaries paid to the NEOs increased between 2.0% and 5.5% in 2019 over the level in effect in 2018 to help maintain market competitiveness and based on the Compensation Committee’s assessment of internal rolesand contributions.

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Annual Cash Incentive Payment.    All of the NEOs and many other management and non-management-level employees (approximately 12,133 employees) participated in the 2019 Edwards Incentive Plan (the “Incentive Plan”).

The Compensation Committee establishes for each NEO the amount of incentive payment that will be earned for targeted performance, referred to as the “Incentive Pay Objective.” The Compensation Committee utilizes the Incentive Pay Objective so that the total cash compensation (base salary plus incentive payment for expected performance) for the NEOs will be at approximately the median of the Comparator Group. The Compensation Committee then considers performance results to determine the actual cash incentive payments. As described below, in applying its discretion, the Compensation Committee may reduce, but may not increase, the cash incentive payment.

The accompanying “Grants of Plan-Based Awards in Fiscal Year 2019” table reports the maximum amounts payable and the Incentive Pay Objective (called the “Target” in the table) established for each NEO.

The Incentive Plan for NEOs in 2019 provided that achievement at the threshold of any one of three Company financial measures (revenue growth, net income and free cash flow) would result in initial funding for the Incentive Plan. Then, the Compensation Committee applied its discretion in a two-step process to determine the final annual cash incentive payments for the NEOs. Each of these two steps is discussed below:

(1)	Incentive Plan Funding

The Compensation Committee, after consultation with management, sets annual incentive performance goals each year for achievement of financial measures and KODs. Financial measures are non-GAAP calculations generally on the same basis as contained in our financial guidance, subject to further adjustment to account for material developments during the year. In February 2019, the Compensation Committee initially established the financial measures at the minimum, target, and maximum levels set forth in the chart below.

Incentive Plan funding is determined after results of achievement of the predetermined financial measures and KODs are known.

The following illustration shows how the Incentive Plan is funded.

Financial Measure Achievement (%)	X	Key Operating Driver Achievement (%)	=	Actual Incentive Plan Funding (%)

Initially, the Board assesses the percentage of achievement of pre-established Company financial measures. No funding is earned if actual performance associated with at least one of the financial goals does not exceed the pre-established minimum threshold. All three thresholds were exceeded in 2019. Achievement of the maximum level specified for each financial goal would result in funding for this measure at 175%.

For 2019, our financial goals, and the corresponding weightings, were as follows: revenue growth (50% weighting); net income (30% weighting); and free cash flow (20% weighting). The following table sets forth the target level for each goal as well as the level of achievement required to reach the various levels of financial measure achievement. Interpolation is applied for results between the levels shown in the chart.

Based on the performance levels in the chart below, our financial measures funded at 151%.

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2019 Company Financial Performance Measures*

	Percentage of Financial Measure Achievement

	Minimum (25%)	Target (100%)	Maximum (175%)	Actual (%)

Underlying Revenue Growth – 50% Weight	8.0%	10.5%	15.5%	15.3%

Adjusted Net Income ($M) – 30% Weight	$995	$1,048	$1,100	$1,048

Adjusted Free Cash Flow ($M) – 20% Weight	$752	$827	$902	$991

*

“Underlying Revenue Growth” is a non-GAAP item. Refer to Appendix A for a reconciliation to the most directly comparable GAAP financial measure. Adjusted Net Income used in setting and determining compensation is not calculated in accordance with GAAP and excludes intellectual property litigation expenses, amortization of intangible assets, fair value adjustments to contingent consideration liabilities, the purchase of intellectual property, impairment of long-lived assets, and the tax benefit from stock based compensation. Adjusted Free Cash Flow is also a non-GAAP financial measure that is defined as cash flows from operating activities less capital expenditures and excluding the tax benefit from stock based compensation and payments related to a litigation settlement, net of the associated tax benefit. As to each measure, the percentage of achievement is determined on a straight-line basis for actual performance between the minimum and target, or between the target and maximum, levels.

The financial measure achievement is multiplied by the level of achievement of pre-established KODs. Management proposes and the Board reviews and approves the KODs each year to address specific business initiatives derived from our Strategic Imperatives and operating plans. The KODs address specific tangible and measurable progress toward our Strategic Imperatives, and focus the executive team on the areas and strategic initiatives most important to our future success. We have established a range of performance for each KOD with the expectation that the target range should be achievable with the expected level of performance. Performance within the expected range results in a multiplier of 100%. Performance below the range is considered sub-optimal and will result in a discount to the financial measure. Performance above the range is considered extraordinary and results in a multiplier above 100%. The aggregate KOD multiplier may not exceed 150%.

In 2019, there were four KODs:

•	Lead the expansion of Transcatheter Aortic Valve Replacement and accelerate the treatment of aortic stenosis

•	Transform the treatment of mitral and tricuspid valve disease

•	Strengthen global leadership in surgical heart valve, critical care and adjacent opportunities

•	Strengthen capabilities and talent to execute key initiatives

After evaluating actual achievement of 80 different metrics and milestones underlying these KODs, the Board determined in its judgment that overall KOD performance for 2019 was 97%.

Based on the formula above, combining financial performance of 151% with KOD performance of 97%, the Compensation Committee arrived at a corporate Incentive Plan funding of 146%.

(2)	Individual Performance

Individual performance objectives for the CEO are established collaboratively by the CEO and the Compensation Committee, and the individual performance objectives for the other NEOs are established collaboratively by the CEO and each such executive. The Compensation Committee believes each executive has an appropriate number of meaningful individual performance objectives. The individual performance objectives are chosen to create goals, the attainment of which is designed to implement our strategic and operating plans, with a focus on the achievement of the financial measures and operational goals within each executive’s individual area of responsibility.

These objectives are considered in the aggregate to determine an overall performance assessment for each NEO for the purposes of determining compensation. Although some of the individual performance objectives are expressed in qualitative terms that require subjective evaluation, objectives also include several quantitative measures. However, the assessment of the overall performance for each NEO involves a subjective process. The CEO reviews the performance of each NEO (other than the CEO) with the Compensation Committee and recommends a performance assessment for each executive. The Compensation Committee assesses the CEO’s performance. The Compensation Committee then exercises subjective judgment, reviewing the individual performance objectives, the overall performance of the individual executive

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against all of his or her individual objectives, taken together, and the executive’s performance relative to the environment and to other executives. There is no formal weighting of the individual performance objectives. Individual performance may impact an executive’s cash incentive payment, subject to an overall cap on incentive payments of 200% of the Incentive Pay Objective.

The individual performance objectives for the CEO and the other NEOs and the factors considered by the Compensation Committee for 2019 are described below.

NEO	2019 Performance Objectives and Factors Considered by the Compensation Committee

Mr. Mussallem

•  Develop and deploy strategy; drive our strategic imperatives through KOD achievement; achieve Company financial goals; increase long-term shareholder value; attract and retain a diverse, talented team; promote a strong culture consistent with our Credo and Aspirations; and provide leadership as Board Chairman.

•  The Compensation Committee found that Mr. Mussallem broadly achieved all of his objectives, noting that Edwards’ financial results demonstrated impressive growth, and that he had overseen important therapy innovations and infrastructure-related strategic initiatives intended to drive longer term growth and success. The Company was recognized for our strong patient-focused culture, sustainability program and community engagement. Overall, Mr. Mussallem delivered above-expectation financial results highlighted by strong profitability despite product launch delays. The Company continued to deliver superior long-term shareholder returns compared to benchmarks while investing aggressively in our technology pipeline and future initiatives.

Mr. Ullem

•  Ensure the Company’s financial reporting maintains the highest integrity; drive to achieve 2019 strategic imperatives, KODs and financial goals; maintain a high standard of investor relations; optimize capital deployment and; enhance stockholder returns; execute company-wide Information Technology and enterprise risk management initiatives; attract and retain a diverse, talented team; and promote a strong culture consistent with our Credo and Aspirations.

•  The Compensation Committee noted that Mr. Ullem demonstrated strong overall performance in the role of Chief Financial Officer. Specifically, he led the continued development of solid financial planning and issuance of timely and accurate financial reports, continued to build investor confidence, implemented strategic changes to facilitate favorable impact from the “Tax Cuts and Jobs Act” and optimized the Company’s capital structure to enhance shareholder returns, improved risk mitigation through enterprise risk management, deployed several global information technology enhancements to strengthen Edwards’ infrastructure, and focused on global talent development.

Mr. Bobo

•  Develop and implement Edwards’ corporate strategy, establish and execute business development goals that advance our strategy, provide leadership to our Healthcare solution team, develop and advance our emerging heart failure and disease awareness initiatives; attract and retain a diverse, talented team; and promote a strong culture consistent with our Credo and Aspirations.

•  The Compensation Committee noted Mr. Bobo’s leadership in the strengthening and execution of our innovation-driven strategy including advancing our global disease awareness initiatives; the successful execution of business development transactions that advanced our pipeline, strengthened key initiatives and complemented our internal investments; and leadership of our heart-failure and CardioCare initiatives.

Mr. Lemercier

•  Develop, evolve and execute the regional business strategy for Europe, Canada, and Latin America; drive new product introductions, consistently deliver sales growth and achieve financial goals for Europe, Eastern Europe, Middle East, Africa, Canada, and Latin America; drive innovation and enhance leadership in key franchises; attract and retain a diverse, talented team; and promote a strong culture consistent with our Credo and Aspirations.

•  The Compensation Committee noted Mr. Lemercier’s leadership abilities to continually achieve strong regional results, specifically driven by multiple product launches, a focus on regulatory and government affairs, and patient engagement. In particular, there was expanded adoption and new indication achieved for Transcatheter Aortic Valve Replacement as well as introduction of new Transcatheter Mitral and Tricuspid Therapies. His team also enhanced customer operations, prepared for EU MDR readiness and had continued focus on talent development across all geographies.

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NEO	2019 Performance Objectives and Factors Considered by the Compensation Committee (Continued)

Mr. Wood

•  Develop, evolve and execute the strategy for the Transcatheter Aortic Valve Replacement business to strengthen our leadership position; consistently deliver sales growth and achieve the financial goals for the Transcatheter Aortic Valve Replacement business; drive innovation and 2019 product development KODs; attract and retain a diverse, talented team; and promote a strong culture consistent with our Credo and Aspirations.

•  The Compensation Committee noted that under Mr. Wood’s leadership, Transcatheter Aortic Valve Replacement financial results were strong globally and significantly exceeded the original 2019 expectations. In addition, Edwards was the first company to receive both FDA approval and CE Mark for TAVR in the treatment of patients at low risk for surgery as a result of the randomized PARTNER 3 Trial results published in The New England Journal of Medicine. His team also advanced the SAPIEN 3 Ultra valve, introducing it to clinicians in the U.S. and Europe. In summary, 2019 was marked by meaningful indication expansions for patients, increased awareness among clinicians and patients about TAVR, and continued technology leadership that is demonstrating improved patient outcomes.

Committee Review Process.    The Compensation Committee generally meets each February to review and approve annual incentive payments for the prior year and to set incentive performance targets for the current year. The Compensation Committee may adjust the incentive payment levels based on financial measure achievement, KOD achievement, individual performance, and TSR. In February 2020, after reviewing the Company’s 2019 performance versus financial and operational goals, TSR performance, and business unit performance, the Compensation Committee awarded incentive payments to the NEOs that ranged from 139% to 158% of the Incentive Pay Objectives for the NEOs. The amount awarded to each NEO for 2019 is reported in the accompanying “Summary Compensation” table. The incentive payments were paid in March 2020.

(3)	Long-Term Incentive Awards.

The mix of long-term incentive awards granted to our NEOs in 2019 included stock options, PBRSUs and RSUs. The Compensation Committee views stock options as performance-based equity compensation, tying our executives’ pay directly to stockholder value creation over the long term because the value of our common stock must increase after the date of grant of the options in order for the options to have any value. Having a seven-year time horizon, stock options also promote the retention of our executives and are consistent with our focus on top-line growth, innovation and our longer-term investment horizon and product pipeline. PBRSU awards measure relative TSR, which the Compensation Committee believes is a straightforward and objective metric for our stockholders to evaluate our performance against the performance of other companies and to align with stockholder interests. As the RSU awards have value regardless of stock price performance, they help promote the stability and retention of a strong executive team over the longer term (vesting schedules generally require continuous service over multiple years, as described below).

Of the total 2019 long-term incentive awards granted to each of our NEOs, the values of stock options were weighted 55%, PBRSUs were weighted 25%, and time-based RSUs were weighted 20%. We believe measuring a combination of absolute TSR (through stock options) and relative TSR (through PBRSUs), and providing stock-denominated time-based vesting RSUs, results in a balance between these incentives that appropriately aligns our executives’ pay with stockholder value while promoting the stability and retention of the executive team. Given the different risk and reward characteristics of these three types of awards and our executive compensation philosophy, the Compensation Committee believes that the equity awards granted to executives should comprise a greater proportion of stock options and PBRSUs relative to RSUs.

Stock Options.    Stock options granted in 2019 to Mr. Ullem and Mr. Wood vest annually over four years and have a seven-year term. Stock options granted to Mr. Mussallem, Mr. Lemercier and Mr. Bobo vest monthly over 36 months, consistent with the vesting standards established by the Company for its stock option grants to executives who are retirement-eligible, and have a seven-year term. Stock options granted during 2019 have an exercise price equal to the closing price on the day of the regular Board meeting held on the next day following Compensation Committee approval.

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PBRSUs.    PBRSUs awarded in 2019 are based on relative TSR performance as measured for the performance period beginning April 30, 2019 and ending April 30, 2022. The percentage of the target PBRSU awards that will vest at the end of the three-year performance period depends on the percentage by which our annualized TSR exceeds or falls short of the median annualized TSR (calculated assuming dividend reinvestment) of the SPSIHE Subset (as defined below). The chart below illustrates the maximum, target and threshold performance levels and the PBRSU payout at each level.

2019 PBRSU Performance Levels	Annualized TSR vs Median of SPSIHE Subset	Payout as a Percentage of Target Award

Maximum	+7.5% points from median	175%

Target	Median	100%

Threshold	-7.5% points from median	25%

No Payout	More than -7.5% points from median	0%

The maximum and threshold performance levels applicable to the awards were set at levels that the Compensation Committee believed were consistent with the historical 75th and 25th percentile levels, respectively, for the TSRs of the SPSIHE Subset. The “SPSIHE Subset” is a subset of 25 companies in the S&P Healthcare Equipment Select Industry Index that are also on the S&P 500 Index or S&P 400 Midcap Index. We believe this group is a strong comparator for performance purposes as it includes companies of comparable size with similar business models.

RSUs.    RSUs awarded in 2019 to the NEOs vest 50% on the third and fourth anniversaries of the award date, subject to continued employment of the award recipient through the applicable vesting date.

At the Compensation Committee meeting immediately preceding the stockholder meeting in May of each year, the Compensation Committee generally determines the size of the long-term incentive award for each NEO. In keeping with our commitment to provide a total compensation package that emphasizes at-risk components of pay, long-term incentives for 2019 comprised, on average, 68% of the value of the NEO’s total direct compensation package.

For 2019, the CEO evaluated each NEO’s performance (other than his own), as discussed previously (see “Compensation Process” above), and established specific recommendations for the Compensation Committee’s consideration. Accordingly, the Compensation Committee established awards for the NEOs (other than the CEO) based on these recommendations and the Committee’s assessment of the factors noted above for each executive. The Compensation Committee evaluated the CEO’s performance using the same criteria as discussed above in “Compensation Process” to establish the appropriate award for the CEO. Equity awards are granted under the Company’s Long-Term Stock Incentive Compensation Program (the “Long-Term Stock Program”), which was last approved by the stockholders in May 2017. The equity awards granted to the NEOs for 2019 are set forth in the accompanying “Grants of Plan — Based Awards in Fiscal Year 2019” table below.

Value of Equity Awarded in 2019.    In granting equity awards, the Compensation Committee values stock options as of the grant date using the Black-Scholes valuation model, and RSUs and PBRSUs are valued at the fair market value of the underlying shares on the grant date with the value of PBRSUs based on the “target” level of performance. Under applicable accounting rules, however, the grant-date fair value of the PBRSUs awarded to our NEOs is calculated using a Monte Carlo simulation pricing model. The PBRSUs are included as compensation for our NEOs in the “Summary Compensation Table” based on this valuation methodology. For information on the assumptions used in this fair value computation, refer to Note 14 of the “Notes to Consolidated Financial Statements” in the 2019 Annual Report. The Compensation Committee does not apply the Monte Carlo simulation when it determines the number of PBRSUs to be awarded to an executive (instead basing the value of a PBRSU on the fair market value of the underlying “target” number of shares on the grant date) to simplify the award process and provide more consistent award sizing (based on the number of shares subject to the awards) from year to year.

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The following chart shows the values of the PBRSU awards approved by the Compensation Committee in 2019 that were used to determine the number of shares subject to the awards (based on the $177.77 closing price per share of our common stock on the grant date for PBRSUs, calculated at the “target” level of performance and without taking the Monte Carlo simulation pricing model into account), as well as the accounting grant-date fair value of the PBRSUs we are required to use under applicable SEC rules to report in the “Summary Compensation Table” (calculated as noted in the footnotes to the “Summary Compensation Table,” and including the impact of the Monte Carlo simulation pricing model).

	2019 PBRSU Awards

Name	Value Based on May 8, 2019 Stock Price	Value Required to be Included in Summary Compensation Table

Mr. Mussallem	$1,924,360	$2,099,509

Mr. Ullem	502,200	547,909

Mr. Bobo	426,648	465,480

Mr. Lemercier	288,876	315,169

Mr. Wood	448,869	489,724

The grant-date fair value of all the long-term incentive awards granted by the Company to the NEOs in 2019 is included in the “Grants of Plan-Based Awards in Fiscal Year 2019” table below.

Determination as to 2016 PBRSU Awards.    In May 2016, the Compensation Committee granted awards of PBRSUs to certain of our executives. For these awards to vest, Edwards’ TSR had to reach the 25th percentile relative to that of the other companies that were listed in the SPSIHE Subset on the grant date and were still publicly traded on April 30, 2019, the last day of the three-year performance period. Edwards’ percentile ranking compared to the threshold, target, and maximum percentile ranks of the SPSIHE Subset as of April 30, 2019, as well as the 3-year TSRs relative to each level are as follows:

2016 PBRSU Performance Levels	Rank of SPSIHE Subset	TSR Over Three-Year Period	Payout as a Percentage of Target Award

Maximum	75th Percentile	30.17%	175%

Target	50th Percentile	22.59%	100%

Threshold	25th Percentile	15.15%	25%

Edwards	38th Percentile	20.25%	75.77%

The Compensation Committee determined that as of April 30, 2019 our relative TSR was at the 38th percentile and, accordingly, 75.77% of the target award for each executive vested. Amounts realized by our NEOs attributable to these awards can be found in the “Option Exercises and Stock Vested in Fiscal Year 2019” table below.

Stock Ownership Guidelines and Holding Requirement.    Under our guidelines, executives are expected to own shares of Edwards’ stock as follows:

CEO	Other NEOs

6 times base salary	3 times base salary

All of the NEOs are in compliance with the ownership guidelines.

Stock ownership guidelines were established to create additional owner commitment and to emphasize stockholder value creation. Expected ownership levels are adjusted as the executives’ annual base salaries change. Executives who have not met the guidelines must hold 50% of the net shares of our common stock acquired in connection with the exercise of stock options and the vesting of restricted stock and RSU awards (after satisfaction of applicable taxes and, in the case of

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options, payment of the exercise price) until the guidelines are met. In the event an executive achieved the guideline but was unable to maintain the ownership level due to a decline in the price of our common stock, the 50% holding requirement is reinstated.

Prohibition on Pledging and Hedging.    We have adopted a policy prohibiting all members of the Board, all employees with a title of “vice president” equivalent or above, and any employee designated as a “Designated Insider” from time to time under our insider trading policy, from pledging or hedging the Company’s securities. Pledging includes holding the Company’s securities in a margin account or otherwise pledging the Company’s securities as collateral for a loan. Hedging includes entering into short sales, options, puts, calls and sales against the box, as well as hedging of the Company’s securities or derivative transactions including equity swaps, forwards, futures, collars and exchange funds. To our knowledge, none of our NEOs have engaged in hedging or pledging with respect to our common stock.

Market Timing of Equity Awards.    We do not have any program, plan or practice to time equity grants in coordination with the release of material information. Annual equity awards for the NEOs are generally approved at the Compensation Committee meeting in May of each year and awarded on the date of the Board meeting immediately following that Committee Meeting. Any other equity awards to the NEOs, including grants to new hires, are generally made on the date of the next regularly scheduled Board meeting.

Benefits and Perquisites.    The NEOs are eligible to participate in employee benefit programs generally offered to other of our employees employed in the same jurisdiction as the NEO including, for all NEOs employed in the United States, the Edwards Lifesciences Corporation 401(k) Savings and Investment Plan (“401(k)”), which provides for a Company matching contribution. Beginning in 2018, the Company matches employee 401(k) contributions dollar for dollar up to the first 4% of cash compensation, and 50% on the next 2%. In addition, we provide certain other perquisites to our NEOs described below that are not generally available to our employees.

The Compensation Committee conducts an annual review of the competitiveness of our perquisite program, including its individual components and levels, against the perquisite programs of companies in the Comparator Group. As a result of these reviews, the Compensation Committee may make adjustments from time to time in the benefits and perquisites provided as it determines to be appropriate.

We believe that providing perquisites enhances the competitiveness of the executive’s compensation in a relatively inexpensive way. These perquisites are described below and reported in the “Summary Compensation Table.”

Our perquisite program for the NEOs includes the following:

Car Allowance.    An annual car allowance is paid as follows: $13,200 for the CEO, and $10,800 for the other U.S.-based NEOs. An executive residing outside of the U.S. is entitled to an amount in local currency that provides the executive with similar car benefits as those received by an executive in the U.S. The car allowance is intended to cover expenses related to the lease, purchase, insurance, and maintenance of a vehicle, and mileage for business use. It is provided in recognition of the need to have executives visit customers, business partners, and other stakeholders in order to fulfill their job responsibilities.

Executive Physical Examination.    The Company paid up to $2,149 for each annual executive physical examination received by a NEO. This benefit encourages the proactive management of the executive’s health, helping best position the executive team to be able to address the ongoing and day-to-day issues we face.

Perquisite Allowance.    NEOs receive a fixed annual allowance for certain expenses. The CEO receives $40,000 (including one club membership that is being used for corporate business purposes, at a cost of $6,190 in 2019), and the other NEOs each receive $20,000. This benefit recognizes the diverse nature of expenses that have a business nexus that may be incurred by our executives. The allowance may also be used to cover certain personal financial, estate and tax planning costs, as we believe that it is appropriate for the executives to have professional assistance in managing their total compensation, permitting them to focus their full attention on growing and managing our business.

Pension.    Mr. Lemercier participates in our pension plan applicable to our salaried employees at our Nyon, Switzerland facility (see the section “Pension Benefits” below). We do not have any pension plans in which any of the other NEOs participate.

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Deferred Compensation.    We have adopted a deferred compensation plan for the NEOs and certain other management employees to enable them to save for retirement by deferring their income and the associated tax to a future date or termination of employment. Under the Executive Deferred Compensation Plan (the “EDCP”), return on compensation deferred by participants is based on investment alternatives selected by the participant. We believe that the EDCP is comparable to similar plans offered by companies in the Comparator Group.

The amounts deferred and accrued under the EDCP for the NEOs are reported below in the “Summary Compensation Table” and the “Nonqualified Deferred Compensation Plans” table.

Employment and Post-Termination Agreements.    We have entered into an employment agreement with the CEO, as well as change-in-control severance agreements (the “change-in-control severance agreements”) with the CEO and our other NEOs as discussed below. Mr. Bobo, Mr. Lemercier, Mr. Ullem, and Mr. Wood are eligible to participate in a general severance plan for eligible employees to receive severance benefits upon an involuntary termination of employment due to the elimination of their position or a reduction in workforce.

Chief Executive Officer Employment Agreement.    We entered into an amended and restated employment agreement with Mr. Mussallem on March 9, 2009, which was approved by the Compensation Committee and provides for, among other things, his appointment as Chief Executive Officer, an annual base salary, bonus and long-term incentive awards as determined by the Board, and, in certain circumstances, severance payments upon termination of employment. The agreement renews automatically for successive one-year terms.

Mr. Mussallem’s base salary is reviewed and may be adjusted annually based on the Compensation Committee’s review of the Comparator Group data in consultation with the Compensation Consultant, and Mr. Mussallem’s performance. The Compensation Committee followed the same philosophy and programs described above for executives in determining 2019 compensation for Mr. Mussallem. In addition, the Compensation Committee reviewed a tally sheet, which affixed a dollar amount to all components of Mr. Mussallem’s compensation, including current compensation, equity awards and benefits.

The Compensation Committee believes, after reviewing Mr. Mussallem’s total direct compensation, individual performance, and contribution to our financial results during 2019, that Mr. Mussallem’s total compensation and each component thereof were in line with our compensation philosophy and objectives.

If Mr. Mussallem’s employment is involuntarily terminated by us without “cause,” as defined in the employment agreement, we are required to pay certain severance benefits, provided he is not receiving the severance benefits under his change-in-control severance agreement. The material terms of the severance arrangement are described in the section “Potential Payments upon Termination or Change in Control” below.

Change-in-Control Severance Agreements.    We have entered into agreements with the NEOs pursuant to which such individuals will be provided certain payments and benefits in the event of termination of employment following a change in control of the Company. We believe that these agreements enhance the likelihood of retaining the services of the executives in the event we were to become an acquisition target and allow the NEOs to continue to focus their attention on our business operations, stockholder value and the attainment of long-term and short-term objectives without undue concern over their employment or financial situations. The material terms of the agreements are described in the section “Potential Payments upon Termination or Change in Control,” below.

We believe that the level of severance payments is fair and reasonable based on the value we would derive from the services provided by the executives with change-in-control severance agreements prior to, and following, a change in control.

Tax Implications – Policy Regarding Section 162(m).    Federal income tax law generally prohibits a publicly-held company from deducting compensation paid to a current or former NEO that exceeds $1 million during the tax year. Certain awards granted by the Company before November 2, 2017 that were based upon attaining pre-established performance measures set by the Committee, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit. There can be no assurance that any compensation the Committee intended to be deductible will in fact be deductible.

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Although the potential deductibility of compensation is one of the factors the Committee notes when designing the Company’s executive compensation program, the Committee has the flexibility to take any compensation-related actions it determines are in the best interests of the Company and its stockholders, including awarding compensation that will not be deductible for tax purposes.

The Compensation Committee recognizes the importance of preserving our ability to design compensation programs to attract and retain skilled and qualified individuals in a highly competitive market. The Compensation Committee will continue to design salary, annual incentive bonuses and long-term incentive compensation in a manner that the Compensation Committee believes prudent or necessary to hire and retain our NEOs, and may approve non-deductible compensation arrangements for our executive officers from time to time when it believes that these other considerations outweigh the benefit of the tax deductibility of the compensation.

2020 Compensation Decisions.    At its February 2020 meeting, the Compensation Committee approved average base salary increases of approximately 3.6% for the NEOs to maintain market competitiveness. The Compensation Committee also approved other base salary increases to recognize performance for other executives. In addition, the Compensation Committee established the Incentive Pay Objectives and the maximum bonus for each NEO, and established the Company’s 2020 financial measures and operational goals under the Incentive Plan.

COMPENSATION AND GOVERNANCE COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” disclosure with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in the Proxy Statement distributed in connection with the Annual Meeting.

The Compensation and Governance Committee:

William J. Link, Ph.D. (Chair)

Steven R. Loranger

Martha H. Marsh

Nicholas J. Valeriani

This report shall not be deemed soliciting material or to be filed with the SEC, or incorporated by reference in any document so filed, whether made before or after the date hereof, except to the extent we specifically request that it be treated as soliciting material or it is specifically incorporated by reference therein.

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EXECUTIVE COMPENSATION

The “Summary Compensation Table” quantifies the value of the different forms of compensation earned by or awarded to our NEOs for 2019. The primary elements of each NEO’s total compensation reported in the table are base salary, annual bonus and long-term equity incentives consisting of stock options, PBRSUs and RSUs. NEOs also received the other benefits listed in the “All Other Compensation” column of the “Summary Compensation Table,” as further described in the footnotes to the table.

The “Summary Compensation Table” should be read in conjunction with the tables and narrative descriptions that follow. A description of the material terms of each NEO’s base salary and annual bonus is provided immediately following the “Summary Compensation Table.” The “Grants of Plan-Based Awards in Fiscal Year 2019” table, and the accompanying description of the material terms of the stock options, PBRSUs, and RSUs granted in 2019, provides information regarding the long-term equity incentives awarded to NEOs in 2019. The “Outstanding Equity Awards at 2019 Fiscal Year-End” and “Option Exercises and Stock Vested in Fiscal Year 2019” tables provide further information on the NEOs’ potential realizable value and actual value realized with respect to their equity awards.

2019 Summary Compensation Table

The following table sets forth a summary, for the years indicated, of the compensation of the principal executive officer, the principal financial officer and our three other most highly compensated executive officers whose total compensation for 2019 was in excess of $100,000 and who were serving as executive officers at the end of 2019. No other executive officers that would have otherwise been includable in the table on the basis of total compensation for 2019 have been excluded by reason of their termination of employment or change in executive status during that year.

Name and Principal Position	Year	Salary $(1)	Bonus $(2)	Stock Awards $(3)	Option Awards $(3)	Non-Equity Incentive Plan Compensation $(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings $(5)	All Other Compensation $(6)	Total $

Mr. Mussallem	2019	1,072,240	—	3,641,664	4,235,402	2,381,117	—	190,550	11,520,973
Chairman of the Board and Chief Executive Officer	2018	1,034,769	—	3,391,586	3,631,053	2,597,000	—	183,294	10,798,318
	2017	995,385	—	2,943,863	3,409,180	2,228,226	—	176,099	9,734,099

Mr. Ullem	2019	619,760	—	1,047,907	1,098,595	756,864	—	47,945	3,571,071
Corporate Vice President, Chief Financial Officer	2018	593,628	—	843,514	975,537	559,944	—	49,207	3,021,830
	2017	569,826	—	855,664	914,598	800,400	—	44,082	3,184,570

Mr. Bobo	2019	615,455	2,000	807,687	935,153	671,600	—	73,546	3,105,441
Corporate Vice President	2018	592,999	4,000	772,062	891,964	563,790	—	78,584	2,903,399
	2017	573,506	2,000	821,135	881,474	802,473	—	68,501	3,149,089

Mr. Lemercier	2019	576,854	—	546,270	633,331	555,287	804,765	197,453	3,313,960
Corporate Vice President

Mr. Wood	2019	605,791	4,000	849,708	988,184	756,864	—	88,736	3,293,283
Corporate Vice President	2018	574,430	4,000	804,231	936,516	507,683	—	—	2,918,403
	2017	550,506	2,000	821,135	880,215	780,318	—	87,602	3,121,776

(1)

Amounts shown for 2019 include amounts that were deferred into the EDCP as follows: Mr. Mussallem – $122,611; Mr. Ullem – $0; Mr. Bobo – $27,789; Mr. Lemercier – $0, and Mr. Wood – $41,440 The EDCP is more fully described in the section following the “Nonqualified Deferred Compensation Plans” table below.

Mr. Lemercier’s salary is paid in Swiss Francs. Mr. Lemercier’s salary is reported in this table by converting Swiss Francs to United States dollars using an exchange ratio of 1.006404 (which is the average monthly intercompany exchange rate for the year).

(2)	Amounts shown for Messrs. Bobo and Wood include awards received through our Innovation Rewards Program which compensates active employee inventors for their patent contributions to our Company.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

(3)

The amounts reported in these columns reflect the aggregate grant-date fair value of the stock awards and option awards during the applicable year. These values have been determined under the principles used to calculate the grant-date fair value of equity awards for purposes of our financial statements in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. For a discussion of the assumptions and methodologies used to value the awards reported in these columns, please see the discussion of stock awards and option awards contained in Note 14 of the “Notes to Consolidated Financial Statements” in the 2019 Annual Report.

The table below sets forth the grant-date fair value determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 for the PBRSUs awarded in fiscal 2019, 2018, and 2017 based upon the probable outcome of the performance-related vesting conditions as of the grant date (we judged the “target” level of performance to be the probable outcome as of the grant date of the awards), and the grant-date fair value of these awards determined on that basis but assuming that the maximum level of performance was achieved.

Name	Year	Probable Outcome of Performance Conditions Grant-Date Fair Value ($)	Maximum Outcome of Performance Conditions Grant-Date Fair Value ($)

Mr. Mussallem	2019	2,099,509	3,674,140

	2018	1,970,143	3,447,749

	2017	2,071,342	3,624,849

Mr. Ullem	2019	547,909	958,840

	2018	486,960	852,180

	2017	522,158	913,777

Mr. Bobo	2019	465,480	814,590

	2018	446,070	780,623

	2017	501,410	877,468

Mr. Lemercier	2019	315,169	551,545

Mr. Wood	2019	489,724	857,017

	2018	464,656	813,148

	2017	501,410	877,468

(4)

Amounts shown in this column for 2019 were earned under the Incentive Plan based on achievement of performance criteria for 2019, as described in the “Compensation Discussion and Analysis” above. Amounts shown for Mr. Bobo include $221,628 deferred into the EDCP. Amounts earned but not deferred were paid to the executives for 2019 performance.

(5)

Mr. Lemercier participates in our pension plan for salaried employees at our Nyon, Switzerland facility (see the section, “Pension Benefits” below). The amounts shown include employer contributions and investment earnings, and do not include regular employee contributions of approximately $113,248 in 2019. The amount of Mr. Lemercier’s regular employee contributions to the Nyon pension plan is reflected in the total amount included in the “Base Salary” column of the “Summary Compensation Table”.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

(6)	The “All Other Compensation” column includes the following amounts paid to the NEOs for the year ended December 31, 2019. The amounts disclosed are the actual costs to us of providing these benefits.

Type of Compensation	Mr. Mussallem	Mr. Ullem	Mr. Bobo	Mr. Lemercier		Mr. Wood

401(k) Company Match	$14,000	$14,000	$14,000	$—		$14,000

EDCP Company Contribution	122,611	—	27,789	—		41,440

Company Contribution – Zurich vita Pension Plan (saving)	—	—	—	153,232		—

Car Allowance or Company Car Lease Payments	13,200	10,800	10,800	24,094		10,800

Officer Perquisites (Flexible Allowance, including, among other things, financial planning expenses, airline club dues, club membership dues, home office supplies, personal travel expenses; Annual Physical Examination Expenses and Life Insurance Premiums)	40,739	23,145	20,957	20,127	*	22,496

Totals	$190,550	$47,945	$73,546	$197,453		$88,736

*	Converted from 19,999 Swiss Francs to United States dollars. The conversion rate was determined by averaging the monthly intercompany exchange rate for the year.

Employment Agreements.    We entered into an amended and restated employment agreement with Mr. Mussallem on March 9, 2009 as described in the “Compensation Discussion and Analysis” section above. We do not have employment agreements with the other NEOs. Post-termination benefits are discussed in the “Potential Payments Upon Termination or Change in Control” section below.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Grants of Plan-Based Awards in Fiscal Year 2019

The following table provides certain summary information concerning each grant of an incentive award made to NEOs in 2019 under a compensation plan.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)				Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock/ Units (#)		All Other Option Awards; Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Share)	Closing Price on Grant Date ($)	Grant-Date Fair Value of Stock and Option Awards ($)(8)
Name	Grant Date(1)	Approval Date	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Mr. Mussallem	—	02/20/2019	—	1,553,240	(3)	3,106,480	—	—	—	—		—		—	—	—
	05/08/2019	05/07/2019	—	—		—	—	—	—	—		85,600	(6)	177.77	177.77	4,235,402
	05/08/2019	05/07/2019	—	—		—	—	—	—	8,675	(5)	—		—	—	1,542,155
	05/08/2019	05/07/2019	—	—		—	—	10,825	18,943	—		—		—	—	2,099,509

Mr. Ullem	—	02/20/2019	—	480,000	(3)	960,000	—	—	—	—		—		—	—	—
	02/21/2019	02/20/2019	—	—		—	—	—	—	575	(5)	—		—	—	100,016
	05/08/2019	05/07/2019	—	—		—	—	—	—	—		19,900	(7)	177.77	177.77	1,098,595
	05/08/2019	05/07/2019	—	—		—	—	—	—	2,250	(5)	—		—	—	399,983
	05/08/2019	05/07/2019	—	—		—	—	2,825	4,943	—		—		—	—	547,909

Mr. Bobo	—	02/20/2019	—	460,000	(3)	920,000	—	—	—	—		—		—	—	—
	05/08/2019	05/07/2019	—	—		—	—	—	—	—		18,900	(6)	177.77	177.77	935,153
	05/08/2019	05/07/2019	—	—		—	—	—	—	1,925	(5)	—		—	—	342,207
	05/08/2019	05/07/2019	—	—		—	—	2,400	4,200	—		—		—	—	465,480

Mr. Lemercier	—	02/20/2019	—	391,507	(3)	783,014	—	—	—	—		—		—	—	—
	05/08/2019	05/07/2019	—	—		—	—	—	—	—		12,800	(6)	177.77	177.77	633,331
	05/08/2019	05/07/2019	—	—		—	—	—	—	1,300	(5)	—		—	—	231,101
	05/08/2019	05/07/2019	—	—		—	—	1,625	2,843	—		—		—	—	315,169

Mr. Wood	—	02/20/2019	—	480,000	(3)	960,000	—	—	—	—		—		—	—	—
	05/08/2019	05/07/2019	—	—		—	—	—	—	—		17,900	(7)	177.77	177.77	988,184
	05/08/2019	05/07/2019	—	—		—	—	—	—	2,025	(5)	—		—	—	359,984
	05/08/2019	05/07/2019	—	—		—	—	2,525	4,418	—		—		—	—	489,724

(1)	Our practice is to grant equity-based awards on the date of the Board meeting following the Compensation Committee’s approval of the grants.

(2)

These are awards payable under the Incentive Plan for 2019. See the discussion on “Annual Cash Incentive Payment” beginning at page 36 for additional information. Amounts for Mr. Lemercier were converted from Swiss Francs to United States dollars using an exchange rate of 1.004576 CHF/USD (reflects the exchange rate as of January 2019).

(3)

See the discussions beginning at page 36 on “Annual Cash Incentive Payment” and on “Incentive Pay Objective” for additional information. The amounts set forth above represent the Incentive Pay Objective anticipated to be paid for performance meeting the pre-established objectives at the “target” and “maximum” performance levels.

(4)

These are PBRSUs granted under the Long-Term Stock Program that vest based on a combination of certain length of service and market conditions. The material terms of the PBRSUs are described in the section “Equity Incentive Plan Awards—Performance-Based Restricted Stock Units” below.

(5)

RSUs with respect to shares of common stock are granted under the Long-Term Stock Program. RSUs become vested as to 50% of the total number of units subject to the award on each of the third and fourth anniversaries of the award date and are subject to the executive’s continued employment with the Company. The material terms of the RSUs are described in the section “Equity Incentive Plan Awards—Restricted Stock Units” below.

(6)

Options to acquire common stock are granted under the Long-Term Stock Program. Consistent with vesting standards established by the Company for its stock option grants to executives who are retirement-eligible, options vest and become exercisable in 36 equal monthly installments beginning one month after the award date, and are subject to the executive’s continued employment with the Company. The material terms of the options are described in the section “Equity Incentive Plan Awards—Stock Options” below.

(7)

Options to acquire common stock are granted under the Long-Term Stock Program. The options vest and become exercisable in four equal annual installments beginning on the first anniversary of the grant date. The material terms of the options are described in the section “Equity Incentive Plan Awards—Stock Options” below.

(8)

The amounts reported in this column reflect the grant-date fair value of the stock award or option award determined under the principles used to calculate the grant-date fair value of equity awards for purposes of our financial statements. For the assumptions and methodologies used to value the awards, see footnote 3 to the “Summary Compensation Table” above.

Non-Equity Incentive Plan Awards.    The material terms of the non-equity incentive plan awards reported in the table above are described in the “Compensation Discussion and Analysis” section under the heading, “Elements of Compensation—Annual Cash Incentive Payment.”

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Equity Incentive Plan Awards.    Each of the equity incentive awards reported in the table above was granted under, and is subject to, the terms of the Long-Term Stock Program. The Compensation Committee administers the Long-Term Stock Program and has authority to interpret the plan provisions and make all required determinations thereunder. Additional terms of the equity incentive awards reported in the table above are described in the “Compensation Discussion and Analysis” section under the heading, “Elements of Compensation—Long-Term Incentive Awards” and in the footnotes accompanying the table above. The terms of the accelerated vesting provisions for equity incentive awards are described in this section and in the section titled “Potential Payments Upon a Termination or Change in Control.”

The table above reports awards of stock options granted to our NEOs in 2019. Each option represents a contractual right to receive one share of Company common stock if the option becomes vested and is exercised, subject to payment of the exercise price of the option by the award holder. The terms of each option are summarized in the chart below.

STOCK OPTIONS

Maximum Term (Expiration Date)	Seven years from grant date

Exercise Price Per Share	Fair market value of a share of common stock on the grant date

Vesting Schedule—Regular (all option grants in the chart above awarded to Mr. Ullem and Mr. Wood)	25% annually over four years following the grant date

Vesting Schedule—Retirement-Eligible (awards granted since May 2015 to all retirement-eligible executives, including Mr. Mussallem, Mr. Bobo and Mr. Lemercier)	Monthly over 36 months following the grant date

Vesting Schedule—Retirement-Eligible (awards granted before May 2015 to certain retirement-eligible executives, including Mr. Mussallem and Mr. Lemercier)	Monthly over 24 months following the grant date

Effect of Change in Control (awards granted before May 2015)	Accelerated vesting upon a change in control of the Company

Effect of Change in Control (awards granted since May 2015)

•  No automatic acceleration upon a change in control of the Company

•  Accelerated vesting upon a change in control with either (1) a specified termination of employment (a “double-trigger”) under the NEO’s change-in-control severance agreement, or (2) termination of the awards in connection with the change in control

Effect of Termination of Employment of Retirement-Eligible NEOs (Mr. Mussallem, Mr. Bobo and Mr. Lemercier)

•  Unvested options held by the NEO will immediately terminate and be forfeited

•  Vested options held by the NEO will remain exercisable and will terminate on the earlier of five years from termination date or the normal expiration date

Effect of Termination of Employment of Non-Retirement-Eligible NEOs (Mr. Ullem and Mr. Wood)

•  Unvested options held by the NEO will immediately terminate and be forfeited

•  Vested options held by the NEO will remain exercisable and will terminate on the earlier of 90 days from termination date or the normal expiration date

Dividend Rights	No dividend rights

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

The “Grant of Plan-Based Awards in Fiscal Year 2019” table above reports awards of RSUs granted to our NEOs in 2019. Each RSU represents a contractual right to receive one share of our common stock if the time-based vesting requirements applicable to the award are satisfied, as summarized in the chart below.

RESTRICTED STOCK UNITS

Vesting Schedule	50% of the total number of units subject to the award on the third and fourth anniversaries of the award date

Effect of Change in Control (awards granted before May 2015)	Accelerated vesting upon a change in control of the Company

Effect of Change in Control (awards granted since May 2015)

No automatic acceleration upon a change in control of the Company; accelerated vesting upon a change in control with either (1) a specified termination of employment (a “double-trigger”) under the NEO’s change-in-control severance agreement, or (2) termination of the awards in connection with the change in control

Effect of Termination of Employment of Retirement- Eligible NEOs (including Mr. Mussallem, Mr. Bobo and Mr. Lemercier)

•  RSUs held by the NEO will vest 25% for each full year of employment from the grant date

•  Any remaining unvested RSUs held by the NEO and not earned as mentioned above will terminate and be forfeited

Effect of Termination of Employment of Non-Retirement-Eligible NEOs (including Mr. Ullem and Mr. Wood)	Unvested RSUs held by the NEO will immediately terminate and be forfeited

Dividend Rights

Dividend equivalent units may be paid or credited, either in cash or in actual or phantom shares of common stock, on outstanding RSUs; however, to date we have never paid a dividend on our common stock

The “Grant of Plan-Based Awards in Fiscal Year 2019” table above reports awards of PBRSUs granted to our NEOs in 2019. Each PBRSU represents a contractual right to receive one share of our common stock if the performance-based and time-based vesting requirements applicable to the award are satisfied, as summarized in the chart below.

PERFORMANCE-BASED RESTRICTED STOCK UNITS

Right and Vesting Schedule

Receive 0% to 175% of the target number of shares subject to the award based on TSR measured over a 3-year performance period compared to comparator companies, generally subject to continued employment through the applicable vesting date

TSR Definition

The average of the closing price of a share for each trading day during the one month ending on the first day of the performance period compared to the average of the closing price of a share for each trading day during the one month ending on the last day of the performance period

Effect of Change in Control (awards granted before May 2015)

Upon a change in control:

•  during the performance period, the PBRSUs will accelerate and immediately vest at 100% of the target level, or

•  after the last day of the performance period and prior to the applicable scheduled time-based vesting date, subject to the executive’s continued employment, will vest as to the number of units that otherwise would have become vested on the vesting date based on actual performance

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

PERFORMANCE-BASED RESTRICTED STOCK UNITS (Continued)

Effect of Change in Control (awards granted since May 2015)

No automatic acceleration upon a change in control of the Company; accelerated vesting upon a change in control with either (1) a specified termination of employment (a “double-trigger”) under the NEO’s change-in-control severance agreement, or (2) termination of the awards in connection with the change in control

Effect of Termination due to Death, Disability, Retirement or Termination Without “Cause” or for “Good Reason”

Any unvested PBRSUs will remain eligible to vest at the end of the performance period based on actual attainment of the performance goals, and the NEO will receive a pro-rata portion of the shares subject to the award (after giving effect to the performance conditions) based on the NEO’s whole months of service during the performance period

Effect of any Other Termination of Employment	Any unvested PBRSUs held by the NEO will terminate and be forfeited

Compensation Committee Determination, Vesting Date

At the meeting of the Compensation Committee in May after the end of the performance period, the Compensation Committee will determine the exact number of shares issuable; payout will be interpolated on a linear basis between the points indicated in the table under “Performance Criteria” below

Dividend Rights

Dividend equivalent units may be paid or credited, either in cash or in actual or phantom shares of common stock, on outstanding RSUs; however, to date we have never paid a dividend on our common stock

Performance Period	Begins April 30 of the grant year and ends on April 30 in the third year following the grant year

Comparator Companies	Companies that were listed in the SPSIHE Subset on the grant date that are still publicly traded companies on the last day of the performance period

Performance Criteria	Performance Levels	Company’s TSR vs Median of SPSIHE Companies	Payout as a Percentage of Target Award

	Maximum	+7.5% points from median	175%

	Target	Median	100%

	Threshold	-7.5% points from median	25%

	No Payout	More than -7.5% points from median	0%

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table provides certain summary information concerning outstanding equity awards held by our NEOs as of December 31, 2019, including the vesting schedules for the portions of these awards that had not vested as of that date.

		Option Awards					Stock Awards

Name	Award Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Mr. Mussallem	05/14/2013	164,250	—		35.785	05/13/2020	—	—		—		—
	05/08/2014	383,200	—		41.940	05/07/2021	—	—		—		—
	05/14/2015	191,200	—		65.280	05/13/2022	—	—		—		—
	05/12/2016	117,500	—		105.590	05/11/2023	—	—		—		—
	05/11/2017	101,091	16,309	(2)	110.250	05/10/2024	—	—		—		—
	05/17/2018	55,045	49,255	(2)	135.830	05/16/2025	—	—		—		—
	05/08/2019	16,643	68,957	(2)	177.770	05/07/2026	—	—		—		—
	05/12/2016	—	—		—	—	5,875	1,370,579	(3)	—		—
	05/11/2017	—	—		—	—	11,975	2,793,648	(3)	—		—
	05/11/2017	—	—		—	—	—	—		14,975	(4)	3,493,518
	05/17/2018	—	—		—	—	10,600	2,472,874	(3)	—		—
	05/17/2018	—	—		—	—	—	—		13,250	(4)	3,091,093
	05/08/2019	—	—		—	—	8,675	2,023,791	(3)	—		—
	05/08/2019	—	—		—	—	—	—		10,825	(4)	2,525,364

Total		1,028,929	134,521				37,125	8,660,891		39,050		9,109,975

Mr. Ullem	05/08/2014	43,100	—		41.940	05/07/2021	—	—		—		—
	05/14/2015	44,200	—		65.280	05/13/2022	—	—		—		—
	05/12/2016	20,175	6,725	(5)	105.590	05/11/2023	—	—		—		—
	05/11/2017	13,300	13,300	(5)	110.250	05/10/2024	—	—		—		—
	05/17/2018	5,625	16,875	(5)	135.830	05/16/2025	—	—		—		—
	05/08/2019	—	19,900	(5)	177.770	05/07/2026	—	—		—		—
	05/12/2016	—	—		—	—	1,463	341,303	(3)	—		—
	05/11/2017	—	—		—	—	3,025	705,702	(3)	—		—
	05/11/2017	—	—		—	—	—	—		3,775	(4)	880,670
	05/17/2018	—	—		—	—	2,625	612,386	(3)	—		—
	05/17/2018	—	—		—	—	—	—		3,275	(4)	764,025
	02/21/2019	—	—		—	—	575	134,142	(3)	—		—
	05/08/2019	—	—		—	—	2,250	524,903	(3)	—		—
	05/08/2019	—	—		—	—	—	—		2,825	(4)	659,044

Total		126,400	56,800				9,938	2,318,436		9,875		2,303,739

Mr. Bobo	05/14/2013	26,848	—		35.785	05/13/2020	—	—		—		—
	05/08/2014	52,300	—		41.940	05/07/2021	—	—		—		—
	05/14/2015	44,200	—		65.280	05/13/2022	—	—		—		—
	05/12/2016	20,175	6,725	(5)	105.590	05/11/2023	—	—		—		—
	05/11/2017	24,540	3,960	(2)	110.250	05/10/2024	—	—		—		—
	05/17/2018	12,402	11,098	(2)	135.830	05/16/2025	—	—		—		—
	05/08/2019	3,674	15,226	(2)	177.770	05/07/2026	—	—		—		—
	05/12/2016	—	—		—	—	1,463	341,303	(3)	—		—
	05/11/2017	—	—		—	—	2,900	676,541	(3)	—		—
	05/11/2017	—	—		—	—	—	—		3,625	(4)	845,676
	05/17/2018	—	—		—	—	2,400	559,896	(3)	—		—
	05/17/2018	—	—		—	—	—	—		3,000	(4)	699,870
	05/08/2019	—	—		—	—	1,925	449,083	(3)	—		—
	05/08/2019	—	—		—	—	—	—		2,400	(4)	559,896

Total		184,139	37,009				8,688	2,026,824		9,025		2,105,442

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

		Option Awards					Stock Awards

Name	Award Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Mr. Lemercier	05/14/2013	13,880	—		35.785	05/13/2020	—	—		—		—
	02/20/2014	5,002	—		34.050	02/19/2021	—	—		—		—
	05/08/2014	17,360	—		41.940	05/07/2021	—	—		—		—
	05/14/2015	11,660	—		65.280	05/13/2022	—	—		—		—
	05/12/2016	4,980	1,660	(5)	105.590	05/11/2023	—	—		—		—
	05/11/2017	7,200	7,200	(5)	110.250	05/10/2024	—	—		—		—
	05/17/2018	8,391	7,509	(2)	135.830	05/16/2025	—	—		—		—
	05/08/2019	2,488	10,312	(2)	177.770	05/07/2026	—	—		—		—
	05/12/2016	—	—		—	—	425	99,148	(3)	—		—
	05/11/2017	—	—		—	—	1,625	379,096	(3)	—		—
	05/11/2017	—	—		—	—	—	—		2,050	(4)	478,245
	05/17/2018	—	—		—	—	1,625	379,096	(3)	—		—
	05/17/2018	—	—		—	—	—	—		2,025	(4)	472,412
	05/08/2019	—	—		—	—	1,300	303,277	(3)	—		—
	05/08/2019	—	—		—	—	—	—		1,625	(4)	379,096

Total		70,961	26,681				4,975	1,160,618		5,700		1,329,753

Mr. Wood	02/20/2014	5,002	—		34.050	02/19/2021	—	—		—		—
	05/14/2015	42,800	—		65.280	05/13/2022	—	—		—		—
	05/12/2016	19,575	6,525	(5)	105.59	05/11/2023	—	—		—		—
	05/11/2017	12,800	12,800	(5)	110.250	05/10/2024	—	—		—		—
	05/17/2018	5,400	16,200	(5)	135.830	05/16/2025	—	—		—		—
	05/08/2019	—	17,900	(5)	177.770	05/07/2026	—	—		—		—
	05/12/2016	—	—		—	—	1,425	332,438	(3)	—		—
	05/11/2017	—	—		—	—	2,900	676,541	(3)	—		—
	05/11/2017	—	—		—	—	—	—		3,625	(4)	845,676
	05/17/2018	—	—		—	—	2,500	583,225	(3)	—		—
	05/17/2018	—	—		—	—	—	—		3,125	(4)	729,031
	05/08/2019	—	—		—	—	2,025	472,412	(3)	—		—
	05/08/2019	—	—		—	—	—	—		2,525	(4)	589,057

Total		85,577	53,425				8,850	2,064,617		9,275		2,163,765

(1)

The dollar amounts shown in this column are determined by multiplying the number of shares or units reported in the “Number of Shares or Units of Stock That Have Not Vested” column by $233.29, the closing price of our common stock on the last trading day of 2019.

(2)

Options to acquire common stock granted under the Long-Term Stock Program. Consistent with vesting standards established for executives who are retirement eligible, including Mr. Mussallem, Mr. Bobo and Mr. Lemercier, options granted since May 2015 vest and become exercisable in 36 equal monthly installments beginning one month after the award date, and are subject to the executive’s continued employment.

(3)

RSUs under the Long-Term Stock Program. RSUs become vested as to 50% of the total number of units subject to the award on each of the third and fourth anniversaries of the award date, and are subject to the executive’s continued employment.

(4)

Target number of PBRSUs under the Long-Term Stock Program. PBRSUs vest on the third anniversary of the award date, and are subject to the executive’s continued employment. The number of shares issuable upon vesting of these PBRSUs will range from 0% to 175% of the target number of shares subject to the award and depend on satisfaction of applicable performance requirements over a three-year performance period.

(5)

Options to acquire common stock granted under the Long-Term Stock Program. The options vest and become exercisable in four equal annual installments beginning on the first anniversary of the award date, and are subject to the executive’s continued employment.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Option Exercises and Stock Vested in Fiscal Year 2019

The following table sets forth for each of the NEOs the number of shares of our common stock acquired under the NEO’s RSU and PBRSU awards that vested during the year ended December 31, 2019 and the value realized on each exercise of stock options by the NEO during the year ended December 31, 2019. No stock appreciation rights have been granted to the NEOs.

	Option Awards			Stock Awards

Name	Number of Shares Acquired on Exercise(#)		Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)(2)

Mr. Mussallem	393,950	(3)	62,849,542	25,794	4,645,509

Mr. Ullem	37,500	(4)	6,997,050	6,472	1,165,557

Mr. Bobo	91,552	(5)	15,285,462	6,472	1,165,557

Mr. Lemercier	12,560	(6)	1,778,584	1,115	199,905

Mr. Wood	80,600	(7)	12,358,576	6,264	1,128,111

(1)

The dollar amounts shown in the “Value Realized on Exercise” column are determined by multiplying (i) the number of shares of our common stock to which the exercise of the option related, by (ii) the difference between the per-share closing price of our common stock on the date of exercise and the exercise price of the options.

(2)

The dollar amounts shown in the “Value Realized on Vesting” column are determined by multiplying (i) the number of shares or units, as applicable, that vested, by (ii) the per-share closing market price of our common stock on the day prior to vesting.

(3)	All 393,950 options exercised by Mr. Mussallem were exercised pursuant to a pre-arranged stock trading plan established under Rule 10b5-1 of the Exchange Act (a “Rule 10b5-1 Plan”).

(4)	All 37,500 options exercised by Mr. Ullem were exercised pursuant to a Rule 10b5-1 Plan.

(5)	All 60,052 options exercised by Mr. Bobo were exercised pursuant to a Rule 10b5-1 Plan.

(6)	All 12,560 options exercised by Mr. Lemercier were exercised pursuant to a Rule 10b5-1 Plan.

(7)	All 80,600 options exercised by Mr. Wood were exercised pursuant to a Rule 10b5-1 Plan.

Pension Benefits

Mr. Lemercier participates in our pension plan applicable to salaried employees at our Nyon, Switzerland facility. None of our other NEOs participates in any Company pension plan. The following table sets forth the actuarial present value of Mr. Lemercier’s accumulated benefit under the Nyon pension plan (the “Nyon Pension Plan”).

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)		Payments During Last Fiscal Year ($)

Mr. Mussallem	—	—	—		—

Mr. Ullem	—	—	—		—

Mr. Bobo	—	—	—		—

Mr. Lemercier	Nyon Plan		$10,700,576	(2)	—

Mr. Wood	—	—	—		—

(1)

See Note 13 of the “Notes to Consolidated Financial Statements” in our 2019 Annual Report for a discussion of the assumptions and methodologies used to determine the present value of accumulated benefits under the Nyon Pension Plan.

(2)	The conversion rate reflects the average monthly intercompany exchange rate for December 2019 (1.019371 CHF/USD).

The Nyon Pension Plan is a cash balance plan under which each participant has an account balance consisting of savings and interest credits earned each year. Interest credits are determined annually. Savings credits are equal to a percentage of “insured salary” based upon the age of the participant (ranging from 15% at age 18 to 28% at age 55 or older for managers opting for an additional optional contribution of 4%). Insured salary includes salary, temporary income and bonus reduced by social security offsets. The plan is funded by both employee and employer contributions, which are fully vested at all times.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Mr. Lemercier made a regular employee contribution of approximately $113,248 in 2019. Normal retirement age is 65. At normal retirement, a participant may choose to receive the accumulated account balance as either a lump sum or in the form of a pension annuity.

2019 Nonqualified Deferred Compensation Plans

Executive Deferred Compensation Plan.    The following table sets forth information relating to our nonqualified deferred compensation plan (“EDCP”) for 2019 for the NEOs.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)

Mr. Mussallem	172,256	122,611	1,485,908	—	6,460,729

Mr. Ullem	—	—	—	—	—

Mr. Bobo	421,589	27,789	1,275,857	-4,405	7,338,345

Mr. Lemercier	—	—	—	—	—

Mr. Wood	49,728	41,440	229,620	—	1,019,932

(1)	Executive contributions for 2019 are included in the “Salary” column of the “Summary Compensation Table” above.

(2)	Company contributions for 2019 are included in the “All Other Compensation” column of the “Summary Compensation Table” above.

(3)

“Earnings” is defined to reflect the difference in the account balance between the beginning and end of the year, less any executive or Company contributions and any amounts withdrawn or distributed. Earnings include realized and unrealized gains and losses, capital gains and losses, and dividends paid.

(4)

The vested balance at the end of 2019 reflects the following aggregate amounts that were previously reported as compensation in the appropriate columns of the “Summary Compensation Table” for years through and including 2017 to the extent the executive was an NEO for the applicable year: $4,679,953 for Mr. Mussallem, $0 for Mr. Ullem, $5,431,464 for Mr. Bobo, $0 for Mr. Lemercier, and $699,145 for Mr. Wood. In addition, Mr. Bobo deferred $186,051 from his 2018 Non-Equity Incentive payout into the EDCP.

The EDCP provides the NEOs and certain other employees with the opportunity to defer specified percentages (up to 25%) of their cash compensation and receive matching employer contributions that could not be deferred or contributed to the 401(k) because of the limitations under such plan imposed by the Internal Revenue Code (the “Code”). The EDCP also permits the participants to defer up to 100% of their annual cash incentive bonus and an additional 55% of their base pay, but we do not match the employee contribution above 25%. Participants may elect deferred amounts to be paid either in the form of a lump sum or in up to 15 annual installments upon either separation from service, a specified date, or death. Deferrals are credited with gains or losses based on the performance of one or more investment alternatives selected by the participant from among investment funds chosen by the Compensation Committee or its delegate. Investment elections made for each plan year may not be revoked, changed or modified except as permitted under the EDCP, and subject to applicable law. No actual investments will be held in the participants’ accounts and participants will at all times remain general unsecured creditors of the Company with respect to their account balances.

Potential Payments Upon Termination or Change in Control

Included below is a summary of the material terms and conditions of the only agreements we have entered into with our NEOs that provide for certain payments and benefits in connection with a termination of their employment, other than benefits that are part of employee benefit plans that apply on the same terms to all salaried employees. Also described below are the terms of the Long-Term Stock Program with respect to outstanding equity awards in the event of a change in control of the Company.

Change-in-Control Severance Agreements.    We have entered into change-in-control severance agreements with each of the NEOs and certain other executives. The change-in-control severance agreements entered into with Messrs. Mussallem, Bobo and Wood were subject to an initial term ending December 31, 2013, and the change-in-control severance agreements entered into with Mr. Ullem and Mr. Lemercier were subject to initial terms ending December 31, 2014 and December 31, 2017, respectively. The change-in-control severance agreements are subject to automatic one-year extensions each year unless we provide notice that the agreement will not be extended. Under the terms of the

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

change-in-control severance agreement, each executive is entitled to receive certain severance payments if, at any time during the period commencing six months prior to and ending on the date that is 24 months following a change in control, the executive incurs a “qualifying termination” of employment. For these purposes, a “qualifying termination” means (i) the executive is involuntarily terminated by us without cause or (ii) the executive voluntarily terminates employment for good reason.

For purposes of the change-in-control severance agreements, “cause” generally includes (1) certain willful and deliberate material breaches by the executive of the executive’s duties and responsibilities that are not timely remedied; (2) the executive engaging in conduct that is willfully, demonstrably and materially injurious to the Company that is not timely remedied; or (3) the executive being convicted of, or pleading guilty or nolo contendere to, a felony that adversely affects the reputation of the executive or the Company.

For the NEOs other than Mr. Mussallem, “good reason” generally includes (1) a material change of the executive’s responsibilities or status or the assignment of the executive to duties materially inconsistent with such responsibilities or status; (2) a relocation in excess of 50 miles of the executive’s principal job location; (3) a reduction of the executive’s base salary, incentive plans or benefits; (4) our failure to require any successor company to assume the obligations under the agreement; or (5) a material breach by the Company of the material terms of the agreement. For Mr. Mussallem, “good reason” generally has the same meaning described above, except that the definition also includes that following a change in control (1) Mr. Mussallem is no longer a member of the Board or fails to be nominated for reelection to the Board; or (2) Mr. Mussallem and the Company (or any successor company) have not mutually agreed (within five business days following a change in control) on the terms and conditions of his continued employment.

In the event of a qualifying termination, the executive would be entitled to receive a lump sum payment equal to the sum of (1) two times (three times in the case of Mr. Mussallem) the annual base salary as of the time of termination (or during the 12 months preceding the change in control, if higher); (2) two times (three times in the case of Mr. Mussallem) the Incentive Pay Objective for the year of termination (or the dollar amount of the actual bonus paid in the preceding year, if higher); (3) a pro-rated bonus for the year of termination; (4) all then-outstanding and unvested long-term incentive awards would generally be subject to accelerated vesting; and (5) continued participation in our medical and dental plans for three years following termination of employment. In addition, the executive would be entitled to reasonable outplacement services. If any such payments or benefits would constitute a parachute payment under Section 280G of the Code, then such payments and benefits would be reduced to the extent necessary to assure that the executive receives only the greater of (1) the amount of the payments which would not constitute a parachute payment, or (2) the amount which yields the greatest after-tax benefit after taking into account any excise taxes imposed under Section 4999 of the Code. The change-in-control severance agreements do not provide for tax gross-up payments. Receipt of these severance benefits is conditioned upon the executive executing and not revoking a general release of any claims in favor of the Company.

The change-in-control severance agreements for the NEOs other than Mr. Mussallem provide that, in the event the executive is entitled to benefits under our Severance Pay Plan (the “Severance Plan”), which is described below, and the executive also has a qualifying termination under the change-in-control severance agreement, the executive will be entitled to the benefits under the change-in-control severance agreement only, and installment payments under the Severance Plan will immediately terminate without offset or reduction for any benefits already received under the Severance Plan. In the event Mr. Mussallem becomes entitled to the benefits under his change-in-control severance agreement following the time at which he became entitled to certain severance benefits under the terms of his employment agreement (which is described below), any then-remaining severance benefits under his employment agreement will immediately terminate and he will only be entitled to benefits under his change-in-control severance agreement, and the amount of certain severance benefits payable under his change-in-control severance agreement will be reduced by the amount of the severance benefits previously paid under his employment agreement.

Employment Agreement with CEO.    On March 9, 2009, the Company entered into an amended and restated employment agreement with Mr. Mussallem pursuant to which he is eligible to receive benefits in connection with certain termination circumstances. If Mr. Mussallem’s employment is terminated without cause, we will pay him the sum of (1) two times his highest base salary in the preceding 12 months; (2) the higher of one times his maximum target bonus for the year of termination, or two times the actual bonus paid in the preceding year; (3) a pro-rated bonus for the year of termination; and (4) an amount equal to the cost of continued medical and dental coverage for up to 24 months. Mr. Mussallem will

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

not be entitled to receive any such payments if he receives payments under his change-in-control severance agreement and, as described above, any severance benefits Mr. Mussallem may receive under his change-in-control severance agreement will be offset by any benefits he received under his employment agreement. For purposes of Mr. Mussallem’s employment agreement, “cause” generally includes (1) the executive willfully engaging in conduct that is demonstrably and materially injurious to the Company; or (2) the executive’s conviction of a felony.

If Mr. Mussallem’s employment is terminated due to retirement, disability or death, he will receive his pro-rated bonus for the year of termination and additional benefits as determined in accordance with our benefit plans.

For a period of 24 months following his termination of employment, Mr. Mussallem may not employ or solicit for employment any of our employees or consultants.

Severance Pay Plan.    We maintain the Severance Plan, under which the NEOs (other than Mr. Mussallem and Mr. Lemercier) and certain other employees are eligible to receive severance benefits in connection with a termination of the individual’s employment due to elimination of his or her position or a reduction in the size of our workforce. Benefits paid to an NEO (other than Mr. Mussallem and Mr. Lemercier) under the Severance Plan consist of cash severance equal to one and one-half times the executive’s “monthly compensation” (as defined in the Severance Plan), plus 4% of the monthly compensation multiplied by the number of whole months of service completed as of the date of termination. In no event will this cash severance exceed two times the annual compensation received in the preceding 12 months. See “Change-in-Control Severance Agreements” section above for a description of the treatment of Severance Plan benefits if an NEO is also entitled to severance benefits under the change-in-control severance agreement.

Acceleration of Equity Awards.    Pursuant to the terms of the Long-Term Stock Program applicable to awards granted prior to May 2015, in the event of a change in control of the Company, all outstanding stock options, restricted stock, RSUs and PBRSUs held by all employees (including the NEOs) will vest in full. This provision was amended as to awards granted since May 2015 such that both a change in control and a specified termination of employment (a “double-trigger”) are required, or the awards must be terminated in the change-in-control transaction, in order for vesting of the awards to accelerate in connection with the change-in-control transaction.

Estimated Payments.    The following tables set forth the estimated payments and benefits that would have been payable to the NEOs under the terms of their agreements as described above had their employment been terminated on December 31, 2019 under the termination circumstances indicated below. Unless otherwise noted, all cash payments would be made in a lump sum and would be paid by us or our successor. The amounts set forth in these tables represent estimates and forward-looking information that is subject to substantial variation based on the timing of the applicable triggering event. We caution the reader to consider these limitations in reviewing the following tables.

For purposes of estimating the amount of payments and benefits payable as a result of a termination of the executive’s employment following a change in control, we have made the following assumptions where applicable:

•	the change in control occurred on December 31, 2019;

•	the stock price was $233.29 per share, which was the closing price of our common stock on December 31, 2019;

•	all NEOs were terminated on the date of the change in control; and

•	the NEOs received continued participation in our medical and dental plans for three years following termination of employment.

We have also assumed that outstanding and unvested stock options, RSUs and PBRSUs held by the executive accelerated and became vested (to the extent required in the circumstances) on the applicable event. If the awards were accelerated in connection with a change in control pursuant to which the awards were to be terminated, the value of the acceleration would be the same as the applicable value indicated below for “Qualifying Termination in Connection with a Change in Control” assuming that the change in control occurred on December 31, 2019. In these circumstances, there would be no additional value for the accelerated vesting of the awards in connection with a termination of employment if the awards had previously accelerated because of the change in control.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Benefits and Payments upon Termination: Mr. Mussallem

	Qualifying Termination in Connection with a Change in Control(1) (a)	Termination Due to Retirement(2) (b)	Termination Due to Disability or Death(2) (c)	Involuntary Termination by the Company Without Cause(2) (d)

Salary Severance	$3,213,600	—	—	$2,142,400

Bonus Severance	5,004,681	—	—	3,336,454

Pro Rata Bonus – 2019	1,553,240	$1,553,240	$1,553,240	1,553,240

Stock Option Acceleration	10,634,824	—	10,634,824	—

Restricted Stock Unit Acceleration	5,960,560	2,700,332	5,960,560	—

Performance-Based Stock Unit Acceleration	9,109,975	5,297,951	5,297,951	5,297,951

Medical and Dental Coverage Continuation(2)	34,812	—	—	23,208

Outplacement	50,000	—	—	—

Total	$35,561,692	$9,551,523	$23,446,575	$12,353,253

(1)

Pursuant to the terms of Mr. Mussallem’s change-in-control severance agreement. Mr. Mussallem’s payments and benefits will be reduced to the extent necessary to ensure that he receives only the greater of (1) the amount of the payments which would not constitute a parachute payment, or (2) the amount which yields the executive the greatest after-tax amount of benefits after taking into account any excise taxes imposed on the executive under Section 4999 of the Code. The value of Mr. Mussallem’s severance benefits presented in the table assumes that no such reduction in his benefits would be required.

(2)	Pursuant to the terms of Mr. Mussallem’s amended and restated employment agreement, and assuming that the termination of employment is not in connection with a change in control.

Executive Benefits and Payments upon Termination: Qualifying Termination in

Connection with a Change in Control(1)

	Mr. Ullem	Mr. Bobo	Mr. Lemercier	Mr. Wood

Salary Severance	$1,240,988	$1,231,048	$1,159,433	$1,216,862

Bonus Severance	1,119,888	1,127,580	784,468	1,015,366

Pro Rata Bonus – 2019	480,000	460,000	392,950	480,000

Stock Option Acceleration	5,244,700	3,272,643	2,402,105	4,980,815

Restricted Stock Unit Acceleration	2,318,319	1,548,462	1,065,844	2,064,617

Performance-Based Stock Unit Acceleration	2,303,739	2,105,442	1,329,753	2,163,764

Medical and Dental Coverage Continuation	123,338	48,154	912,445	96,028

Outplacement	50,000	50,000	50,000	50,000

Total	$12,880,972	$9,843,329	$8,096,998	$12,067,452

(1)

Under the change-in-control severance agreements, payments and benefits will be reduced to the extent necessary to ensure that the executive receives only the greater of (1) the amount of the payments which would not constitute a parachute payment or (2) the amount which yields the executive the greatest after-tax amount of benefits after taking into account any excise taxes imposed on the executive under Section 4999 of the Code. The value of each executive’s severance benefits presented on the table assumes that no such reduction in benefits would be required.

Executive Benefits and Payments upon Termination:

Not in Connection with a Change in Control

	Mr. Ullem	Mr. Bobo	Mr. Lemercier	Mr. Wood

Cash Severance	$224,412	$671,947	$857,467	$913,661

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Death and Disability Benefits for Mr. Lemercier.    As a member of our European Management Team, Mr. Lemercier is entitled to receive death and disability benefits as part of his pension plan rules. In the event of the termination of his employment due to disability, Mr. Lemercier would be entitled to a benefit under the Nyon pension plan equal to 60% of his qualifying risk salary payable at 65. Assuming termination of his employment as of December 31, 2019 because of disability, Mr. Lemercier would have been entitled to receive $506,616 per year until age 65. In the event of his death while employed by us, Mr. Lemercier would be entitled to a lump sum payment equal to 200% of his insured salary as well as a spouse pension. Assuming his death as of December 31, 2019, Mr. Lemercier’s death benefit would have been a lump sum of $1,688,721 and a spouse’s pension of $337,744 per year payable for life. An exchange rate of 1.019371 CHF/USD has been used to convert payments in Swiss Francs into United States Dollars.

CEO Pay Ratio

Pursuant to the Securities Exchange Act of 1934, as amended, we are required to disclose in this proxy statement the ratio of the total annual compensation of our CEO to the median of the total annual compensation of all of our employees (excluding our CEO). Based on SEC rules for this disclosure and applying the methodology described below, we have determined that our CEO’s total compensation for 2019 was $11,520,973, and the median of the total 2019 compensation of all of our employees (excluding our CEO) was $64,517. Accordingly, we estimate the ratio of our CEO’s total compensation for 2019 to the median of the total 2019 compensation of all of our employees (excluding our CEO) to be 179 to 1.

The median employee that was used for purposes of calculating the ratio above was the same employee (the “2018 median employee”) that was identified as the median employee for purposes of the CEO pay ratio disclosure included in the Proxy Statement for our 2018 Annual Meeting of Stockholders. There has been no change in our employee population or employee compensation arrangements since the 2018 median employee was identified that we believe would significantly impact our pay ratio disclosure.

The total compensation for 2019 for that median employee, and the total compensation for 2019 for our CEO, as included in the first paragraph of this pay ratio disclosure were determined using the same rules that apply to reporting the compensation of our Named Executive Officers (including our CEO) in the “Total” column of the Summary Compensation Table. The SEC’s pay ratio disclosure rules permit the use of estimates, assumptions, and adjustments, and the SEC has acknowledged that pay ratio disclosures may involve a degree of imprecision. We believe that the foregoing pay ratio is a reasonable estimate calculated in a manner consistent with the SEC’s pay ratio disclosure rules.

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PROPOSAL 2 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NEOS.

In accordance with Section 14A of the Exchange Act and the related rules of the SEC, we are providing our stockholders with the opportunity to vote, on an advisory, non-binding basis, on the executive compensation of our NEOs as disclosed in this Proxy Statement (including in the compensation tables and narratives accompanying those tables as well as in the “Compensation Discussion and Analysis”).

As described more fully in the “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, retain, motivate, and engage executives with superior leadership and management capabilities. High-caliber talent is critical to our success and we strive to provide compensation that is competitive. Our strong pay-for-performance culture is reflected below:

•	A significant portion of executive compensation is performance based;

•

Our performance goals consist of a mix of company-wide financial, operating, and strategic measures as well as personal objectives designed to further the Company’s annual and long-term business performance; and

•

We strive to align the interests of our executives with the interests of our stockholders, with a significant portion of executive compensation being in the form of equity awards with a value dependent upon our stock price.

We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 27, which describes in more detail how our executive compensation policies and procedures are designed and operate to achieve our compensation and strategic objectives, as well as the “Summary Compensation Table” and other related compensation tables and narrative appearing on pages 45 through 59. The Compensation Committee and the Board believe that the policies, procedures, and compensation programs described in these sections have contributed to the Company’s long-term performance.

In the advisory vote at our 2019 annual meeting, approximately 95% of the votes cast by our stockholders supported our executive compensation policies and procedures.

Even though we have regularly received strong support for our executive pay practices, the Compensation Committee continues to engage in periodic reviews of our executive compensation and benefits programs and makes changes as appropriate to reflect our compensation philosophy and objectives, and to take into account stockholder feedback.

In 2019, we achieved significant growth and exceeded our financial goals, including non-GAAP revenue, net income and free cash flow, the three measures of achievement under our annual cash incentive plan. In February 2020, after reviewing the Company’s 2019 performance versus financial and operational goals, TSR performance, and business unit performance, the Compensation Committee awarded incentive payments to the NEOs that ranged from 139% to 158% of the Incentive Pay Objectives for the NEOs.

Another indicator of our pay-for-performance culture is the relationship of the NEOs’ total direct compensation to TSR. Over the past five years, on average, 89% of the CEO’s total direct compensation is performance-based, and 74% is tied to the performance of Edwards’ stock. Our stock price has increased 266% over the past five years, 149% over the past three years, and 52% over the past year.

We are asking our stockholders to indicate their support for our NEO compensation programs as described in the Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in the Proxy Statement.

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PROPOSAL 2 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure included in the Proxy Statement.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board, and it will not be construed as overriding a decision by the Company, the Compensation Committee or the Board, or creating or implying any additional fiduciary duty. However, the Board and our Compensation Committee value the opinions of our stockholders and will consider the voting results when making future decisions regarding executive compensation. Our current policy is to provide our stockholders with an opportunity to approve the compensation of the NEOs each year at the annual meeting. It is expected that the next such vote will occur at the 2021 annual meeting.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NEOS.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, for each of our four equity compensation plans, which include the Long-Term Incentive Compensation Stock Program, the Nonemployee Directors Stock Incentive Program, the 2001 Employee Stock Purchase Plan for United States Employees (the “U.S. ESPP”) and the 2001 Employee Stock Purchase Plan for International Employees (the “International ESPP”), the number of shares of our common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2019. These plans have each been approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(#) (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights($)(1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(#) (excluding securities reflected in column (a)(c)

Equity Compensation Plans Approved by Stockholders	6,625,353	(2)	$96.53	9,228,578	(3)

Equity Compensation Plans Not Approved by Stockholders	—		—	—

(1)

The weighted-average exercise price is calculated without taking into account 919,950 shares of common stock subject to outstanding RSUs and PBRSUs (with PBRSUs taken into account at the targeted level of performance) that will become issuable as those units vest, without any cash consideration or other payment required for such shares.

(2)

This amount includes (a) 5,705,403 shares of common stock subject to outstanding stock options, (b) 799,809 shares of common stock subject to RSU awards that will entitle the holder to one share of our common stock for each such unit that vests over the holder’s period of continued service, 120,141 shares subject to PBRSUs granted to executives (at the targeted level of performance; actual payout could range from 0% to 175% of the targeted level based on relative total stockholder return). This amount does not include 1,967 restricted shares granted to nonemployee directors that were outstanding and unvested as of December 31, 2019.

(3)

As of December 31, 2019, the following number of shares of common stock remain available for future issuance under equity compensation programs approved by our stockholders: (a) Long-Term Stock Program — 8,461,928; (b) Nonemployee Directors Program – 766,650 and (the current Nonemployee Directors Program will terminate in accordance with its terms on April 1, 2020 and no new awards may be granted under the plan after that date; an equal 766,650 shares that will be available under the 2020 Nonemployee Directors Stock Incentive Program if our stockholders approve Proposal 3; (c) U.S. ESPP – 1,243,273 and (d) the International ESPP 363,366. The shares available under the Long-Term Stock Program may be used for any type award authorized under the Long-Term Stock Program including stock options, restricted stock, RSUs, and PBRSUs. The shares available under the Nonemployee Directors Program may be used for any type of award authorized under the Nonemployee Directors Program including stock options, stock issuances, restricted stock, RSUs and stock appreciate rights.

62	Edwards Lifesciences Corporation	2020 Proxy Statement

PROPOSAL 3 – APPROVAL OF THE 2020 NONEMPLOYEE DIRECTORS STOCK INCENTIVE PROGRAM

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2020 NONEMPLOYEE DIRECTORS PROGRAM.

The Company is requesting that stockholders approve the 2020 Nonemployee Directors Stock Incentive Program (the “2020 Nonemployee Directors Program”), which was adopted, subject to stockholder approval, by the Board on February 20, 2020. The 2020 Nonemployee Directors Program will allow us to continue to grant equity awards to our nonemployee directors in order to align the nonemployee directors’ interests more closely with the interests of our stockholders.

The 2020 Nonemployee Directors Program will replace the current Nonemployee Directors Program that will expire according to its terms on April 1, 2020. As of January 31, 2020, there were 766,650 shares of our common stock available for new awards under the current Nonemployee Directors Program. The Company will not grant any new awards under the current Nonemployee Directors Program after April 1, 2020. Under the 2020 Nonemployee Directors Program, 766,650 shares of common stock would be available for award grants, which reflects the number of shares available for new award grants under the current Nonemployee Directors Program (which will expire) with no proposed increase in the share limit.

If stockholder approval for this proposal is not obtained, the Company will not be able to grant equity awards to nonemployee directors after the expiration of the current Nonemployee Directors Program, and we would be unable to continue the long-term equity component of our nonemployee director compensation program. Our nonemployee directors are not eligible to receive award grants under the Long-Term Stock Incentive Program. Without the ability to use stock, we would be required to replace the long-term equity component of our nonemployee director compensation program with additional cash compensation for our nonemployee directors in order to maintain a competitive nonemployee director compensation program. We believe that additional cash compensation would offer less of an opportunity to further the link between nonemployee director interests and stockholder interests.

The Company encourages stockholders to consider the following factors that support this request:

•

The Company grants long-term incentive awards (stock options and RSUs) to its nonemployee directors to further align their interests with those of our stockholders. The size of these incentive award grants has been limited under the Nonemployee Directors Program, and will continue to be limited under the 2020 Nonemployee Directors Program. As a result, the Company has achieved a low burn rate for the Nonemployee Directors Program while providing what we believe to be adequate compensation for our nonemployee directors.

	2016	2017	2018	2019

Annual Burn Rate(1)	0.01%	0.01%	0.01%	0.01%

(1) BurnRate =

(a) shares subject to awards granted under the Nonemployee Directors Program less shares subject to Nonemployee Directors Program awards cancelled, divided by (b) shares of Company common stock outstanding as of year end

The 766,650 shares that would be available for award grants under the 2020 Nonemployee Directors Program if stockholders approve this proposal represent 0.37% of our outstanding shares at December 31, 2019.

The total number of shares of our common stock subject to awards granted under the Nonemployee Directors Program over the last three years, and through January 31, 2020, are as follows:

	2017	2018	2019	2020 Through January 31

Stock Options	4,704	3,826	—	—

RSAs	1,764	1,437	1,967	—

RSUs	14,238	11,585	9,261	—

Total	20,706	16,848	11,228	—

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PROPOSAL 3 – APPROVAL OF THE 2020 NONEMPLOYEE DIRECTORS STOCK INCENTIVE PROGRAM

As additional context, the total number of shares of our common stock subject to awards granted under the Long-Term Stock Program over the last three years, and through January 31, 2020, are as follows (in each case with PBRSUs taken into account at the targeted level of performance): 1,385,735 in 2017, 1,222,603 in 2018, 1,032,244 in 2019, and 0 in 2020 through January 31, 2020.

•

Each year since 2008, we have actively repurchased shares of our common stock through various stock repurchase programs. The Board has approved stock repurchase programs authorizing us to purchase our common stock on the open market, including pursuant to a Rule 10b5-1 plan and in privately negotiated transactions. As of December 31, 2019, we had remaining authority to purchase $1.2 billion of common stock.

To help assess the potential dilutive impact of the 2020 Nonemployee Directors Program proposal, the number of shares of our common stock issued and outstanding in each of the last four fiscal years is as follows:

	2016	2017	2018	2019

Shares Outstanding at Fiscal Year End (in millions)	211.6	209.8	207.7	209.0

On January 31, 2020, the Company had outstanding 209,122,578 shares of common stock.

•

As of January 31, 2020, a total of 60,776 shares were subject to outstanding options and stock awards under the Nonemployee Directors Program (referred to as “overhang”). These included 49,548 shares subject to outstanding options and 1,967 shares subject to outstanding RSAs and 9,261 shares subject to outstanding RSUs. As of that date, a total of 766,650 shares were available for new award grants under the Nonemployee Directors Program. In addition, as of that date, 5,533,228 shares were subject to outstanding options under the Long-Term Stock Program, 781,179 shares were subject to RSUs outstanding under the Long-Term Stock Program, 120,141 shares were subject to PBRSUs outstanding under the Long-Term Stock Program (at the targeted level of performance; actual payout could range from 0% to 175% of the targeted level), and 8,507,117 shares were then available for new award grants under the Long-Term Stock Program.

We are committed to maintaining strong corporate governance practices and note the following important factors that pertain to our 2020 Nonemployee Directors Program and our long-term equity compensation practices:

•

The Company has adopted stock ownership guidelines and a holding requirement for its nonemployee directors to create additional owner commitment and to emphasize stockholder value creation. (See “Director Compensation—Directors’ Stock Ownership Guidelines and Holding Requirement.”) All current nonemployee directors have met their ownership targets;

•	The maximum term of options is seven years;

•	We do not have any program, plan or practice to time equity awards in coordination with the release of material information;

•	Our practice is to grant equity awards to the nonemployee directors each year on the day following our annual meeting of stockholders; and

•	We have never engaged in a repricing of stock options, and our 2020 Nonemployee Directors Program would require stockholder approval for any repricing actions.

The principal terms of the 2020 Nonemployee Directors Program are summarized below. The following summary is qualified in its entirety by the full text of the 2020 Nonemployee Directors Program, which has been filed as Appendix B to this Proxy Statement.

Administration.    The 2020 Nonemployee Directors Program will be administered by the Compensation Committee, or by another committee appointed by the Board (which shall consist of entirely of directors) or by the Board itself. The administrator of the 2020 Nonemployee Directors Program may also delegate administrative duties under the plan to officers, employees and directors of the Company, except that it may not delegate its authority with respect to granting awards under the plan. The administrator of the 2020 Nonemployee Directors Program (the Board or a committee of directors) will have broad authority under the 2020 Nonemployee Directors Program including the authority to select participants and determine awards; establish terms and conditions of awards, make certain adjustments to awards and construe and interpret the program.

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PROPOSAL 3 – APPROVAL OF THE 2020 NONEMPLOYEE DIRECTORS STOCK INCENTIVE PROGRAM

Eligibility.    Only nonemployee directors of the Company will be eligible to participate in the 2020 Nonemployee Directors Program. As of January 31, 2020, the Company had seven nonemployee directors. The Company’s employees and independent contractors are not eligible to participate in the 2020 Nonemployee Directors Program.

Share Reserve.    Subject to adjustment for certain changes in the Company’s capitalization or other events referred to under “Adjustments in Authorized Shares” below, and subject to approval of Proposal 3 by stockholders, a total of 766,650 shares of our common stock will be authorized for issuance under the 2020 Nonemployee Directors Program, which represents the number of shares that were available for new award grants under the current Nonemployee Directors Program as of January 31, 2020. In general, shares subject to outstanding options or other awards under the 2020 Nonemployee Directors Program that expire or otherwise terminate prior to the issuance of the shares subject to those options or awards will be available for subsequent issuance under the 2020 Nonemployee Directors Program. Unvested shares issued under the 2020 Nonemployee Directors Program and subsequently forfeited to or reacquired by the Company will be added back to the number of shares reserved for issuance under the 2020 Nonemployee Directors Program and will accordingly be available for subsequent issuance. In addition, upon exercise of a stock appreciation right, the number of shares reserved for issuance under the 2020 Nonemployee Directors Program shall be reduced by the gross number of shares as to which such stock appreciation right is exercised.

As of January 31, 2020, 49,548 options, 1,967 RSAs, and 9,261 RSUs were outstanding under the current Nonemployee Directors Program. As of the same date, 956,088 shares had been issued pursuant to the exercise of outstanding options and 1,016,486 shares had been issued upon vesting of RSUs and the grant of restricted stock awards, and 766,650 shares remained available for future awards under the current Nonemployee Directors Program. As noted above, the current Nonemployee Directors Program will expire according to its terms on April 1, 2020 and we will not grant any new awards under the current Nonemployee Directors Program after April 1, 2020.

Types of Awards.    The following types of awards may be granted to eligible participants under the 2020 Nonemployee Directors Program: stock options, stock issuances, restricted stock awards, RSUs and stock appreciation rights.

Stock Options and Stock Appreciation Rights.    Nonqualified stock options and stock appreciation rights (“SARs”) may be granted under the 2020 Nonemployee Directors Program. A nonqualified stock option is an option that is not intended to be a qualified stock option within the meaning of Section 422 of the Internal Revenue Code and is the right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”). A SAR is the right to receive payment of an amount equal to the excess of the fair market value of share of the Company’s common stock on the date of exercise of the SAR over the base price of the SAR. The Compensation Committee has the discretion to select eligible participants to receive options or SARs, and determine the number of shares, exercise price, and other terms of options or SARs granted under the 2020 Nonemployee Directors Program. The maximum term of an option granted under the 2020 Nonemployee Directors Program is seven years. No option or SAR may be granted with an exercise or base price less than the closing price of our common stock on the grant date. The closing price of our common stock as of January 31, 2020 was $219.86 per share.

Share Issuances, Restricted Stock and Restricted Stock Units.    Shares of our common stock may be issued under the 2020 Nonemployee Directors Program to eligible participants, and such shares may or may not have restrictive conditions. The Compensation Committee has the discretion to select eligible participants to receive common stock, and determine the number of shares, purchase price (if any), any conditions of restriction (if any), and other terms of stock issued under the 2020 Nonemployee Directors Program. A plan participant who receives an award of common stock will have stockholder rights, including voting and dividend rights, for those shares unless the Compensation Committee determines otherwise.

The Compensation Committee may issue RSUs under the 2020 Nonemployee Directors Program, which entitle the participant to receive shares of our common stock underlying the units upon attainment of designated performance goals, the satisfaction of specified service requirements or upon the expiration of a designated time period following the vesting of the units. The Compensation Committee has the discretion to select eligible participants to receive RSUs, and to determine the number of shares, any vesting and other terms and conditions of the RSUs. The holders of RSUs will not have any stockholder rights until the underlying shares are actually issued to the holder. However, dividend equivalent units may be paid or credited, either in cash or in actual or phantom shares of our common stock, on outstanding restricted units, subject to such terms and conditions as the Compensation Committee deems appropriate.

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PROPOSAL 3 – APPROVAL OF THE 2020 NONEMPLOYEE DIRECTORS STOCK INCENTIVE PROGRAM

Annual Awards.    The 2020 Nonemployee Directors Program provides that each nonemployee director will receive an annual grant of options for up to 40,000 shares of our common stock, or a RSU award for up to 16,000 units with respect to shares of our common stock, or a combination of options and RSUs with a maximum grant date value of approximately $240,000. The Board or Compensation Committee may, from time to time and without stockholder approval, change the grant date value (currently, $240,000) for awards that are to be granted in a combination of options and RSUs, so long as the total number of options granted to a nonemployee director in any one year under the 2020 Nonemployee Directors Program does not exceed 40,000 shares and so long as the total number of RSUs granted to a nonemployee director in any one year under the 2020 Nonemployee Directors Program does not exceed 16,000. As described in “Director Compensation” above, for 2019 each nonemployee director who was serving on the day after our 2019 annual meeting was granted an annual award of 1,323 RSUs. The Compensation Committee recommends to the Board for its approval the actual amount and type of award for each year. The annual equity award is granted on the day after our annual meeting. The option exercise price is the closing price of our common stock on the grant date. The annual awards vest upon the first to occur of (i) the first anniversary of the award date or (ii) the next annual meeting of the Company that occurs in the calendar year after the award date. The annual awards also fully vest upon the director’s death or disability.

Equity Awards in Lieu of Cash.    Directors may also elect to receive all or a portion of their annual cash retainer in the form of options or restricted stock granted under the 2020 Nonemployee Directors Program (for more information, see “Director Compensation — Deferral Election Program” above).

Amendment of the 2020 Nonemployee Directors Program; No Limit on Other Authority.    The Board may alter, amend, suspend or terminate the 2020 Nonemployee Directors Program at any time, and the Compensation Committee may amend awards previously granted. Stockholder approval will be required for any amendment of the 2020 Nonemployee Directors Program only to the extent required by applicable law. In addition, and except for adjustments made in connection with changes in the Company’s capitalization or other events referred to under “Adjustments in Authorized Shares” below or any repricing that may be approved by our stockholders, the Compensation Committee may not (1) amend an outstanding option for the sole purpose of lowering the exercise price of the option, (2) cancel, exchange or surrender an outstanding option in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange or surrender an outstanding option for the purposes of reissuing such option at a lower exercise price, without stockholder approval. Further, no termination, amendment or modification of the 2020 Nonemployee Directors Program or amendment of previously granted awards may adversely affect in any material way a previously granted award, without the consent of the participant holding the award. The 2020 Nonemployee Directors Program does not limit the authority of the Company, the Board, or the Compensation Committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Acceleration upon Change in Control.    Awards granted under the 2020 Nonemployee Directors Program will generally become 100% vested and exercisable upon a change in control of the Company.

Adjustments in Authorized Shares.    In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization or any partial or complete liquidation of the Company, adjustments will be made to: (i) the maximum number and class of shares issuable under the 2020 Nonemployee Directors Program, (ii) the number and class of shares subject to the annual awards to directors under the 2020 Nonemployee Directors Program, and (iii) the number and class of and price of shares subject to outstanding awards granted under the 2020 Nonemployee Directors Program. Such adjustments will be made as deemed to be appropriate and equitable by the Compensation Committee, in its sole discretion, to prevent dilution or enlargement of rights.

New Plan Benefits.    No options have been granted, and no direct stock issuances or RSUs have been awarded, on the basis of the approval of this Proposal 3. If the 2020 Nonemployee Directors Program had been in effect in 2019, we expect that our award grants for 2019 would not have been different from those actually made in that year under the current Nonemployee Directors Program.

As described under “Director Compensation — Nonemployee Directors Stock Incentive Program” above, our current compensation practice is to grant each nonemployee director who is serving on the day after our annual meeting an annual equity award of RSUs, with the number of shares subject to each award to be determined by dividing $240,000 by the closing price of our common stock on the grant date (or the immediately preceding trading day if the grant date is not a trading day). Assuming, for illustrative purposes only, that the price of the common stock used for the conversion of the

66	Edwards Lifesciences Corporation	2020 Proxy Statement

PROPOSAL 3 – APPROVAL OF THE 2020 NONEMPLOYEE DIRECTORS STOCK INCENTIVE PROGRAM

dollar amount set forth above into shares is $220, each nonemployee director would receive an annual RSU award with respect to 1,091 shares (after rounding down to the nearest whole share) and 7,637 shares per year would be allocated to the Company’s seven nonemployee directors as a group for the annual grants. This calculation assumes that there are no new eligible directors, no changes in the value of a share, there continues to be seven eligible directors seated and there are no changes to the awards granted under the director equity grant program. This calculation also does not take into account any shares that may be issued under the 2020 Nonemployee Directors Program if directors elect to receive all or a portion of their cash retainer fees in the form of awards under the plan, since it cannot be predicted whether and the extent to which any directors would make this election in the future.

Summary of Federal Income Tax Consequences.    The following summary describes the United States federal income taxation treatment applicable to the Company and the participants who receive awards under the 2020 Nonemployee Directors Program. The following summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

Option and SAR Grants.    Options granted under the 2020 Nonemployee Directors Program may only be non-statutory options which are not intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code. No taxable income is recognized by a recipient upon the grant of a non-statutory option or SAR. The recipient will generally recognize ordinary income in the year in which the option or SAR is exercised equal to the excess of the fair market value of the exercised shares on the exercise date over the exercise or base price of the shares, and the recipient will be required to satisfy the tax withholding requirements applicable to such income, if any. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient with respect to the exercised stock option or SAR. The deduction will generally be allowed for the Company’s taxable year in which such ordinary income is recognized by the recipient.

Share Issuances.    A recipient of fully vested common stock will generally recognize ordinary income based on the then- fair market value of the shares at the time of grant. The recipient will be required to satisfy the tax withholding requirements applicable to such income, if any. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient.

Restricted Stock.    A recipient of restricted stock will generally recognize ordinary income when his or her shares vest, based on the then- fair market value of the shares. The recipient may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of issuance of the shares the fair market value of the shares at that time. The recipient will be required to satisfy the tax withholding requirements applicable to such income, if any. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient. The deduction will be allowed for the taxable year in which such ordinary income is recognized by the recipient.

Restricted Stock Units.    No taxable income is recognized upon receipt of a RSU. The holder will recognize ordinary income in the year in which the shares subject to that unit are actually issued. The amount of that income will be equal to the fair market value of the shares on the date of issuance. The holder will be required to satisfy the tax withholding requirements applicable to such income, if any. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder. The deduction will, in general, be allowed for the taxable year in which such ordinary income is recognized by the holder.

Other Tax Considerations.    If an award is accelerated for a “change in control” under the Internal Revenue Code, the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration if it exceeds certain threshold limits under the Internal Revenue Code (and certain related excise taxes may be triggered).

Board Recommendation.    The Board believes that it is in our best interests to continue to align the nonemployee directors’ interests more closely with the interests of our stockholders through annual equity awards under the 2020 Nonemployee Directors Program.

All of our nonemployee directors are eligible for awards under the 2020 Nonemployee Directors Program and thus have a personal interest in the approval of this Proposal 3.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2020 NONEMPLOYEE DIRECTORS PROGRAM.

Edwards Lifesciences Corporation	2020 Proxy Statement	67

PROPOSAL 4 – APPROVAL OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FOR THE PURPOSE OF EFFECTING A THREE-FOR-ONE STOCK SPLIT

THE BOARD RECOMMENDS A VOTE “FOR” THE ADOPTION AND APPROVAL OF THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FOR THE PURPOSE OF EFFECTING A THREE-FOR-ONE STOCK SPLIT.

Description of the Proposed Amendment

Our Certificate of Incorporation currently authorizes the issuance of up to 350 million shares of common stock, par value $1.00 per share, and 50 million shares of preferred stock, par value $0.01 per share.

On February 20, 2020, our Board adopted resolutions approving an amendment (the “Amendment”) to the Certificate of Incorporation to increase the number of authorized shares of common stock from 350 million shares to 1.05 billion shares for the purpose of effecting a three-for-one forward split (the “Stock Split”) of our issued and outstanding common stock following the effectiveness of such Amendment and providing for a proportional increase in our authorized but unissued shares of common stock. The Board determined that the Amendment is advisable and in the best interests of the Company and directed that the proposed Amendment be submitted for adoption and approval by stockholders at the Annual Meeting.

The full text of the Amendment to the Certificate of Incorporation is set forth in Appendix C to this Proxy Statement. The Amendment would not affect the number of authorized shares of preferred stock. Currently, there are no shares of preferred stock issued and outstanding.

Purposes and Effects of the Proposed Amendment

As of March 13, 2020, we have 207,325,907 shares of common stock outstanding and the number of authorized shares of our common stock is 350 million. Based on the number of shares of common stock outstanding as of March 13, 2020, following filing of the Amendment and after giving effect to the Stock Split and a proportional increase in our authorized but unissued shares of common stock, we will have approximately 621,977,721 shares of common stock outstanding and the number of authorized shares of our common stock will be increased to 1.05 billion. Our Board is recommending the proposed increase in the number of authorized shares of common stock to provide adequate shares of common stock for the Stock Split, including to provide for a proportional increase in our authorized but unissued shares of common stock.

Our Board intends to approve, subject to and contingent upon stockholder adoption and approval and the effectiveness of the Amendment, the Stock Split, which would be effected pursuant to a stock dividend (the “Stock Dividend”) of two shares of our common stock to the holders of record of each share of our common stock. The Board anticipates approving a record date as of the close of business on May 18, 2020 (the “Record Date”) for determining the stockholders of record entitled to receive the Stock Dividend and a payment date for the Stock Dividend of May 29, 2020 (the “Payment Date”). If our stockholders adopt and approve the Amendment, the Amendment will become effective on the date that it is filed with the Secretary of State of the State of Delaware. Upon declaration of the Stock Dividend by the Board and approval of the Record Date and Payment Date therefor, each stockholder of record at the close of business on the Record Date will become the record owner of, and be entitled to receive, two additional shares of common stock for each share of common stock then owned of record by such stockholder. If the Amendment is adopted and approved by the stockholders, the Company currently anticipates filing the Amendment with the Secretary of State of the State of Delaware on May 8, 2020. If the Amendment is not adopted and approved by the stockholders or is subsequently abandoned by the Board, the Stock Split will not be effected and the Stock Dividend will not be made to the stockholders. Further, if the Board subsequently determines not to proceed with the currently anticipated Stock Split, the Amendment, even if it is approved by stockholders, will not be filed with the Secretary of State of the State of Delaware.

68	Edwards Lifesciences Corporation	2020 Proxy Statement

PROPOSAL 4 – APPROVAL OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION

The Stock Split and its Effects.    The trading price of our common stock has risen significantly over the past several years. Our Board has evaluated the data demonstrating that our employees have a high level of interest and ownership in Edwards’ common stock as well as the feedback from those employees that a higher stock price can limit those who desire to invest in Edwards’ stock, especially those who are earlier in their careers. The Board also reviewed the effect of the trading price of our common stock, reviewing our history of stock splits and other relevant factors. The closing market price of our common stock on March 13, 2020, was $185.50 as reported on the NYSE. The Board believes in the Company’s long-term strategy and the continued growth of the Company and, in consideration of the factors above, the Board believes that effecting the Stock Split would be in the best interests of the Company and its stockholders.

Following the Payment Date of the Stock Dividend, each stockholder will own three times the number of shares of our common stock such stockholder held prior to the Stock Split. The Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership of our common stock. Proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the Stock Split. The number of stockholders of record will also not be affected by the Stock Split.

The Stock Split will also result in a proportionate increase in the number of shares of common stock available for issuance under our equity compensation plans due to the adjustment provisions set forth in such plans. With respect to outstanding stock options to purchase shares of our common stock, the Stock Split would result in an increase in the number of shares subject to such outstanding stock options proportional to the three-for-one ratio of the Stock Split and would also result in a proportionate decrease in the exercise price of such outstanding stock options (rounded up to the nearest whole cent) due to the adjustment provisions set forth in such options. With respect to other outstanding awards to acquire shares of our common stock, the Stock Split would result in an increase in the number of shares subject to such outstanding awards proportional to the three-for-one ratio of the Stock Split due to the adjustment provisions set forth in such awards.

Accounting Consequences of Stock Split.    The par value per share of our common stock will remain unchanged at $1.00 per share after the Stock Split. As a result, on the Payment Date of the Stock Dividend, the stated capital on our consolidated balance sheet attributable to common stock will be increased proportionately and the additional paid-in-capital account will be decreased by the amount by which the stated capital is increased. Per share net income or loss will be decreased for current and prior periods because there will be additional shares of our common stock outstanding. We do not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Stock Split.

Other Purposes and Effects of the Amendment.    As a general matter, the additional proportional increase in our authorized but unissued shares of common stock as a result of the Amendment would enable the Board to issue additional shares of common stock in its discretion from time to time without further action or approval of our stockholders, subject to and as limited by any rules or listing requirements of the NYSE or of any other applicable rules or regulations. However, the proportion of such additional shares of authorized common stock in relation to our issued and outstanding common stock will be the same both before and after the Stock Split. The corporate purposes for which our Board may issue additional shares of common stock include future acquisitions, capital-raising or financing transactions involving common stock, convertible securities or other equity securities, stock splits, stock dividends and current or future equity compensation plans. Our Board believes the proportionate increase in our authorized but unissued common stock is appropriate to maintain the flexibility currently available to the Company to issue shares in the future without the potential expense or delay incident to obtaining stockholder approval for any particular issuance. Except for shares of common stock reserved for grant(s) pursuant to our equity compensation plans and shares of common stock expected to be distributed to stockholders to effect the planned Stock Split, the Company does not currently have any other plans, agreements, commitments or understandings with respect to the issuance of the additional shares (or the currently authorized but unissued shares) of common stock, nor does the Company currently have any plans, arrangements, commitments or understandings with respect to the issuance of any shares of preferred stock.

The Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership of our common stock. However, other future issuances of shares of common stock or securities convertible into shares of common stock could, under certain circumstances, be construed as having an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of our Company with another company). While we do not intend

Edwards Lifesciences Corporation	2020 Proxy Statement	69

PROPOSAL 4 – APPROVAL OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION

the Amendment to deter or to prevent a change in control, we could use the additional shares of common stock (as we could use the currently authorized but unissued shares of our common stock) to hinder persons seeking to acquire or take control of our Company or to dilute voting power of the outstanding shares. We are not aware of any efforts to obtain control of our Company and we have not made this Proposal 4 in response to any such efforts.

Rights of Additional Authorized Shares of Common Stock

Any additional authorized shares of common stock, if and when issued, would be part of our existing class of common stock, and would have the same rights and privileges as the currently outstanding shares of common stock. The holders of common stock are not entitled to preemptive rights or cumulative voting.

Procedure for Implementing Stock Split

Subject to and contingent upon stockholder adoption and approval and the effectiveness of the Amendment, our Board intends to approve the Stock Split, and establish the Record Date and Payment Date for the Stock Dividend. Accordingly, the Board anticipates that the Stock Dividend will be payable on May 29, 2020 to the record holders of each share of our common stock as of the close of business on May 18, 2020. All shares issued as a result of the proposed Stock Split will be uncertificated, issued in book-entry form, either through the Direct Registration System or as a credit to an existing account of a stockholder of record. Consequently, certificates representing shares of common stock currently issued will remain valid for the number of shares shown and should be retained by each stockholder and should not be returned to the Company or to its transfer agent, as it will not be necessary to submit outstanding certificates for exchange. You will receive information about the additional shares to which you are entitled on or around the payment date. PLEASE DO NOT DESTROY OR RETURN YOUR EXISTING STOCK CERTIFICATES. CERTIFICATES REPRESENTING SHARES OF COMMON STOCK ISSUED PRIOR TO THE STOCK SPLIT WILL CONTINUE TO REPRESENT THE SAME NUMBER OF SHARES OF COMMON STOCK AFTER THE EFFECTIVE DATE OF THE STOCK SPLIT.

Effective Date of Proposed Amendment

If the Amendment is adopted by the required vote of stockholders, such Amendment will become effective on the date the Amendment is filed with the Secretary of State of the State of Delaware. If the Amendment is adopted and approved and becomes effective, we anticipate the Stock Dividend will be paid on May 29, 2020 to the record holders of each share of our common stock as of the close of business on the Record Date.

Reservation of Right to Abandon Amendment and Stock Split.

Our Board reserves the right to not proceed with the Amendment and to abandon the Amendment without further action by our stockholders at any time before the effectiveness of the filing of the Amendment with the Secretary of State of the State of Delaware, even if the Amendment is adopted and approved by our stockholders at the Annual Meeting. By voting in favor of the Amendment, you are expressly also authorizing our Board to delay, not proceed with, and abandon, the proposed Amendment if it should so decide, in its sole discretion, that such action is in the best interests of our Company and its stockholders. If the Board elects to abandon the Amendment, the number of authorized shares of common stock will remain 350 million and the Stock Dividend will not be paid and the Stock Split will not be effected.

THE BOARD RECOMMENDS A VOTE “FOR” THE ADOPTION AND APPROVAL OF THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FOR THE PURPOSE OF EFFECTING A THREE-FOR-ONE STOCK SPLIT.

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PROPOSAL 5 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Representatives of PwC are expected to attend the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire. In addition to the annual audit services, PwC performs certain non-audit services for us. Although we are not required to seek stockholder approval of the appointment of PwC, the Board believes that it is consistent with good corporate governance practices to ask stockholders to ratify the appointment. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment. In addition, even if stockholders ratify the Audit Committee’s appointment of PwC, the Audit Committee, in its discretion, may still appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of the Company and our stockholders.

PwC has been our independent registered public accounting firm since 1999, serving in that capacity and reporting on our consolidated financial statements and the effectiveness of our internal controls over financial reporting continuously through the 2019 fiscal year.

In considering whether to reappoint PwC, the Audit Committee evaluated PwC’s performance and considered the following factors:

•	PwC’s global capabilities;

•	the results of the Company’s annual assessment of PwC’s performance;

•	PwC’s and the audit engagement team’s independence;

•	the quality, timeliness, and candor of PwC’s communications with the Audit Committee and management;

•	the appropriateness of PwC’s fees;

•	PwC’s tenure as our independent registered public accounting firm;

•	the controls and processes in place that help ensure PwC’s continued independence;

•	any Public Company Accounting Oversight Board’s firm inspection reports; and

•	whether the provision of non-audit services provided by PwC to the Company during 2019 was compatible with their independence.

The Audit Committee maintains oversight over PwC by holding regular private sessions with PwC, performing annual evaluations, and being directly involved in the selection of new lead audit partners pursuant to SEC rules requiring that a new lead audit partner be designated in the normal course every five years to bring a fresh perspective to the audit engagement. A new partner was so designated in advance of the 2020 audit.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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Fees Paid to Principal Accountants.    During 2019 and 2018, PwC was retained to provide services in the following categories and amounts (in millions):

	2019	2018

Audit Fees	$3.5	$3.4

Audit-Related Fees	0.3	0.3

Tax Fees	1.5	1.3

All Other Fees	(1)	(1)

(1)	In 2019 and 2018, there were $15,000 and $46,000, respectively, in “All Other Fees”.

Audit Fees.    Amounts paid under “Audit Fees” include aggregate fees for the audit of our consolidated financial statements and the effectiveness of internal controls over financial reporting, the three quarterly reviews of the Company’s reports on Form 10-Q and other SEC filings, and services in connection with statutory and regulatory filings.

Audit-Related Fees.    Amounts paid under “Audit-Related Fees” were for miscellaneous audit and consulting services.

Tax Fees.    Amounts paid under “Tax Fees” in 2019 were for tax compliance ($0.9 million) and other tax services ($0.6 million), and in 2018 were for tax compliance ($0.7 million) and other tax services ($0.6 million).

All Other Fees.    There were $15,000 and $46,000 in “All Other Fees” in 2019 and 2018, respectively.

Pre-Approval of Services.    The Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence. Any proposed services exceeding pre-approved cost levels require specific pre-approval by the Audit Committee.

The Audit Committee at least annually reviews and provides general pre-approval for the services that may be provided by the independent registered public accounting firm; the term of the general pre-approval is 12 months from the date of approval, unless the Audit Committee specifically provides for a different period. If the Audit Committee has not provided general pre-approval, then the type of service requires specific pre-approval by the Audit Committee.

The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent registered public accounting firm, but may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The annual audit services, engagement terms, and fees are subject to the specific pre-approval of the Audit Committee. One hundred percent (100%) of audit and non-audit services performed by PwC in 2019 and 2018 were approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee comprises the three directors named below, each of whom meets the enhanced independence standards for Audit Committee members as set forth in applicable rules of the NYSE and the SEC. The Board has designated each member of the Audit Committee as an “audit committee financial expert” under applicable rules of SEC. Additional information regarding the Audit Committee, its responsibilities and meetings are described above in the section entitled “Board of Directors Matters – Corporate Governance Policies and Practices – Committees of the Board.”

Management is responsible for our internal controls, financial reporting process and compliance with laws, regulations and ethical business practices. Our independent registered public accounting firm, PwC, is responsible for performing an independent audit of our annual consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of our internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

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AUDIT MATTERS

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2019. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm under applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

Based on the reviews and discussions referred to above, and relying thereon, the Audit Committee recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

The Audit Committee:

Leslie S. Heisz (Chair)

Kieran T. Gallahue

Wesley W. von Schack

This report shall not be deemed soliciting material or to be filed with the SEC, or incorporated by reference in any document so filed, whether made before or after the date hereof, except to the extent we specifically request that it be treated as soliciting material or it is specifically incorporated by reference therein.

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PROPOSAL 6 – STOCKHOLDER PROPOSAL REGARDING ACTION BY WRITTEN CONSENT

THE BOARD RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL REGARDING ACTION BY WRITTEN CONSENT.

A stockholder has submitted the proposal and supporting statement set forth below in accordance with the rules of the SEC.

The Board and the Company disclaim any responsibility for its content. We will furnish, orally or in writing as requested, the name, address and claimed share ownership of the stockholder that submitted this proposal promptly upon oral or written request to the Company’s Corporate Secretary.

Proposal 6 – Adopt a New Shareholder Right – Written Consent

Shareholders request that our board of directors take the steps necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to give shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any appropriate topic for written consent.

Hundreds of major companies enable shareholder action by written consent. This proposal topic won majority shareholder support at 13 large companies in a single year. This included 67%-support at both Allstate and Sprint. This proposal topic also won 63%-support at Cigna Corp. (CI) in 2019. This proposal topic would have received higher votes that 63% to 67% at these companies if more shareholders had access to independent proxy voting advice.

Edwards Lifesciences shareholders already gave 51%-support to the written consent topic in 2015. This 51% vote can means close to 60% support from shareholders who had access to independent proxy voting advice.

This 51%-vote apparently triggered a sort of engagement redirection lead by Wesley von Schack, presiding director. After Mr. von Schack did his sort of engagement redirection it was somehow determined that the 51% of Edwards Lifesciences shareholders who voted for written consent purportedly really wanted to tinker with the special meeting provisions.

Mr. von Schack is apparently a lesson in how management “engagement” can be used to negatively redirect the purported meaning of a shareholder vote.

The right for shareholders to act by written consent is gaining acceptance as a more important right than the right to call a special meeting. This seems to be the conclusion of the Intel Corporation (INTC) shareholder vote at the 2019 Intel annual meeting.

The directors at Intel apparently thought they could divert shareholder attention away from written consent by making it less difficult for shareholders to call a special meeting. However Intel shareholders responded with greater support for written consent in 2019 compared to 2018.

Written consent support at Flowserve Corporation increased from 43% to 51% in one-year. Written consent also received 45%-support at The Bank of New York Mellon Corporation (BK) in 2018 and BK said it adopted written consent in 2019. And a proxy advisor has set certain minimum requirements for a company adopting written consent in case management is tempted to adopt a “fig leaf” version of written consent.

Please vote yes:

Adopt a New Shareholder Right – Written Consent — Proposal 6

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The Board has carefully considered the above stockholder proposal and believes that it is unnecessary and not in the best interests of stockholders. The Board recommends that stockholders vote “AGAINST” this proposal for the following reasons which are further discussed below:

•

The same stockholder proposal was submitted by the same stockholder in 2018, and that proposal received support from only 23.7% of the votes cast, confirming what we heard in the course of our active stockholder engagement efforts—most stockholders support the Board’s position on this proposal.

•	The stockholder proposal would deprive all stockholders of the right to be consulted on key matters impacting their investment.

•

The Board expanded the right of stockholders to call special meetings in direct response to feedback received through extensive stockholder outreach led by our Lead Independent Director in 2015-2016 on this exact topic. In those conversations, stockholders overwhelmingly indicated that expansion of our existing special meeting right was superior to implementing a right for stockholders to act by written consent.

•	The existing right to call a special meeting is preferable and is set at an appropriate threshold.

•	We have a strong corporate governance structure and record of accountability.

The same stockholder proposal was submitted by the same stockholder in 2018, and that proposal received support from only 23.7% of the votes cast, confirming what we heard in the course of our active stockholder engagement efforts—most stockholders support the Board’s position on this proposal.

Ongoing active stockholder engagement efforts, and a vote on the same proposal in 2018, further affirm that most stockholders are comfortable with our existing practices. The Company Board and management have remained committed to engaging with stockholders. Among other engagement efforts, our Corporate Secretary and Investor Relations teams, together with other members of management and, from time to time, our Lead Independent Director, engage stockholders to solicit their views and feedback on corporate governance and other related matters and to discuss the issues that matter most to our stockholders. For the past several years, we have reached out to over 50% of our outstanding stock annually to discuss areas of interest. Stockholder feedback is shared with the Board and its committees to directly inform decisions.

In these engagement discussions, we received feedback from stockholders on a range of topics including corporate governance. Although stockholders possess a variety of views, the feedback we have received affirms that most of our stockholders are supportive of the Company’s existing stockholder rights, including our special meeting threshold of 15%, and recognize that a written consent right would deprive stockholders of the right to be consulted on key matters impacting their investment.

The stockholder proposal would deprive all stockholders of the right to be consulted on key matters impacting their investment.

Our governing documents require that actions on which stockholders will be asked to vote be considered at a meeting of stockholders. This requirement assures that all stockholders receive advance notice of the proposed action, have an opportunity to discuss it, and consider all points of view. In contrast, the proposal would allow critical actions to be approved without notice to other stockholders and without an opportunity for discussion at a stockholder meeting. This proposal, if adopted, could disenfranchise stockholders and may deprive them of these rights, while enabling other short-term or special interest investors with no fiduciary duties to stockholders or to the Company to approve proposals that are not in the best interest of the Company and all stockholders. Accordingly, the Board believes that the written consent process is not appropriate for a widely held public company. This belief has been affirmed by stockholders through our robust stockholder outreach efforts over the past few years, including extensive outreach conducted during 2015-2016 on this topic, which we discuss in more detail below.

The Board expanded the right of stockholders to call special meetings in direct response to feedback received through extensive stockholder outreach led by our Lead Independent Director in 2015-2016 on this exact topic. In those conversations, stockholders overwhelmingly indicated that expansion of our existing special meeting right was superior to implementing a right for stockholders to act by written consent.

The above stockholder proposal was submitted by the same stockholder in 2014 and then again in 2015. Following the vote on this proposal in 2015 (the “2015 proposal”), which was approved by 50.8% of the votes cast (39% of the shares

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then outstanding), we, including Mr. von Schack, the Board’s Lead Independent Director (then-Presiding Director), engaged in substantial stockholder outreach in order to be able to inform the Board of our stockholders’ current views on this matter. The feedback provided by stockholders during these meetings was provided to the full Board for consideration.

2015 Outreach.    During 2015, our management contacted 26 of our largest stockholders representing approximately 54% of our outstanding shares to, among other things, seek their feedback on the 2015 proposal that was narrowly approved at the 2015 Annual Meeting. This outreach resulted in conversations with 13 stockholders representing approximately 43% of our outstanding shares. The engagement included extensive discussions of the positive and negative aspects of the special meeting versus the written consent rights, both generally and specifically as it relates to the Company.

Overall, stockholders were pleased to be consulted and, among other things, voiced two consistent themes:

•

Our stockholders strongly favored the right to call a special meeting over the right to act by written consent. Many of these stockholders said they preferred the right to call a special meeting over the right to act by written consent because while both provide stockholders an avenue to be heard outside the annual meeting cycle, special meetings provide additional protections for all stockholders and avoid the logistical issues that some stockholders have experienced when presented with a consent solicitation.

•	Regardless of their views on the right to act by written consent, stockholders believed it was important that the Board be responsive to the vote on the 2015 proposal.

Based on this feedback, the Board evaluated various alternatives. After careful deliberation and consideration of the Company’s specific circumstances, including its history of having a concentrated stockholder base, the Board determined that lowering the threshold for the special meeting right from 25% to 15% likely was the most responsive and appropriate course of action. Before doing so, however, the Board wanted to understand how our stockholders would view that action and whether they would consider it superior to the adoption of a right to act by written consent.

2016 Outreach.    To obtain feedback specific to this proposed action, in early 2016, we contacted 20 stockholders representing approximately 51% of our outstanding shares and spoke with 18 stockholders representing just over 50% of our shares, including many stockholders who had provided their views during our initial outreach. Mr. von Schack led conversations with five of our top six stockholders. The remaining calls were conducted by the management team that participated on the calls with Mr. von Schack, which included the CFO, the Corporate Secretary and the Vice President of Investor Relations.

The results of these conversations were as follows:

•	All of these stockholders approved of the Board’s engagement process and efforts to incorporate stockholders’ perspectives into its decision-making process.

•	All but one of these stockholders said they considered the Board lowering the special meeting threshold in lieu of adopting a written consent right to be responsive to the vote on the 2015 proposal.

During our 2016 outreach, the one stockholder who said that it had voted for the 2015 proposal and would still prefer to have both special meeting and written consent rights indicated that it appreciated the Board’s thoughtful process to address the feedback received during the 2015 outreach conversations. This stockholder believed the Board was responsive to the vote on the 2015 proposal.

In light of the feedback received during the outreach, indicating that lowering the threshold required to call a special meeting is superior to the adoption of a right to act by written consent and also having considered the factors listed below, in February 2016, the Board amended our Bylaws to lower the threshold for the special meeting right from 25% to 15% of our outstanding shares, which remains the current threshold.

The existing right to call a special meeting is preferable and is set at an appropriate threshold.

Our existing stockholder right to call special meetings allows stockholders to propose actions without waiting for the Company’s next Annual Meeting. A special meeting set at an appropriate threshold is preferable to action by written consent because a meeting allows all stockholders to participate in, and discuss the merits of, a proposed action, and

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allows the Board to make a thoughtful recommendation about the action. As a result, a strong stockholder special meeting right is better suited to a culture of transparency and good corporate governance.

The Board continues to believe that having a special meeting right at 15% strikes the right balance for the Company, as it is a low enough threshold to provide a meaningful right for stockholders to act between annual meetings yet high enough to prevent a single stockholder (or small group of stockholders) from acting without broad stockholder support. The Company has a history of having significant concentration amongst its top stockholders. Over the past decade, the Company has always had at least one stockholder with ownership at or above approximately 8%, and approximately two-thirds of the time, the Company has had at least one stockholder with ownership above 10%. Four different institutions have owned at least 10% of the Company’s stock at some point during that same period.

In addition, at the present time, only 18% of S&P 500 companies maintain a special meeting right with a threshold at or below 15%, providing additional confidence to the Board that a special meeting right with a threshold of 15% is in line with the Company’s strong corporate governance structures.

We have a strong corporate governance structure and record of accountability.

Our current corporate governance structure reflects a significant and ongoing commitment to strong and effective governance practices and a willingness to be responsive and accountable to our stockholders. We regularly assess and refine our corporate governance policies and procedures to take into account evolving best practices and to address feedback provided by our stockholders during our regular engagement with them. The Board firmly believes that the company’s strong corporate governance practices are a key enabler of the exceptional and sustainable value that the Company has created for stockholders.

In addition to adopting a special meeting right in 2014, and expanding that right in 2016, we have implemented numerous other corporate governance measures to ensure the Board remains accountable to stockholders, provide our stockholders with a meaningful voice in the nomination and election of directors, ensure the ability to communicate with directors, and promote the consideration of stockholder views. For example:

•

Annual Election of Directors and Majority Voting in Director Elections – All of our directors stand for re-election at each annual meeting. Directors must be elected by a majority vote in an uncontested election, and a director who fails to receive the required number of votes for re-election must tender his or her written resignation for consideration by the Board.

•	Substantial Majority of the Board is Independent – The Board is composed entirely of independent directors, other than the Chief Executive Officer.

•

Lead Independent Director – We have a Lead Independent Director with defined and significant responsibilities. Based on feedback from stockholders, in 2019 the responsibilities of the Presiding Director position were further expanded and the position was renamed Lead Independent Director. Our Lead Independent Director provides strong independent leadership of our Board by, among other things, presiding at executive sessions in connection with every Board meeting and approving Board meeting agendas and meeting schedules.

•

Board Refreshment – The Board has added five new directors over the past six years. These additions are the result of a thoughtful process that has involved the participation of all directors and occasionally an executive search firm to assist in evaluating candidates. This process is designed to ensure that our Board benefits from fresh perspectives, diversity of thought and a collective skill set that is aligned with the needs of our business.

•

Proxy Access – In 2016, the Board amended our Bylaws to implement proxy access. Under our Bylaws, a stockholder or a group of up to 30 stockholders owning at least 3% of our outstanding common stock continuously for at least three years may nominate and include in our proxy materials up to the greater of two director candidates or 20% of the Board. This right provides an avenue for stockholder action that is incremental to our special meeting right and further reduces the need for stockholders to act by written consent.

•

Eliminating Supermajority Voting – In 2013, in response to a non-binding stockholder proposal at the 2012 Annual Meeting of Stockholders, the Board recommended and stockholders approved amendments to our Certificate of Incorporation to eliminate the supermajority voting provision. The Board subsequently eliminated the supermajority voting provision from our Bylaws as well.

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•	No Stockholder Rights Plan – We do not have a stockholder rights plan, or so-called “poison pill.”

•

Stockholder Engagement – Stockholders can communicate directly with the Board and/or individual directors, and we regularly engage with our investors to solicit views on important issues such as our governance practices, executive compensation program, and our stockholders’ rights. For the past several years, we have reached out to over 50% of our outstanding stock annually to discuss areas of interest, with feedback reported back to the Board to directly inform Board decisions.

Consistent with its current practice, the Board will continue to engage with its stockholders on corporate governance measures and evaluate appropriate changes to our governance structure, policies, and practices that will serve the best interests of the Company and our stockholders.

In summary, in light of the existing and carefully considered special meeting right, as well as the Board’s continuing commitment to ensuring effective corporate governance, the Board believes that this proposal is unnecessary and not in the best interests of stockholders.

THE BOARD RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL REGARDING ACTION BY WRITTEN CONSENT.

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Additional Information.    Our Bylaws, Governance Guidelines and charters of each of the Audit Committee and Compensation Committee are posted on our website at www.edwards.com under “Investors—Corporate Governance.” Our Global Business Practice Standards (applicable to all of the Company’s employees, executive officers and directors) are posted at www.edwards.com under “About Us—Corporate Responsibility.” In addition, our Sustainability Report is posted on our website at www.edwards.com under “About Us—Corporate Responsibility.” References to our website throughout this Proxy Statement are provided for convenience only and the content on our website does not constitute a part of this Proxy Statement.

Delinquent Section 16(a) Reports.    To our knowledge, all reports that were required to be filed during 2019 by our executive officers, directors and beneficial owners of more than 10% of our common stock under Section 16 of the Exchange Act were filed on a timely basis, except for a Form 4 for Mr. Ullem relating to a special grant of RSUs that occurred on February 21, 2019.

Related Persons Transactions.    Under the Audit Committee charter, the Audit Committee is responsible for reviewing and approving or ratifying all transactions with related persons that are required to be disclosed pursuant to Item 404(a) of Regulation S-K adopted by the SEC. Related persons include our executive officers and directors, nominees for directors, 5% or more beneficial owners of our common stock, and immediate family members of these persons. Transactions involving amounts paid by the Company or its subsidiaries in excess of $120,000 and in which the related person has a direct or indirect material interest are referred to as “related person transactions.” The Audit Committee will generally consider all relevant factors when determining whether to approve or ratify a related person transaction. The Audit Committee reviewed and approved the following related person transaction: Mr. Bobo’s son has been working for the Company, for a number of years, in a business unit not under Mr. Bobo’s direction. In 2019, his total compensation surpassed the $120,000 reporting threshold.

Indemnification of Directors and Officers.    Pursuant to our Certificate of Incorporation, we indemnify our directors and officers to the fullest extent permitted by law. We have also entered into indemnification agreements with each of our directors and executive officers that contractually commit us to provide this indemnification to him or her.

Deadline for Receipt of Stockholder Proposals and Director Nominations for the 2021 Annual Meeting

Proposals for Inclusion in Proxy Materials.    In order for a stockholder proposal to be eligible for inclusion in our proxy statement for the 2021 annual meeting, the written proposal must be received by the Corporate Secretary of the Company at its principal executive offices at the address below no later than November 25, 2020 and must comply with the requirements of the Rule 14a-8 under the Exchange Act.

Director Nominations for Inclusion in Proxy Materials.    Under the Company’s proxy access right, a stockholder, or a group of up to 30 stockholders, owning at least 3% of our outstanding shares continuously for at least three years, is permitted to nominate up to the greater of two directors or 20% of our Board for inclusion in our proxy statement, provided that the stockholder(s) and the nominee(s) satisfy the requirements in our Bylaws. In order for a stockholder to nominate a director for election to our Board for inclusion in our proxy statement for the 2021 annual meeting, written notice must be received by the Corporate Secretary of the Company at its principal executive offices at the address below no earlier than October 26, 2020 and no later than November 25, 2020. Other specifics regarding the content of the notice and certain other eligibility and procedural requirements, can be found in Section 10 of Article I of our Bylaws.

Proposals and Director Nominations Not Intended for Inclusion in Proxy Materials.    In order for a stockholder to present a proposal or nominate a director for election to our Board at our 2021 annual meeting, but not have such proposal or nomination included in the proxy statement for our 2021 annual meeting, written notice of the proposal or director nomination(s) must be received by the Corporate Secretary of the Company at its principal executive offices at the address below no earlier than January 7, 2021 and no later than February 6, 2021. However, if the date of the 2021 annual meeting is a date that is not within 25 days before or after May 7, 2021 (the anniversary date of the Annual Meeting), written notice must be received no later than the close of business on the 10th calendar day after the first to occur of the day on which notice of the 2021 annual meeting is mailed or public disclosure of the date of the 2021 annual meeting is made. Other specifics regarding the notice procedures, including the required content of the notice, can be found in Section 9 of Article I (with respect to stockholder proposals) and Section 2 of Article I (with respect to director nominations) of our Bylaws.

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Our Bylaws require that a stockholder must provide certain information concerning the proposing person, the nominee and the proposal, as applicable. Nominations and proposals not meeting the requirements set forth in our Bylaws will not be entertained at the 2021 annual meeting. Stockholders should contact the Corporate Secretary of the Company in writing at One Edwards Way, Irvine, California 92614 to obtain additional information as to the proper form and content of stockholder nominations or proposals.

Annual Report on Form 10-K.    The Company will furnish without charge to each person whose proxy is solicited, upon the written request of such person, a copy of the 2019 Annual Report as filed with the SEC, including the financial statements and financial statement schedules (upon request, exhibits thereto will be furnished subject to payment of a specified fee). Requests for copies of such report should be directed to: Edwards Lifesciences Corporation, Attention: Corporate Secretary, One Edwards Way, Irvine, California 92614.

Delivery of Proxy Materials.    We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, stockholders of record who have the same address and last name and did not receive a Notice or otherwise receive their Proxy Materials electronically will receive only one copy of the Proxy Materials unless we receive contrary instructions from one or more of such stockholders. Upon oral or written request, we will deliver promptly a separate copy of the Proxy Materials to a stockholder at a shared address to which a single copy of the Proxy Materials was delivered. If you are a stockholder of record at a shared address to which we delivered a single copy of the Proxy Materials and you desire to receive a separate copy of the Proxy Materials for the Annual Meeting or for our future meetings, or if you are a stockholder at a shared address to which we delivered multiple copies of the Proxy Materials and you desire to receive one copy in the future, please submit your request to Computershare at P.O. Box 30170, College Station, Texas 77842-3170, (800) 446-2617. If you are a beneficial stockholder, please contact your bank, broker or other nominee directly if you have questions, require additional copies of the Proxy Materials, wish to receive multiple reports by revoking your consent to householding or wish to request single copies of the Proxy Materials in the future.

By Order of the Board of Directors,

Linda J. Park

Vice President, Associate General Counsel,

and Corporate Secretary

ALL STOCKHOLDERS ARE URGED TO SUBMIT THEIR PROXIES PROMPTLY.

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APPENDIX A

EDWARDS LIFESCIENCES CORPORATION

Non-GAAP Financial Information

We report our financial results in accordance with Generally Accepted Accounting Principles (“GAAP”). We also use non-GAAP historical financial measures. The Company uses the term “adjusted sales” or “underlying growth rate” when referring to non-GAAP sales information, which excludes foreign exchange fluctuations, the conversion to a consignment inventory system for surgical structural heart (“Surgical”), the positive impact of TAVR stocking sales in Germany and the negative impact of de-stocking, and includes the prior year sales results of a business acquired in the current year.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results, and evaluating current performance. These non-GAAP financial measures are used in addition to, and in conjunction with, results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations by investors that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting the Company’s business and facilitate comparability tohistorical periods.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A reconciliation of the non-GAAP historical financial measure used herein to the most comparable GAAP measure is provided in the table below.

Fluctuations in exchange rates impact the comparative results and sales growth rates of the Company’s underlying business. Management believes that excluding the impact of foreign exchange rate fluctuations from its sales growth provides investors a more useful comparison to historical financial results. The impact of foreign exchange rate fluctuations has been detailed in the “Reconciliation of Sales” table below.

The items described below are adjustments to the GAAP financial results in the reconciliation that follows:

Surgical Consignment Conversion.    In 2018, the Company recorded a sales return reserve of $82.5 million, related to its conversion to a consignment inventory system for surgical heart valves.

TAVR Germany Stocking Sales.    In 2017, the Company recorded $61.8 million in net stocking sales to customers in Germany, as these customers elected to purchase additional inventory in anticipation of a potential supply interruption resulting from intellectual property litigation. In 2018, these customers consumed on a net basis $8.0 million of their stocking inventory.

RECONCILIATION OF SALES

(in millions, except percentage data)

					2018 Adjusted

Sales (YTD)	YTD 4Q 2019	YTD 4Q 2018	Change	GAAP Growth Rate*	CASMED Acquisition	Surgical Consignment Conversion	Germany Stocking	FX Impact	YTD 4Q 2018 Adjusted Sales	Underlying Growth Rate*

Total	$4,348.0	$3,722.8	$625.2	16.8%	$15.3	$82.5	$8.0	$(56.4)	$3,772.2	15.3%

*	Numbers may not calculate due to rounding.

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APPENDIX B

EDWARDS LIFESCIENCES CORPORATION

2020 Nonemployee Directors Stock Incentive Program

Article 1.	Establishment, Objectives, and Duration

1.1.

Establishment of the Program. Edwards Lifesciences Corporation, a Delaware corporation (hereinafter referred to as the “Company”), hereby adopts the 2020 Nonemployee Directors Stock Incentive Program (hereinafter referred to as the “Program”), as set forth in this document, effective as of February 20, 2020 (the “Effective Date”). The Program permits the grant of Nonqualified Stock Options, Stock Issuances, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights.

1.2.

Objectives of the Program. The objectives of the Program are to optimize the profitability and growth of the Company through long-term incentives which are consistent with the Company’s goals and which link the personal interests of Participants to those of the Company’s stockholders. The Program is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

1.3.

Duration of the Program. The Program shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board to amend or terminate the Program at any time pursuant to Article 16 hereof, until all Shares subject to it shall have been purchased or acquired according to the Program’s provisions.

Article 2.	Definitions

Whenever used in the Program, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1.

“Annual Retainer” means the fixed annual fee of a Nonemployee Director in effect on the first day of the year in which such Annual Retainer is payable for services to be rendered as a Nonemployee Director of the Company. The Annual Retainer does not include meeting or chairmanship fees.

2.2.	“Award” means, individually or collectively, a grant under this Program of Nonqualified Stock Options, Stock Issuances, Restricted Stock, Restricted Stock Units, or Stock Appreciation Rights.

2.3.	“Award Agreement” means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Program.

2.4.	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.5.	“Change in Control” of the Company shall mean the occurrence of any one of the following events:

(a)

Any “Person”, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, and any trustee or other fiduciary holding securities under an employee benefit plan of the Company or such proportionately owned corporation), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; or

(b)

During any period of not more than twenty-four (24) months, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2.5(a), 2.5(c), or 2.5(d) of this Section 2.5) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of

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APPENDIX B

the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

(c)

The consummation of a merger or consolidation of the Company with any other entity, other than: (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than thirty percent (30%) of the combined voting power of the Company’s then outstanding securities; or

(d)

The Company’s stockholders approve a plan of complete liquidation or dissolution of the Company, or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect.

2.6.	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7.

“Committee” means the Compensation and Governance Committee and any successor thereto or any other committee appointed by the Board to administer Awards to Participants, as specified in Article 3 herein. To the extent the Board determines it will administer this Program, references to the Committee shall mean the Board.

2.8.	“Company” means Edwards Lifesciences Corporation, a Delaware corporation, and any successor thereto as provided in Article 19 herein.

2.9.

“Disability” means the inability of the Participant to attend any meetings of the Board or a Committee thereof for a period of twenty-six (26) weeks by reason of a medically determinable physical or mental impairment or the resignation or replacement of the Participant as a member of the Board by reason of such impairment.

2.10.	“Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.

2.11.	“Employee” means an employee of the Company or of a Subsidiary of the Company.

2.12.	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.13.

“Fair Market Value” means the closing price of a Share on the New York Stock Exchange (or the principal exchange on which the Shares are then traded, if not the New York Stock Exchange) on the date as of which such value is being determined or, if there shall be no reported transactions in the Shares on such exchange for such date, on the next preceding date for which such transactions were reported on such exchange.

2.14.	“Nonemployee Director” means a member of the Company’s Board who is not an Employee of the Company.

2.15.	“Nonqualified Stock Option” or “Option” means an option to purchase Shares granted under Article 6 or Article 11 herein and which is not intended to meet the requirements of Code Section 422.

2.16.	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.17.	“Participant” means a Nonemployee Director who has been selected to receive an Award or who has outstanding an Award granted under the Program.

2.18.

“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

2.19.	“Restricted Stock” means an Award granted to a Participant pursuant to Article 8 herein.

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APPENDIX B

2.20.	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 9 herein.

2.21.	“Shares” means the shares of common stock of the Company.

2.22.	“Stock Appreciation Right” means an Award granted to a Participant pursuant to Article 10 herein.

2.23.	“Stock Issuance” means an Award granted to a Participant pursuant to Article 7 herein.

2.24.

“Subsidiary” means any business, whether or not incorporated, in which the Company beneficially owns, directly or indirectly through another entity or entities, securities or interests representing more than fifty percent (50%) of the combined voting power of the voting securities or voting interests of such business.

Article 3.	Administration

3.1.

General. The Program shall be administered by the Compensation and Governance Committee of the Board, or by any other Committee appointed by the Board for such purpose (or the Board itself if the Board elects to administer this Program). Any Committee administering the Program shall be comprised entirely of directors. The members of the Committee shall be appointed in accordance with the bylaws of the Company and the charter of such Committee. Members of the Committee may participate in the Program. The Committee shall have the authority to delegate administrative duties to officers, Employees, or directors of the Company; provided that the Committee shall not be able to delegate its authority with respect to granting Awards.

3.2.

Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions of the Program, the Committee shall have the authority to: (a) interpret the provisions of the Program, and prescribe, amend, and rescind rules and procedures relating to the Program; (b) grant Awards under the Program, in such forms and amounts and subject to such terms and conditions as it deems appropriate, including, without limitation, Awards which are made in combination with or in tandem with other Awards (whether or not contemporaneously granted) or compensation or in lieu of current or deferred compensation; (c) subject to Article 16, modify the terms of, cancel and reissue, or repurchase outstanding Awards; (d) prescribe the form of agreement, certificate or other instrument evidencing any Award under the Program; (e) correct any defect or omission and reconcile any inconsistency in the Program or in any Award hereunder; (f) design Awards to satisfy requirements to make such Awards tax-advantaged to Participants in any jurisdiction or for any other reason that the Company desires; and (g) make all other determinations and take all other actions as it deems necessary or desirable for the administration of the Program; provided, however, that no outstanding Option will be (i) amended to lower the exercise price, (ii) canceled, exchanged or surrendered in exchange for cash or other awards for the purpose of repricing the Option, or (iii) canceled, exchanged or surrendered for the purpose of reissuing such Option to a Participant at a lower exercise price (other than, in each case, pursuant to Section 5.4) without the approval of the Company’s stockholders. The determination of the Committee on matters within its authority shall be conclusive and binding on the Company and all other persons. The Committee shall comply with all applicable laws in administering the Program. If and to the extent permitted by law (and subject to Section 3.1 herein), the Committee may delegate its authority as identified herein.

3.3.

Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Program and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, directors, Participants, and their estates and beneficiaries.

Article 4.	Eligibility and Participation

4.1.	Eligibility. Persons eligible to participate in this Program shall be all Nonemployee Directors.

4.2.

Actual Participation. Subject to the provisions of the Program, the Committee may, from time to time, select from all eligible Nonemployee Directors those to whom Awards shall be granted and shall determine the nature and amount of each Award.

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APPENDIX B

Article 5.	Shares Subject to the Program

5.1.

Number of Shares Available for Grants. Subject to adjustment as provided in Section 5.4 herein, the number of Shares hereby reserved for delivery to Participants under the Program shall be Seven Hundred Sixty Six Thousand Six Hundred Fifty (766,650) Shares. Subject to the restrictions for Nonemployee Directors set forth in Article 11, the Committee shall determine the appropriate methodology for calculating the number of Shares issued pursuant to the Program.

5.2.	Type of Shares. Shares issued under the Program in connection with Awards may be authorized and unissued Shares or issued Shares held as treasury Shares.

5.3.	Reuse of Shares.

(a)

General. In the event of the expiration or termination (by reason of forfeiture, expiration, cancellation, surrender, failure to vest or otherwise) of any Award under the Program, that number of Shares that was subject to the Award but not delivered shall again be available for subsequent Awards under the Program.

(b)

Restricted Stock. In the event that Shares are delivered under the Program as Restricted Stock and are thereafter forfeited or reacquired by the Company pursuant to rights reserved upon the grant thereof, such forfeited or reacquired Shares shall again be available as Awards under the Program.

(c)

Stock Appreciation Rights. Upon exercise of any Stock Appreciation Right, the Share reserve under Section 5.1 shall be reduced by the gross number of Shares as to which such Stock Appreciation Right is exercised.

5.4.

Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under Section 5.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Program and in the number and/or class of Shares subject to Awards to be granted to Nonemployee Directors under Article 11 (including the applicable limits set forth in Article 11), as shall be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number. In a stock-for-stock acquisition of the Company, the Committee may, in its sole discretion, substitute securities of another issuer for any Shares subject to outstanding Awards.

Article 6.	Stock Options

6.1.	Grant of Options.

(a)

Subject to the terms and provisions of the Program, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

(b)

All Options under the Program shall be granted in the form of nonqualified stock options as no Option under the Program may be granted in the form of an incentive stock option as defined under the provisions of Code Section 422.

6.2.

Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine.

6.3.

Option Price. The Option Price for each grant of an Option under this Program shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

6.4.

Duration of Options. Unless the Committee determines otherwise, the term of each Option shall expire on the seventh (7th) anniversary date of its grant, subject to such provisions for earlier expiration as the Committee may specify in accordance with Section 6.8 (relating to termination of directorship) or otherwise.

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APPENDIX B

6.5.

Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6.

Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise (or such other form of notice as the Company may specify) to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, or compliance with such procedures as the Company may establish for notifying the Company, either directly or through an on-line internet transaction with a brokerage firm authorized by the Company to effect such option exercise, of the exercise of the Option for one or more Shares. Exercise of an Option must be accompanied by full payment for the Shares for which the Option is exercised (or a satisfactory “cashless exercise” notice).

The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering previously acquired Shares (by either actual delivery or attestation) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price; (c) by a cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions and such procedures and limitations as the Company may specify from time to time; (d) by any other means which the Committee determines to be consistent with the Program’s purpose and applicable law; or (e) by a combination of two or more of (a) through (d).

Subject to any governing rules or regulations, including cashless exercise procedures, as soon as practicable after receipt of a notification of exercise and full payment (or a satisfactory “cashless exercise” notice), the Company shall cause to be issued and delivered to the Participant, in certificate form or otherwise, evidence of the Shares purchased under the Option(s).

6.7.

Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8.

Termination of Directorship. Each Participant’s Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s service to the Company as a Nonemployee Director. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9.

Nontransferability of Options. Except as otherwise provided in a Participant’s Award Agreement, no Option granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all Options granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

6.10.

Substitution of Cash. Unless otherwise provided in a Participant’s Award Agreement, and notwithstanding any provision in the Program to the contrary (including but not limited to Section 16.2), in the event of a Change in Control in which the Company’s stockholders holding Shares receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, the Committee shall have the authority to require that any outstanding Option be surrendered to the Company by a Participant for cancellation by the Company, with the Participant receiving in exchange a cash payment from the Company within ten (10) days of the Change in Control. Such cash payment shall be equal to the number of Shares under Option, multiplied by the excess, if any, of the fair market value of a Share on the date the Change in Control occurs, over the Option Price.

Article 7.	Stock Issuances

7.1.

Stock Issuance Awards. Subject to the terms and provisions of the Program, the Committee may issue Shares as fully vested shares (“Stock Issuances”) in such number and upon such terms as shall be determined by the Committee.

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APPENDIX B

7.2.	Consideration. A Stock Issuance may be awarded in consideration for cash, past services rendered to the Company or an affiliate or for such other consideration as determined by the Committee.

Article 8.	Restricted Stock

8.1.

Grant of Restricted Stock. Subject to the terms and provisions of the Program, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

8.2.

Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

8.3.

Restriction on Transferability. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Program shall be available during his or her lifetime only to such Participant.

8.4.

Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Program as it may deem advisable including, without limitation, any or all of the following:

(a)	A required period of service with the Company, as determined by the Committee, prior to the vesting of Shares of Restricted Stock.

(b)

A requirement that Participants forfeit (or in the case of Shares sold to a Participant, resell to the Company at his or her cost) all or a part of Shares of Restricted Stock in the event of termination of his or her service as a Nonemployee Director during the Period of Restriction.

(c)

A prohibition against such Participants’ dissemination of any secret or confidential information belonging to the Company, or the solicitation by Participants of the Company’s Employees for employment by another entity.

Shares of Restricted Stock awarded pursuant to the Program shall be registered in the name of the Participant and if such Shares are certificated, in the sole discretion of the Committee, such certificate may be deposited in a bank designated by the Committee or with the Company. The Committee may require a stock power endorsed in blank with respect to Shares of Restricted Stock whether or not certificated.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Program shall become freely transferable (subject to any restrictions under any applicable securities law) by the Participant after the last day of the applicable Period of Restriction.

8.5.

Voting Rights. Unless the Committee determines otherwise, Participants holding Shares of Restricted Stock issued hereunder shall be entitled to exercise full voting rights with respect to those Shares during the Period of Restriction.

8.6.

Dividends and Other Distributions. Unless the Committee determines otherwise, during the Period of Restriction, Participants holding Shares of Restricted Stock issued hereunder shall be entitled to regular cash dividends paid with respect to such Shares. The Committee may apply any restrictions to the dividends that the Committee deems appropriate.

8.7.

Termination of Directorship. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to vest in previously unvested Shares of Restricted Stock following termination of the Participant’s service to the Company as a Nonemployee Director. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Program, and may reflect distinctions based on the reasons for termination.

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APPENDIX B

Article 9.	Restricted Stock Units

9.1.

Restricted Stock Units Awards. Subject to the terms and conditions of the Program, the Committee may, at any time and from time to time, issue Restricted Stock Units which entitle the Participant to receive the Shares underlying those units following the lapse of specified restrictions (whether based on the achievement of designated performance goals or the satisfaction of specified services or upon the expiration of a designated time period following the vesting of the units).

9.2.

Restricted Stock Units Award Agreement. Each Restricted Stock Units award shall be evidenced by a Restricted Stock Units Award Agreement that shall specify the vesting restrictions, the number of Shares subject to the Restricted Stock Units award, and such other provisions as the Committee shall determine.

9.3.

Restrictions. The Committee shall impose such other conditions and/or restrictions on the issuance of any Shares under the Restricted Stock Units granted pursuant to the Program as it may deem advisable including, without limitation, any or all of the following:

(a)	A required period of service with the Company, as determined by the Committee, prior to the issuance of Shares under the Restricted Stock Units award.

(b)	A requirement that the Restricted Stock Units award be forfeited in whole or in part in the event of termination of the Participant’s services as a Nonemployee Director during the vesting period.

(c)

A prohibition against such Participants’ dissemination of any secret or confidential information belonging to the Company, or the solicitation by Participants of the Company’s Employees for employment by another entity.

Except as otherwise provided in this Article 9, Shares subject to Restricted Stock Units under the Program shall be freely transferable (subject to any restrictions under applicable securities law) by the Participant after receipt of such shares.

9.4.

Stockholder Rights. Participants holding Restricted Stock Units issued hereunder shall not have any rights with respect to Shares subject to the award until the award vests and the Shares are issued hereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom Shares, on outstanding Restricted Stock Units awards, subject to such terms and conditions as the Committee may deem appropriate.

9.5.

Termination of Directorship. Each Restricted Stock Units Award Agreement shall set forth the extent to which the Participant shall have the right to vest in previously unvested Shares subject to the Restricted Stock Units award following termination of the Participant’s service to the Company as a Nonemployee Director. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Restricted Stock Unit awards issued pursuant to the Program, and may reflect distinctions based on the reasons for termination.

Article 10.	Stock Appreciation Rights

10.1.

Stock Appreciation Rights Awards. Subject to the terms and conditions of the Program, the Committee may issue a Stock Appreciation Rights award which shall entitle the Participant to receive upon exercise a payment in cash or Shares underlying the exercised award equal to the excess (if any) of (a) the Fair Market Value of the Shares on the date of exercise over (b) the aggregate base price in effect for such Shares. A Stock Appreciation Right shall become exercisable during such times and subject to such conditions as shall be determined by the Committee, in its sole discretion.

10.2.

Stock Appreciation Rights Agreement. Each Stock Appreciation Rights award shall be evidenced by a Stock Appreciation Rights Award Agreement that shall specify the vesting restriction, the number of Shares subject to the award and such additional terms and conditions as the Committee shall determine.

10.3.

Base Price. The base price for each grant of a Stock Appreciation Right under this Program shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the award is granted.

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APPENDIX B

10.4.

Nontransferability of Stock Appreciation Rights. Except as otherwise provided in a Participant’s Award Agreement, no Stock Appreciation Right granted under this Article 10 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all Stock Appreciation Rights granted to a Participant under this Article 10 shall be exercisable during his or her lifetime only by such Participant.

Article 11.	Automatic Awards to Nonemployee Directors

11.1.	[Intentionally Omitted.]

11.2.	Annual Awards.

(a)

Unless otherwise determined by the Committee, each Nonemployee Director shall receive annually, effective as of the day following each annual meeting of the Company’s stockholders an award as follows (the “Annual Award”):

(i)	An Option for up to forty thousand (40,000) Shares, or

(ii)	A Restricted Stock Units award for up to sixteen thousand (16,000) Shares, or

(iii)

A combination of an Option and Restricted Stock Units award, provided that in no event may the total value of the Option and Restricted Stock Units award subject to such combined award exceed two hundred forty thousand dollars ($240,000). The Committee shall have the sole discretion to determine the amount and type of award for each year and to change the maximum grant date value set forth in the preceding sentence from year to year if it determines that a change is advisable; provided, however, that in the event of a combined Annual Award to a Nonemployee Director for a particular year in no event shall the total number of shares subject to the Option component of such award for the Nonemployee Director for that year exceed the limit in clause (i) above and in no event shall the total number of shares subject to the Restricted Stock Units component of such award for the Nonemployee Director for that year exceed the limit in clause (ii) above. For such purposes, the value of the Annual Award shall be calculated as follows: (A) the value of an Option shall be equal to the fair value of an option share as estimated on the date of grant under a valuation model approved by Financial Accounting Standards Board (“FASB”) for purposes of the Company’s financial statements under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor provision); and (B) the value of a Restricted Stock Unit shall be equal to the Fair Market Value of the Share on the award date.

(b)

Each Annual Award shall vest upon the first to occur of (i) the Participant’s completion of one (1) year of Board service measured from the award date or (ii) the next annual meeting of the Company’s stockholders that occurs after the calendar year in which the Annual Award is granted (or such longer period as determined by the Committee). Each Annual Award shall become fully vested in the event of the Participant’s death or Disability.

(c)

Notwithstanding any other provision of the Program to the contrary, the Shares acquired under an Annual Award (net of any Shares sold to cover the exercise price and applicable taxes due in connection with the exercise or settlement of the award) may not be sold, transferred or otherwise disposed of prior to the Participant’s cessation of Board service.

(d)	All additional terms of an Annual Award will be as set forth in Articles 6 and 9, as applicable, or as set forth in the specific Award Agreement governing such award.

11.3.	Annual Retainer Election.

(a)

Subject to the terms and provisions of the Program and any other restrictions set out by the Committee in its sole discretion, the Committee may permit each Nonemployee Director to elect to receive all or a portion of his or her Annual Retainer in the form of Options or Restricted Stock to be issued as of the first day on which such Annual Retainer is otherwise due and payable (the “Conversion Date”) and using the Fair Market Value of a Share as of the Conversion Date as the Option Price of the Options.

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APPENDIX B

(b)

If conversion elections are permitted by the Committee, each irrevocable election shall be made in accordance with such rules as the Committee may determine in its sole discretion which shall be consistent with the requirements of Code Section 409A and the Treasury Regulations and rulings promulgated thereunder. Except as may otherwise be determined by the Committee, in the event of a Participant’s election to receive an Option in lieu of his Annual Retainer, the number of shares subject to the Option shall be determined by dividing that portion of the Annual Retainer to be paid in the form of the Option by the Fair Market Value of a Share on the Conversion Date and multiplying the quotient by four (4). In the event of a Participant’s election to receive Restricted Stock in lieu of an Annual Retainer, the number of Shares of such Restricted Stock shall be determined by dividing that portion of the Annual Retainer to be paid in the form of Shares of Restricted Stock by the Fair Market Value of a Share on the Conversion Date. In the event the preceding formula would result in a fractional Share being issued or subject to an Option, the number of Shares subject to the issuance or Option shall be rounded up to the nearest whole Share.

(c)

Restricted Stock granted pursuant to this Section 11.3 shall vest upon the first to occur of (i) the Participant’s completion of one (1) year of Board service measured from the grant date or (ii) the next annual meeting of the Company’s stockholders at which Board members are to be elected. Each Annual Award shall become fully vested in the event of the Participant’s death or Disability.

(d)

Any portion of a Nonemployee Director’s Annual Retainer for which an election has not been made pursuant to this Section 11.3, shall be paid in cash to such Nonemployee Director at such time or times as payments thereof are customarily made by the Company.

(e)

All additional terms of an Award received as a result of the election described herein will be as set-forth in Sections 6 and 7, as applicable, or as set forth in the specific Award Agreement governing such Award.

Article 12.	Beneficiary Designation

Each Participant under the Program may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Program is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 13.	Deferrals

The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option, or Stock Appreciation Right or the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals which shall be consistent with the requirements of Code Section 409A and the Treasury Regulations and rulings promulgated thereunder.

Article 14.	Rights of Participants

14.1.

Directorship. Nothing in the Program or any Award Agreement shall interfere with or limit in any way the right of the Company to terminate at any time any Participant’s service to the Company as a Nonemployee Director, nor confer upon any Participant any right to continue in the service of the Company.

14.2.	Participation. No Nonemployee Director shall have the right to be selected to receive an Award under this Program, or, having been so selected, to be selected to receive a future Award.

Edwards Lifesciences Corporation	2020 Proxy Statement	B-9

APPENDIX B

Article 15.	Change in Control

Upon the occurrence of a Change in Control and notwithstanding the terms of any Award Agreement, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(a)

Any and all Options granted hereunder shall become immediately exercisable, and shall terminate upon the earlier of (i) the third anniversary of the Participant’s date of termination of service or (ii) expiration of the Option term.

(b)	Any restriction periods and restrictions imposed on Awards shall lapse.

Article 16.	Amendment, Modification, and Termination

16.1.

Amendment, Modification, and Termination. Subject to the terms of the Program including Section 16.2, the Board may at any time and from time to time, alter, amend, suspend or terminate the Program in whole or in part. However, stockholder approval shall be required for any amendment of the Program only to the extent required by applicable law.

16.2.

Awards Previously Granted. Notwithstanding any provision of the Program or of any Award Agreement to the contrary (but subject to Section 6.10 hereof), no termination, amendment, or modification of the Program or amendment of an Award previously granted under the Program shall adversely affect in any material way any Award previously granted under the Program, without the express consent of the Participant holding such Award.

Article 17.	Compliance with Applicable Law and Withholding

17.1.

General. The granting of Awards and the issuance of Shares under the Program shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding anything to the contrary in the Program or any Award Agreement, the following shall apply:

(a)

The Company shall have no obligation to issue any Shares under the Program if such issuance would violate any applicable law or any applicable regulation or requirement of any securities exchange or similar entity.

(b)

Prior to the issuance of any Shares under the Program, the Company may require a written statement that the recipient is acquiring the Shares for investment and not for the purpose or with the intention of distributing the Shares and that the recipient will not dispose of them in violation of the registration requirements of the Securities Act of 1933.

(c)

With respect to any Participant who is subject to Section 16(a) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to Award or payment under the Program or implement procedures for the administration of the Program which it deems necessary or desirable to comply with the requirements of Rule 16b-3 of the Exchange Act.

(d)

If, at any time, the Company, determines that the listing, registration, or qualification (or any updating of any such document) of any Award, or the Shares issuable pursuant thereto, is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, any Award, the issuance of Shares pursuant to any Award, or the removal of any restrictions imposed on Shares subject to an Award, such Award shall not be granted and the Shares shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company or the Committee otherwise provides.

17.2.	Securities Law Compliance. Transactions under this Program are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act.

17.3.

Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes,

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APPENDIX B

domestic or foreign, required or permitted by law or regulation to be withheld with respect to any taxable event arising as a result of this Program.

17.4.

Share Withholding. Awards payable in Shares may provide that with respect to withholding required upon any taxable event arising thereunder, Participants may elect to satisfy the withholding requirement (or the Committee may require that the tax withholding requirement be satisfied), in whole or in part, by having the Company withhold Shares to satisfy their withholding tax obligations. Unless otherwise provided by the Committee, all elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations, including prior Committee approval, that the Committee, in its sole discretion, deems appropriate.

Article 18.	Indemnification

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Program and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 19.	Successors

All obligations of the Company under the Program with respect to Awards granted hereunder shall, to the extent legally permissible, be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 20.	Legal Construction

20.1.

Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

20.2.

Severability. In the event any provision of the Program shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Program, and the Program shall be construed and enforced as if the illegal or invalid provision had not been included.

20.3.

Governing Law. To the extent not preempted by federal law, the Program, and all Award or other agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Delaware without giving effect to principles of conflicts of laws.

20.4.

Non-Exclusivity of the Program; No Corporate Action Restriction. Nothing in this Program shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Shares, under any other plan or authority. The existence of this Program, the award agreements and the awards granted hereunder shall not limit, affect, or restrict in any way the right or power of the Company or any of its subsidiaries (or any of their respective shareholders, boards of directors or committees thereof (or any subcommittees), as the case may be) to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Company or any subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Company or any subsidiary, (d) any dissolution or liquidation of the Company or any subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Company or any subsidiary, (f) any other

Edwards Lifesciences Corporation	2020 Proxy Statement	B-11

APPENDIX B

award, grant, or payment of incentives or other compensation under any other plan or authority (or any other action with respect to any benefit, incentive or compensation), or (g) any other corporate act or proceeding by the Company or any subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Committee, or the Company or any employees, officers or agents of the Company or any subsidiary, as a result of any such action. Awards need not be structured so as to be deductible for tax purposes.

B-12	Edwards Lifesciences Corporation	2020 Proxy Statement

APPENDIX C

EDWARDS LIFESCIENCES CORPORATION

AMENDMENT OF THE CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

EDWARDS LIFESCIENCES CORPORATION

Edwards Lifesciences Corporation (the “Corporation”), a corporation organized and existing under the laws of the state of Delaware (the “DGCL”), does hereby certify that:

1.

The name under which the Corporation was originally incorporated was CVG Controlled Inc. and the original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 10, 1999.

2.

This Certificate of Amendment amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) filed with the Secretary of State of the State of Delaware on May 16, 2013.

3.

The Certificate of Amendment was duly adopted by the Board of Directors of the Corporation and by the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4.	The first sentence of Article FOURTH of the Certificate of Incorporation be and hereby is amended and restated in its entirety to read as follows:

“The total number of shares of stock which the Corporation shall have authority to issue is One Billion One Hundred Million (1,100,000,000) shares, of which Fifty Million (50,000,000) shares, par value $.01 per share, shall be preferred stock (“Preferred Stock”) and of which One Billion Fifty Million (1,050,000,000) shares, par value $1.00 per share, shall be common stock (the “Common Stock”).”

5.	This Certificate of Amendment shall become effective immediately upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed on its behalf on this                day of May 2020.

EDWARDS LIFESCIENCES CORPORATION

By:
Name:
Title:

Edwards Lifesciences Corporation	2020 Proxy Statement	C-1

EDWARDS LIFESCIENCES CORPORATION ONE EDWARDS WAY IRVINE, CA 92614 ATTN: LINDA J. PARK VOTE BY INTERNET: www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., ET the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site, and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Edwards in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To enroll in electronic delivery of proxy materials, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE: 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., ET the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. You may hold Edwards shares in multiple accounts and therefore receive more than one proxy card or voting instruction form and related materials. Please vote EACH proxy card and voting instruction form that you receive. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E95773-P34055-Z76409 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY EDWARDS LIFESCIENCES CORPORATION The Board of Directors recommends you vote FOR the following nominees: 1. ELECTION OF DIRECTORS For Against Abstain 1a. Michael A. Mussallem 1b. Kieran T. Gallahue 1c. Leslie S. Heisz 1d. William J. Link, Ph.D. 1e. Steven R. Loranger 1f. Martha H. Marsh 1g. Ramona Sequeira 1h. Nicholas J. Valeriani Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date The Board of Directors recommends you vote FOR Proposals 2, 3, 4, and 5. 2. ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS 3. APPROVAL OF THE 2020 NONEMPLOYEE DIRECTORS STOCK INCENTIVE PROGRAM 4. APPROVAL OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FOR THE PURPOSE OF EFFECTING A THREE-FOR-ONE STOCK SPLIT 5. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM The Board of Directors recommends you vote AGAINST Proposal 6. 6. ADVISORY VOTE ON A STOCKHOLDER PROPOSAL REGARDING ACTION BY WRITTEN CONSENT NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. Signature (Joint Owners) Date For Against Abstain For Against Abstain

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E95774-P34055-Z76409 EDWARDS LIFESCIENCES CORPORATION Annual Meeting of Stockholders May 7, 2020 10:00 a.m., PT This proxy is solicited by the Board of Directors The undersigned hereby appoints William J. Link and Michael A. Mussallem as proxies, each with the power to appoint his substitute and with authority in each to act in the absence of the others, to represent and to vote all shares of Edwards Lifesciences Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Edwards Lifesciences Corporation to be held at the corporate headquarters of Edwards Lifesciences Corporation, One Edwards Way, Irvine, California 92614, on Thursday, May 7, 2020, at 10:00 a.m., PT, and any adjournments thereof, on the proposals described in the Proxy Statement in accordance with the instructions on the reverse side, and all other matters properly coming before the meeting. This proxy revokes all proxies previously given by the undersigned to vote at such meeting and any adjournments thereof. This proxy will also serve to instruct the trustee of Edwards Lifesciences Corporation 401(k) Savings and Investment Plan and the Edwards Lifesciences Technology Sarl Retirement Savings Plan (formerly known as the Edwards Lifesciences Corporation of Puerto Rico Savings and Investment Plan) (collectively, the "Plans") to vote in accordance with the instructions on the reverse side all shares held for the undersigned in the Plans. For shares held in the Plans, voting instructions submitted over the Internet, by telephone, or by mail must be received by the Plans' trustee by 11:59 p.m., ET, on Monday, May 4, 2020. The Plans' trustee will vote allocated shares for which it receives no written instructions in the same proportion as the allocated shares for which voting instructions have been received. IMPORTANT This Proxy must be signed and dated on the reverse side if voting by mail. (continued and to be signed on reverse side)